                                                       RULE NO. 424(b)(4)
                                                       REGISTRATION NO. 33-04612

PROSPECTUS
                           U.S. ENERGY SYSTEMS, INC.
                        205,000 SHARES OF COMMON STOCK

                               ----------------

  This Prospectus relates to the offering ("Secondary Offering") by Anchor Capital Company LLC ("Anchor") of 205,000 shares of Common Stock of the Company, such shares of Common Stock (collectively, the "Securities") to be sold from time to time by Anchor (the "Selling Securityholders") following completion of the Primary Offering (as defined below). Concurrently with this Secondary Offering, the Company is offering for sale to the public, by means of a separate prospectus, 3,100,000 shares of Common Stock and 3,100,000 Warrants (the "Primary Offering").

  Anchor has agreed that it will not sell its 205,000 shares of Common Stock without the consent of Gaines, Berland Inc. (the "Representative") for a period of nine months from the date of consummation of the Primary Offering.

  The Company's Common Stock is sporadically traded on the NASD OTC Bulletin Board. Prior to this Secondary Offering, there has been no public market for the Warrants nor has there been an established trading market for the Common Stock. There can be no assurance that such a market will develop for the Securities as a result of this Secondary Offering. The Common Stock and the Warrants have been approved for quotation on the Nasdaq SmallCap Market under the symbols USEY and USEYW, respectively.


                               ----------------

  THESE SECURITIES ARE SPECULATIVE  IN NATURE, INVOLVE A HIGH DEGREE OF RISK
     AND  SUBSTANTIAL DILUTION AND SHOULD  BE CONSIDERED ONLY BY  PERSONS
        WHO CAN AFFORD THE  LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK
           FACTORS" BEGINNING ON PAGE 9.

                               ----------------

THESE SECURITIES HAVE  NOT BEEN APPROVED OR DISAPPROVED BY  THE SECURITIES AND
 EXCHANGE  COMMISSION  OR  ANY  STATE   SECURITIES  COMMISSION  NOR  HAS  THE
  SECURITIES AND  EXCHANGE  COMMISSION  OR ANY  STATE  SECURITIES COMMISSION
  PASSED   UPON  THE   ACCURACY  OR   ADEQUACY  OF   THIS  PROSPECTUS.   ANY
   REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                THE DATE OF THIS PROSPECTUS IS DECEMBER 2, 1996

                             AVAILABLE INFORMATION

  The Company is subject to informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission can be inspected without charge and copied at prescribed rates at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street N.W., Washington, D.C. 20549 and at the Commission's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. The Company's Common Stock is quoted on the NASD OTC Bulletin Board and certain of the Company's reports, proxy materials and other information may be available for inspection at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such web site is http://www.sec.gov.

  The Company has filed with the Commission a Registration Statement on Form SB-2 under the Securities Act of 1933, as amended ("Securities Act"), with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including the exhibits filed as part thereof and otherwise incorporated therein. Copies of the Registration Statement and the exhibits may be inspected, without charge, at the offices of the Commission, or obtained at prescribed rates from the Public Reference Section of the Commission at the address set forth above.

                               ----------------

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE COMMON STOCK OR WARRANTS AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

  OFFERS AND SALES IN CALIFORNIA AND OREGON MAY ONLY BE MADE TO ACCREDITED INVESTORS WHO MEET A SUITABILITY STANDARD OF EITHER (A) $65,000 GROSS ANNUAL INCOME AND AN EXCLUSIVE NET WORTH (NET WORTH EXCLUSIVE OF HOME, HOME FURNISHINGS AND AUTOMOBILES) OF NOT LESS THAN $250,000; OR (B) AN EXCLUSIVE NET WORTH OF $500,000.

  OFFERS AND SALES IN NEW JERSEY MAY BE MADE ONLY TO INVESTORS WHO MEET THE FOLLOWING SUITABILITY STANDARDS: EITHER (A) INDIVIDUAL GROSS ANNUAL INCOME IN EXCESS OF $100,000 AND NET WORTH OF NOT LESS THAN $250,000; OR (B) NET WORTH OF $500,000.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by the more detailed information and financial statements, including notes thereto, appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety. At or prior to the consummation of the Primary Offering, the Company will consummate the following transactions (the "Closing Transactions"): (i) the acquisition of a 95% interest in two geothermal plants known as Steamboat 1 and 1A for $4,741,000 (including $50,000 as a downpayment which was previously paid by the Company) (the "Steamboat Acquisition"), (ii) the acquisition of an 81.5% interest in NRG Company LLC ("NRG") for $265,000, to enable NRG to make a loan of $250,000 to Reno Energy LLC ("Reno Energy"), developer of a district heating project to be fueled by geothermal sources, to secure for NRG an option to obtain a 50% interest in Reno Energy, (iii) the conversion of $500,000 of convertible subordinated debentures (the "Convertible Debentures") into 125,000 shares of Common Stock and 125,000 Warrants (the "Private Warrants") having the same terms and conditions as the Warrants (the "Debenture Conversion") and (iv) the exchange of the 57,500 currently outstanding shares of the Company's Series One Preferred Stock for 205,000 shares of Common Stock (the "Preferred Stock Exchange"). The consummation of the Primary Offering is a condition to the consummation of the Closing Transactions and the consummation of the Closing Transactions is a condition to the consummation of each of the Primary Offering and this Secondary Offering. Accordingly, if any of the Closing Transactions is not consummated, each of the Primary Offering and this Secondary Offering will be terminated. Except as otherwise indicated, all information in this Prospectus assumes no exercise of the Warrants offered hereby or any of the Company's other outstanding options and warrants to purchase Common Stock. Although this Prospectus is written as though the Secondary Offering is concurrent with the Primary Offering, the Secondary Offering will not commence until the Primary Offering has been consummated. All numbers and amounts specified herein reflect a one for forty reverse stock split effective May 6, 1996, unless otherwise indicated.

                                  THE COMPANY

  U.S. Energy Systems, Inc. is engaged in the cogeneration and independent power plant ("IPP") industries as a project developer, owner and operator. Cogeneration is the process of producing two or more energy forms (typically electricity and heat) simultaneously from the same fuel source. A cogeneration facility is a power plant which produces electricity and, simultaneously, recovers waste heat to use in place of heat which would otherwise be made from conventional sources such as furnaces or boilers. An IPP is a power plant which is not owned and operated by a regulated public electric utility company. Frequently, IPPs are cogeneration facilities. Federal and state laws have been promulgated to promote competition in the sale of electric energy and to encourage cogeneration and independent power facilities.

  The Company's strategy is to seek projects requiring power production or cogeneration and to become an equity participant with the owners, developers or other involved parties in return for the Company's expertise in the structuring, design, management and operation of the projects. Often, at the time of the Company's initial involvement, such projects will have advanced beyond the conceptualization stage to a point where the engineering, management and project coordination skills the Company offers are required to proceed. Projects in which the Company is involved or is negotiating to become involved include (a) acquiring and operating existing IPPs and cogeneration facilities in the United States, (b) developing, constructing, and operating new IPPs and cogeneration facilities in the United States and in certain overseas markets,
(c) designing and constructing cogeneration and IPPs for third party owners, and (d) developing, constructing and selling energy-efficient products using cogeneration technology such as non-electric air conditioning.

  As a major element of its strategy, the Company intends to focus on projects such as shopping malls, healthcare centers, food processing centers, hotels and other facilities where large quantities of electricity, air conditioning and hot water are required on a continuous and simultaneous basis. The Company has signed a letter of intent with the owners of Bluebeard's Castle, a large resort and commercial complex in St. Thomas, United States Virgin Islands ("USVI"), to build and operate a 3 megawatt cogeneration plant and a 120,000 gallon per day water recovery system in the resort's property. Under the letter of intent the Company, the resort manager and the resort owners would own the cogeneration plant and water system and share revenues. The Company has received initial funding from the resort owners and the first of six engine generators was installed during September 1996. The Company has also entered into a joint development agreement with the Cowen Investment Group ("Cowen") to develop, build and operate cogeneration plants at shopping malls. Toward this end, the joint venture has been in discussions with two of the major mall owners in the United States. Under the joint development agreement, savings from the cogeneration systems would be shared equally by the mall owners and the joint development company (in which the Company would have a 40% profit interest). Under the joint development agreement, the Company will perform all project development functions other than securing the financing. See "Business--Current Operations and On-Going Projects."

  The Company has a history of losses substantially throughout its existence and, except for the distribution of $20,000 from the Plymouth State College project (described below) in August 1996, has not received any cash distributions from its investments since emerging from bankruptcy in 1993. To provide the Company with a source of revenues to enable it to expand its business, concurrently with the Primary Offering, the Company will acquire, for a total investment of $4,741,000 (including $50,000 as a downpayment which was previously paid by the Company), a 95% interest in two geothermal power plants, known as Steamboat 1 and 1A, in Steamboat Hills, Nevada (the "Steamboat Facilities"). Electricity is produced in geothermal plants by extracting heat from the earth to drive turbines, thereby generating the electricity. Geothermal power is considered a highly environmentally sound method of producing electricity, but it can only be produced in areas where specific geological formations exist. A substantial portion of the net proceeds of the Primary Offering will be used for the Steamboat Acquisition. The Company regards the Steamboat Acquisition as a key element toward achieving its objectives in the independent power plant industry.

  In January 1994, the Company purchased a 50% equity interest in a limited liability company which owns a cogeneration facility in Lehi, Utah. The Company expects the Lehi plant to be operational in the fourth quarter of this fiscal year, provided that it obtains the necessary air quality permits. However, the Company and its partners may decide to sell a portion of the operating machinery and to purchase replacement equipment, thereby increasing the plant's output capacity and efficiency. If such sale and replacement is undertaken, the receipt of operational revenues would be delayed until the second quarter of the next fiscal year. As there are no contracts in effect at this time for the sale of power from this plant, receipt of revenues will also be dependent upon the Company entering into such contracts with customers. See "Business--Current Operations and On-Going Projects--Lehi Cogeneration Project."

  The Steamboat and Lehi projects enable the Company to participate in what it believes is a growing market for independently produced electricity in the western United States. Additionally, in 1994 the Company acquired a 50% interest in a partnership which owns and operates a cogeneration plant which produces 2.5 megawatts of electricity and 25 million British Thermal Units ("BTUs") for heating at Plymouth State College in Plymouth, New Hampshire. The Plymouth facility provides 100% of the electrical and heating requirements for the campus, which is part of the University of New Hampshire system, under a twenty year contract.

  The Company also intends to pursue projects which can utilize waste products or other alternative fuels, such as used motor oil and tires, which provide environmental and ecological benefits and also provide potential for earnings because of low fuel costs. In this regard, the Company will invest $265,000 for 81.5% of NRG. NRG will have an option to acquire 50% of Reno Energy, which plans to develop a pipeline to distribute and sell excess heat available from the geothermal resources in Steamboat Hills, Nevada (the "Reno Project").

  The Company was incorporated in the State of Delaware on May 6, 1981. The executive offices of the Company are located at 515 North Flagler Drive, Suite 202, West Palm Beach, Florida 33401. Its telephone number is (561) 820-9779.

                              CLOSING TRANSACTIONS

  Concurrently with the closing of the Primary Offering, the Company will acquire a 95% interest in Steamboat Envirosystems, L.C. ("Steamboat LLC"), which will purchase the Steamboat Facilities from Far West Electric Energy Fund, L.P. (the current owner of Steamboat 1) and 1-A Enterprises (the current owner of Steamboat 1-A). Far West Capital, Inc., a Utah corporation ("Far West Capital"), will own the remaining 5% of Steamboat LLC. The Company will contribute a total of $4,741,000 (including $50,000 as a downpayment which was previously paid by the Company) to Steamboat LLC from the proceeds of the Primary Offering to enable Steamboat LLC to complete the acquisition, to retire a mortgage and to provide capital for the potential acquisition of certain of the royalty interests to which the Steamboat Facilities are subject and improvements to the plants. See "Business--Current Operation and On-Going Projects--Steamboat Geothermal Power Plants."

  The Debenture Conversion and the Preferred Stock Exchange will also occur concurrently with the Closing of the Primary Offering. These transactions, combined with the repayment of debt to be made with a portion of the proceeds of the Primary Offering, will result in a substantial reduction of the Company's indebtedness. In December 1994 the holders of the Convertible Debentures agreed to allow the Company to defer one-half of interest payments due thereafter until the consummation of an underwritten offering of the Company's securities, when interest payments so accrued would be paid. In March 1996, the Company offered a conversion plan to the debenture holders (the "Debenture Conversion") whereby the holders could convert on a pro rata basis up to $500,000 in face amount for 125,000 shares of Common Stock and 125,000 Private Warrants, with the 18% rate of interest reduced to 9% on the unconverted balance. Twenty-three of the twenty-six debenture holders representing $1,375,000 face amount of the $1,525,000 total have agreed to the Debenture Conversion. The $150,000 in principal amount held by the holders declining the Offer will continue to receive 18% interest, and will not participate in the Debenture Conversion. See "Description of Securities-- Convertible Debentures," "Certain Transaction" and Pro Forma Financial Statements.

                                  THE OFFERING

Securities offered..........
                              205,000 shares of Common Stock. See "Description of Securities."

Common Stock outstanding
 prior to the Primary         439,650 shares
 Offering...................

Common Stock to be
 outstanding after the        3,869,650 shares(1)(2)
 Primary Offering...........

Use of proceeds.............  The Company will receive no proceeds from the sale of the Securities offered hereby.

Nasdaq SmallCap Market
 Symbols....................  Common Stock: USEY
                              Warrants:   USEYW

                                  RISK FACTORS

  The securities offered hereby are speculative and involve a high degree of risk and substantial dilution. Among the principal risks to be considered are:
(i) the Company has incurred and continues to incur substantial losses, (ii) the Company's profitability will be dependent, to a significant extent, on the continued successful operations of the Steamboat Facilities, (iii) prior to the Primary Offering, the Company has significant working capital and stockholders' equity deficits, and (iv) the Company may require additional capital to undertake future projects. See "Risk Factors."
--------
(1) Includes (i) 439,650 shares of Common Stock outstanding prior to the Primary Offering, (ii) 3,100,000 shares of Common Stock being issued pursuant to the Primary Offering, (iii) 125,000 shares of Common Stock to be issued in the Debenture Conversion and (iv) 205,000 shares of Common Stock to be issued in the Preferred Stock Exchange.
(2) Does not include an aggregate of 4,264,975 shares of Common Stock reserved and to be reserved for issuance following completion of the Primary Offering including (i) 291,850 shares issuable on exercise of currently outstanding options and warrants, (ii) 3,845,000 shares issuable on exercise of the Warrants, the Representative's Purchase Option and the Warrants issuable on exercise of the Representative's Purchase Option and the Private Warrants being issued in the Private Placement and the Debenture Conversion and (iii) 128,125 shares issuable upon conversion of Convertible Debentures which will remain outstanding after the Primary Offering.

                             SUMMARY FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

  The Summary Financial Information set forth below is derived from the historical financial statements appearing elsewhere in this Prospectus and should be read in conjunction with such financial statements, including the notes thereto. The Pro Forma Statements of Operations data for the year ended January 31, 1996 and the six months ended July 31, 1996 give effect to the Closing Transactions including the acquisition of a 95% interest in Steamboat LLC and the 81.5% interest in NRG as if they had occurred at the beginning of the periods. The Pro Forma Balance sheet data as at July 31, 1996 give effect to the Offering and to the Closing Transactions as if such transactions had occurred on such date. See Pro Forma Financial Statements, and historical financial statements.

STATEMENT OF OPERATIONS DATA:

                                                                                           SIX MONTHS
                                                       YEAR ENDED                            ENDED
                                  YEAR ENDED           JANUARY 31,   SIX MONTHS ENDED       JULY 31,
                               JANUARY 31, 1996           1995         JULY 31, 1996          1995
                          ---------------------------- ----------- ----------------------- ----------
                          HISTORICAL      PRO FORMA    HISTORICAL  HISTORICAL   PRO FORMA  HISTORICAL
                             USE         USE/SB (1)        USE        USE       USE/SB (1)    USE
                          ----------   --------------- ----------- ----------   ---------- ----------
Revenue                    $   --         $   3,404      $   --     $   --      $   1,919   $   --
                           -------        ---------      -------    -------     ---------   -------
Operating and
 administrative
 expenses:
  Depreciation..........       --               172          --         --             86       --
  Royalty...............       --               528          --         --            372       --
  Other.................       853            1,856        1,006        408           927       421
Interest (2)............       604              106          319        328            41       223
Loss from Joint Ven-
 tures..................        17               17           76         92            92        62
                           -------        ---------      -------    -------     ---------   -------
Income (loss) before in-
 come taxes.............    (1,474)             725       (1,401)      (828)          401      (706)
Income taxes (3)........       --               244          --         --            135       --
                           -------        ---------      -------    -------     ---------   -------
Income (loss) before ex-
 traordinary items......    (1,474)             481       (1,401)      (828)          266      (706)
Preferred dividends.....        21(4)           --           --          29(4)        --        --
                           -------        ---------      -------    -------     ---------   -------
Income (loss) available
 for common stockhold-
 ers*...................   $(1,495)       $     481      $(1,401)   $  (857)    $     266   $  (706)
                           =======        =========      =======    =======     =========   =======
(Loss) per share of Com-
 mon Stock*............    $ (3.41)                      $ (3.38)   $ (1.95)                $ (1.61)
                           =======                       =======    =======                 =======
(Loss) per share of Com-
 mon Stock--Supplemental
 (5)*...................   $ (1.30)                                 $ (0.66)
                           =======                                  =======
Pro forma net income per
 share of Common Stock
  (6)*..................                  $    0.17                             $    0.09
                                          =========                             =========
Shares used in computing
 net income per share of
 Common Stock (6).......   438,773        2,797,292      415,022    439,650     3,014,708   438,296
                           =======        =========      =======    =======     =========   =======

BALANCE SHEET DATA:
                                JULY 31, 1996
                          ----------------------------
                          HISTORICAL   PRO  FORMA (7)
                          ----------   ---------------
                                         AS ADJUSTED
Current assets..........   $    21           $2,988
Investment in joint ven-
 tures..................     1,834            1,781
Loan receivable.........       --               300(8)
Property, plant and
 equipment..............       --             5,015
Total assets............     2,076           10,084
Current liabilities.....     2,815            1,250
Long-term liabilities...     2,818            1,343
Minority interest in
 subsidiaries...........       --               334
Working capital.........    (2,794)           1,738
Stockholders' equity
 (deficit)..............    (3,557)           7,157

--------
  * Before extraordinary item.

(1) Includes (a) adjusted operating results of the Steamboat Facilities for the year ended December 31, 1995, and the six months ended June 30, 1996; (no provision for the minority interest is made until the annual net income of the Steamboat Facilities exceeds $1,800,000), (b) NRG income of 9% interest on a $300,000 loan to Reno Energy less the 18.5% minority interest in NRG,
    (c) elimination of deferred note payable discount, elimination of interest payments on notes payable and bridge loans to be repaid from the proceeds of this Offering, and (d) elimination of interest on $500,000 principal amount of Convertible Debentures converted into Common Stock and Private Warrants, with $875,000 of the remainder paying interest at 9% per annum.
(2) Adjusted for reduction on $875,000 principal amount of Convertible Debenture interest to 9%, and elimination of interest costs on $500,000 principal amount of Convertible Debentures converted into Common Stock and Private Warrants and on bridge loans and notes payable which will have been paid from the proceeds of the Primary Offering. Also adjusts for the elimination of certain unamortized deferred costs of these notes and loans. Three of the 26 holders of Convertible Debentures, representing $150,000 in principal amount, have not agreed to the interest rate reduction from 18% to 9% per annum. Also includes NRG income of 9% interest on $300,000 loan to Reno Energy less the 18.5% minority interest in NRG.
(3) A pro forma provision for income taxes was calculated after providing for a limit on the net operating loss deduction assuming an ownership change had taken place at the beginning of the 1996 fiscal year and the beginning of the six month period ended July 31, 1996.
(4) Provision for dividends on Series One Preferred Stock eliminated as a result of the Preferred Stock Conversion.
(5) Supplemental loss per share is based on the weighted average number of shares outstanding and 518,895 (at January 31, 1996) and 569,767 (at July 31, 1996) of the shares to be issued in the Primary Offering for the repayment of debt.
(6) Pro forma net income per share is based on the weighted average number of shares outstanding, the shares issued in the Debenture Conversion and the Preferred Stock Exchange and shares issued in the Primary Offering to obtain funds required for the acquisition of the Steamboat Facilities, the investment in NRG and the retirement of debt (2,103,779 shares at January 31, 1996 and 2,245,058 shares at July 31, 1996). Assumed exercise of options and warrants have not been reflected as they would be anti-dilutive.
(7) Reflects the sale of Securities offered hereby, the Debenture Conversion, the Preferred Stock Exchange and the anticipated use of proceeds for the Steamboat Acquisition, the NRG investment and the repayment of indebtedness, including accrued interest to November 30, 1996.
(8) The NRG loan to Reno Energy includes $50,000 from funds invested by the minority interests and $250,000 from the funds to be invested by the Company.

                                 RISK FACTORS

  Prospective purchasers of the securities offered hereby should carefully consider the following factors, as well as the information contained elsewhere in this Prospectus.

NO SIGNIFICANT REVENUES; HISTORY OF LOSSES/UNCERTAIN PROFITABILITY; WORKING CAPITAL, CASH FLOW AND SECURITYHOLDERS' EQUITY DEFICITS; AUDITORS' OPINION WITH EXPLANATORY PARAGRAPH

  The Company has a history of losses substantially throughout its existence and, except for the distribution of $20,000 from the Plymouth State College project in August 1996, has not received any cash distributions from its investments since its reorganization in 1993. To date, the Lehi power plant has not been operational. See "Current Operations and On-Going Projects." Although the Company believes that there may be profit and cash flow from the Lehi power plant starting in the fourth quarter of this fiscal year, there can be no assurances that this will occur. Operations at the plant may be delayed until the second quarter of the next fiscal year if the Company decides to sell certain operating machinery and replace it by purchasing equipment that would ultimately increase output capacity and efficiency. The Plymouth cogeneration plant historically had not provided revenues or cash flow to the Company because of costs related to equipment adjustments and operational reserves required by the terms of its financing, and there can be no assurance that any cash flow will be available in the foreseeable future. The Company received a distribution of $20,000 in August 1996.

  For the years ended January 31, 1996 and 1995, the Company incurred net losses of $1,391,000 and $1,316,000 respectively, and for the six months ended July 31, 1996, the Company incurred a net loss of $828,000. At July 31, 1996, as a result of these and earlier accumulated losses, the Company had a working capital deficit of $2,794,000 and a stockholders' equity deficit of $3,557,000. There can be no assurance that the Company will ever be able to generate cash flows sufficient to meet its obligations and sustain operations. The independent auditors' report for the fiscal year ended January 31, 1996 states that these factors raise substantial doubt about the Company's ability to continue as a going concern. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's Financial Statements.

LIMITED AVAILABLE CAPITAL; POSSIBLE NEED FOR ADDITIONAL FINANCING

  While the Company believes that the proceeds from the Primary Offering, together with anticipated cash flow from operations, will be sufficient to meet its anticipated cash requirements for the next twelve months, there is no assurance in this regard. The Company's continued existence will be dependent upon its ability to generate cash flows from its operations sufficient to meet its obligations as they become due. Unless the Company can generate cash flows from operations to fund its working capital needs, the Company will be required to obtain additional equity or debt financing to continue to operate its business. If the Company should require additional capital, there can be no assurance that such capital will be available to the Company, or if available, it would be on terms acceptable to the Company. If additional funds are raised by issuing equity securities, significant dilution to existing stockholders may result. Any inability by the Company to obtain additional financing, if required, will have a material adverse effect on the operations of the Company, including the possible cessation of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

PRIOR BANKRUPTCY; DEFERRED TAXES

  In late 1986, the Company, then called Cogenic Energy Systems, Inc., was impaired by a $2,100,000 judgment resulting from a contractual dispute. Although ultimately settled, the protracted court case caused delays in planned expansion and sales and led to a serious cash shortage. In mid-1989, the Company filed for protection under Chapter 11 of the Bankruptcy Code and a Plan of Reorganization was confirmed by the bankruptcy court in 1993. The Plan required the payment of outstanding taxes. Of those taxes, $110,000 was required to be paid upon the merger of Utility Systems Florida, Inc. ("USF") into the Company (see "Business--The Company"), but has been deferred pursuant to a verbal agreement with the Internal Revenue Service as long as the Company continues to meet its remaining pre-bankruptcy tax obligations ($372,000 at July 31, 1996), which it is amortizing on a monthly basis over a six year period. The Company does not intend to pay this deferred $110,000 amount out of the proceeds of the Primary Offering but to continue the deferral until either the Internal Revenue Service requires payment or the Board of Directors deems cash flow to be satisfactory.

EMERGING INDUSTRY; UNCERTAINTY OF MARKET ACCEPTANCE

  Although the cogeneration and IPP industries have been in existence for a number of years, they are still in their development stages. As is typically the case in an emerging industry, demand and market acceptance for their products and services are subject to a high level of uncertainty. The Company began developing new projects after USF merged with the reorganized Cogenic Energy Systems, Inc. in November 1993, but has not yet commenced significant marketing activities and currently has limited marketing experience as well as limited financial, personnel and other resources to undertake extensive marketing activities.

PROJECT DEVELOPMENT AND ACQUISITION RISKS

  It is anticipated that certain types of projects, if undertaken, will require the Company to raise additional capital and there can be no assurance that such capital will be available on acceptable terms. The Company's ability to develop new projects, including the Reno Project, is also dependent on a number of other factors outside its control, including obtaining power agreements, governmental permits and approvals, fuel supply and transportation agreements, electrical transmission agreements, site agreements and construction contracts, and there can be no assurance that the Company will be successful in doing so. In particular, the Reno Project is still in the planning and development stage and there are no contracts with any end users nor any governmental approvals. Project development is subject to environmental, engineering and construction risks. If additional financing is not available on acceptable terms, the Company may have to cancel, decline or defer new projects. Further, projects which are successfully developed may still face risks inherent in start-up businesses, such as lack of market acceptance.

POTENTIAL REDUCTION IN REVENUE FROM STEAMBOAT GEOTHERMAL PROJECTS

  The current power purchase agreements with Sierra Pacific Power Company ("Sierra") provide for price adjustments in December 1996 for Steamboat 1 and in December 1998 for Steamboat 1A. Under the contracts, Steamboat LLC is required to sell power to Sierra for additional 10-year periods at the then-prevailing short-term avoided costs for electricity for Sierra. If the price adjustments were to be made now, the new prices based on the contract formula would be substantially less than the existing contract rates. Although Management believes that revenues generated will still be in excess of the costs of production, there is no assurance that future prices at which the electricity generated by the Steamboat Facilities may be sold will exceed the cost of production, or that Steamboat LLC will generate adequate cash flow from operations to meet its investing and financing requirements. Although the prices are variable and fluctuate, if, as expected, a substantial reduction in power prices for Steamboat 1 takes place in December 1996, the result would mean a decrease in the amount of net earnings of Steamboat LLC which the Company will receive, which, depending on the extent of the price reductions, could result in the Company reflecting a net loss. However, Management believes that more satisfactory earnings can potentially be obtained for the energy generated in the Steamboat Facilities through negotiations with Sierra and/or as a result of efforts by the Company to develop other options for sales of both electricity and heat from the facility. The Company believes it is in a position to obtain a satisfactory price for electricity generated in the Steamboat Facilities because (i) the existing contract with Sierra, which calls for "short term" avoided cost in the second 10 years, is subject to negotiation since no "short term" tariff has been recently published by Sierra with the state of Nevada regulatory authority; (2) even if published, "short term" rates may not be applicable to a 20 year (long term) contract; and (3) the Company is developing other options for sales of both electricity and heat from the facility, and heat is not subject to the power purchase contract. No assurance can be given that such efforts will be successful.

  The Company will pay $1,000,000 into Steamboat LLC to provide capital for the potential acquisition of certain royalty interests and to fund certain improvements to the Steamboat Facilities which are expected to result in higher electricity output. While negotiations with certain royalty owners have already begun, no agreements have yet been concluded and no potential savings from royalty reductions are reflected in the pro forma financial statements presented herein. Additional royalty agreements, applying only to Steamboat 1, call for payment of a total of 30% of the net revenue of Steamboat 1 after certain deductions, starting March 1, 1997. The resulting effect on the net income of Steamboat LLC and on the Company's after-tax income will depend on the other elements of power sales revenues outlined above. Assuming the reduction in income from power sales discussed above, and the buyout of no royalty interests, the cost of these net revenue royalties could be in the range of $50,000 to $100,000 annually. The Company expects the Steamboat Facilities to generate sufficient revenues to make any royalty payments required. Negotiations with these interests have also already begun, but no assurance can be given that the negotiations will produce successful results. See "U.S. Energy Systems, Inc. and Subsidiaries Pro Forma Condensed Consolidated Statements of Operations," "Steamboat Facilities Pro Forma Condensed Combined Statement of Operations," "Management's Discussion and Analysis of Financial Condition and Plan of Operation--Plan of Operation" and "Business--Current Operations and On-Going Projects."

RELIANCE ON PRESIDENT

  The Company will be dependent upon its executive officers and key employees, particularly its President, Richard Nelson. The unexpected loss of the services of Mr. Nelson could have a detrimental effect on the Company. Although the Company plans to add additional full-time employees after the Primary Offering, the Company presently has only three current full-time employees and contracts with independent contractors for the conduct of certain engineering, accounting, administrative and legal functions. The Company plans to obtain $1,000,000 of key man insurance on Mr. Nelson upon completion of this offering.

GENERAL OPERATING RISKS

  The operation of power generation facilities involves many risks, including the breakdown or failure of power generation equipment, transmission lines or other equipment or processes and performance below expected levels of output or efficiency. Although the facilities in which the Company is or will be involved contain certain redundancies and back-up mechanisms, there can be no assurance that any such breakdown or failure would not prevent the affected facility from performing under applicable power agreements. The development and operation of geothermal energy resources are subject to risks and uncertainties similar to those experienced in the development of oil and gas resources. The successful exploitation of a geothermal energy resource ultimately depends upon the heat content of the extractable fluids, the geology of the reservoir, the total amount of recoverable reserves, and operational factors relating to the extraction of fluids, including operating expenses, energy price levels, and capital expenditure requirements relating primarily to the drilling of new wells. In connection with the development of a project, the Company estimates the productivity of the geothermal resource and the expected decline in such productivity. The productivity of a geothermal resource may decline more than anticipated, resulting in insufficient recoverable reserves being available for sustained generation of the electrical power capacity desired. See "Business --Current Operations and On-Going Projects."

GOVERNMENT REGULATION

  Under present federal law, the Company is not and will not be subject to regulation as a holding company under the Public Utility Holding Company Act of 1935 ("PUHCA") as long as each power plant in which it has an interest is a qualifying facility ("QF") under the Public Utility Regulatory Policies Act of 1978 ("PURPA"). A QF that is a cogeneration facility must produce not only electricity but also useful thermal energy for use in an industrial or commercial process or heating or cooling applications in certain proportions to the facility's total energy output and must meet certain energy efficiency standards. Under PURPA, a regulated public electric utility company must purchase electricity at its avoided cost from an IPP which has QF status. QF status is granted to IPP's which use fossil fuel in a manner which allows for recovery and use of a certain percentage of otherwise rejected heat thereby achieving a higher degree of fuel efficiency. QF status is also granted to IPP's which use renewable energy sources such as geothermal, hydro, solar, wind, and waste products without regard to heat recovery. An IPP using fossil fuel, which loses its ability to use recovered heat, could fall below the efficiency standards and thereby lose its QF status. The regulated public electric utility company, which may have been required to purchase electricity from the IPP, could thereafter refuse to purchase such electricity. IPP's which have QF status, and which are not fossil fuel driven, are not subject to efficiency standards regarding QF status. See "Business--Government Regulation."

  Prior to resuming operations, the Lehi facility may be required to obtain a permit to authorize the discharge of oil into the city sewer system, which permit may limit the authorized levels of such discharge. Additionally, before the Lehi facility can become operative, it is required to install a continuous emissions monitor ("CEM"). Although the Company intends to install a CEM, there can be no assurance that it will be able to do so.

  The construction and operation of power generation facilities require numerous permits, approvals and certificates from appropriate federal, state and local governmental agencies, as well as compliance with environmental protection legislation and other regulations. While the Company believes that it is in substantial compliance with all applicable rules and regulations and that the projects in which it is involved have the requisite approvals for existing operations and are operated in accordance with applicable laws, the operations of the Company and its projects remain subject to a varied and complex body of laws and regulations that both public officials and private individuals may seek to enforce. There can be no assurance that new or existing laws and regulations which would have a materially adverse affect would not be adopted or revised, nor can there be any assurance that the Company will be able to obtain all necessary licenses, permits, approvals and certificates for proposed projects or that completed facilities will comply with all applicable permit conditions, statutes or regulations. In addition, regulatory compliance for the construction of new facilities is a costly and time consuming process, and intricate and changing environmental and other regulatory requirements may necessitate substantial expenditures for permitting and may create a significant risk of expensive delays or significant loss of value in a project if the project is unable to function as planned due to changing requirements or local opposition.

ENVIRONMENTAL RISKS

  As is the case in all power projects, strict environmental regulations established by federal, state and local authorities involving air and other emissions must be met. While the Company takes every precaution to insure that such regulations are met at all times, and projects are not entered into which do not or cannot meet such regulations, there is no assurance that such regulations can always be met. Should a condition occur in which emissions standards at a specific project fall below allowable standards, there could be costs involved in remediating such conditions. Additionally, as with all industrial sites, there are standards for the safe handling of fuels and chemicals which must be met. Again, the Company takes every precaution to insure such standards are met. Exigencies may occur--a fuel spillage for example--which would require remediation with attendant costs.

  Areas in which the Company is acquiring geothermal projects are subject to frequent low-level seismic disturbances, and more significant seismic disturbances are possible. While such power generation facilities are built to withstand relatively significant levels of seismic disturbance, and the Company believes it will be able to maintain adequate insurance protection, there can be no assurance that earthquake, property damage or business interruption insurance will be adequate to cover all potential losses sustained in the event of serious seismic disturbances or that such insurance will continue to be available on commercially reasonable terms.

UNCERTAINTY OF COMPETITIVE ENVIRONMENT

  In addition to competition from electric utilities in the markets where the projects are located, the Company also faces competition from approximately 150 companies currently involved in the cogeneration and independent power market. Virtually all of these companies are larger and better financed than the Company. Although the Company believes that it will be entering segments of the marketplace where it will not face extensive competition, there is no assurance that it will be able to do so, and it will thereby be disadvantaged if it has to compete with the larger and better financed companies. The entire industry also may face competition from existing investor owned utility companies and may be adversely affected by the prices charged by such companies for conventional energy sources, which, in turn, are affected by inflation and availability of fossil fuel.

INSURANCE

  Although the Company maintains insurance of various types to cover many of the risks that apply to its operations, including $2,000,000 of general liability insurance as well as separate insurance for each project, the Company's planned insurance will not cover every potential risk associated with its operations. The occurrence of a significant adverse event, the risks of which are not fully covered by insurance, could have a material adverse effect on the Company's financial condition and results of operations. Moreover, no assurance can be given that the Company will be able to maintain adequate insurance in the future at rates it considers reasonable.

SUBSTANTIAL PORTION OF PROCEEDS TO PAY DEBTS; POTENTIAL CONFLICTS OF INTEREST BETWEEN THE COMPANY AND CERTAIN OF ITS OFFICERS

  A substantial amount of the net proceeds of the Primary Offering and will be used to repay the Company's current indebtedness. A portion of such repayment will benefit directly or indirectly several of the Company's officers, directors and stockholders. In order to induce all holders of Convertible Debentures to convert at least one-third of their Convertible Debentures, the Company agreed to reduce the conversion rate from $16 per share to the same price as that being offered to the public, $4.00 per share. There are 26 holders of Convertible Debentures, all of whom have been afforded the opportunity to obtain the same more favorable conversion rate. The Chairman of the Board, a director, and two principal stockholders of the Company are holders of an aggregate amount of $425,000 of the Company's Convertible Debentures. Accrued interest on such indebtedness, adjusted to November 30, 1996, which will be repaid from the proceeds of the Primary Offering, amounts to $119,000. As part of the Debenture Conversion the conversion rate of the Convertible Debentures held by those holders consenting to participate, which remain outstanding after the Debenture Conversion, will be reduced to $8.00 per share from the present $16.00 per share and the interest rate will be reduced to 9% from the present 18%. See "Closing Transactions" and "Description of Securities--Convertible Debentures." The President, the Chairman, two directors and two principal stockholders will also benefit by the payment to them of an aggregate of $1,141,000 (including accrued interest to November 30, 1996) for a loan made by them to enable the Company to obtain its interest in the co-generation facility at Plymouth State College in New Hampshire. Additionally, Messrs. Nelson and Rosen have each deferred portions of their salaries and $250,000 and $175,000, respectively, will be owed to them as of November 30, 1996. The deferred salaries will not be paid from net proceeds of the Primary Offering, but from cash flow, if and when, in the opinion of the Board of Directors, cash flow is sufficient. Messrs. Nelson and Rosen will also benefit from the release of their pledges of an aggregate of 97,250 shares of the Company's Common Stock owned by them in connection with certain bridge loans made to the Company by Anchor Capital Company, LLC ("Anchor") and Solvation, Inc. ("Solvation"), which loans are being repaid with a portion of the proceeds. See "Certain Transactions."

LIMITED MARKET FOR THE COMMON STOCK; OFFERING PRICES DETERMINED BY NEGOTIATION

  Prior to the Primary Offering, there has been a limited trading market for the Common Stock and no trading market for the Warrants. The Common Stock has been sporadically traded on the OTC Bulletin Board. Although the Company has made an application so that the Common Stock and Warrants will trade on the Nasdaq SmallCap Market upon conclusion of the Primary Offering, there can be no assurance that an active public trading market for the Common Stock or Warrants will develop and continue after the Primary Offering. The initial offering prices of the Securities in the Primary Offering were determined by negotiations between the Company and the Representative and may bear no relation to the market prices of the Common Stock and Warrants after the Primary Offering.

EFFECT OF WARRANTS, OPTIONS AND CONVERTIBLE SECURITIES OUTSTANDING AFTER
OFFERING

  The Company has outstanding options and warrants which provide for the purchase of an aggregate of 291,850 shares of Common Stock at prices ranging from $4.00 to $10.00 per share. The Warrants, if exercised, would result in the issuance of 3,100,000 shares of Common Stock. In the Primary Offering, the Underwriters' over-allotment option, if fully exercised, including the related Warrants, would result in the issuance of 930,000 shares of Common Stock. The Representative's Purchase Option, if fully exercised, including the related Warrants, would result in the issuance of 620,000 shares of Common Stock. An additional 128,125 shares of Common Stock are issuable upon conversion of remaining Convertible Debentures. These issuances of Common Stock, totalling 5,069,975 shares, would have a dilutive effect on the Company's stockholders by decreasing their percentage ownership in the Company. Moreover, the holders of such securities would be most likely to exercise or convert such securities at a time when the Company could obtain capital by a new offering of securities on terms more favorable than those provided by such securities. Consequently, the terms on which the Company could obtain additional capital may be adversely affected. See "Capitalization."

IMMEDIATE AND SUBSTANTIAL DILUTION

  The Primary Offering involves an immediate dilution of approximately $2.15 per share of Common Stock, (approximately 54% of the offering price of the Common Stock) between the offering price per share of the Common Stock and the pro forma net tangible book value per share of the Common Stock immediately after the completion of the Primary Offering and the Closing Transactions.

POSSIBLE RULE 144 SALES

  Upon consummation of the Primary Offering, the Company will have outstanding 3,869,650 shares of Common Stock. All of the 3,100,000 shares sold in the Primary Offering (assuming no exercise of the Underwriters' over-allotment option in the Primary Offering), will be freely transferable by persons other than affiliates (as defined in regulations under the Securities Act) without restriction or further registration under the Securities Act.

  Of the 439,650 shares of Common Stock outstanding prior to the Primary Offering, 64,650 are "restricted securities" within the meaning of Rule 144 under the Securities Act and may not be sold in the absence of registration under the Securities Act, unless an exemption from registration is available, including the exemption provided by Rule 144. Under Rule 144 as currently in effect, all of such 64,650 shares are currently eligible for sale, subject in each instance to the volume limitations of the Rule. The 205,000 shares of Common Stock to be issued in the Preferred Stock Exchange and the 125,000 shares of Common Stock to be issued upon the Debenture Conversion will be restricted securities. Although registered pursuant to the Shelf Registration, Anchor will not sell the 205,000 shares of Common Stock it will receive in the Preferred Stock Exchange without the Representative's prior written approval for a period of 9 months from the date of this Prospectus. The foregoing does not give effect to any shares issuable on exercise of outstanding options and warrants. The effect of the offer and sale of such shares may be to depress the market price for the Company's Common Stock. See "Shares Eligible for Future Sale--Possible Rule 144 Sales."

POTENTIAL ADVERSE EFFECT OF WARRANT REDEMPTION

  The Warrants may be called for redemption by the Company once they become exercisable and the Representative has given its prior consent at a redemption price of $.01 per Warrant upon not less than 30 business days' prior written notice if the last sale price of the Common Stock has been at least $6.00 (150% of the exercise price of the Warrants) on all 20 of the last trading days ending on the third day prior to the date on which notice is given. Notice of redemption of the Warrants could force the holders to exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for them to do so, to sell the Warrants at the current market price when they may otherwise wish to hold the Warrants, or to accept the redemption price, which would be substantially less than the market value of the Warrants at the time of redemption. The Company is required to maintain the effectiveness of a current registration statement relating to the exercise of the Warrants and, accordingly, the Company will be unable to redeem the Warrants unless there is a currently effective prospectus and registration statement under the Securities Act covering the issuance of underlying securities. Also, lack of qualification or registration under applicable state securities laws may mean that the Company would be unable to issue securities upon exercise of the Warrants to holders in certain states, including at the time when the Warrants are called for redemption. See "Description of Securities--Warrants."

AUTHORIZATION AND DISCRETIONARY ISSUANCE OF PREFERRED STOCK; ANTI-TAKEOVER PROVISIONS

  The Company's Certificate of Incorporation authorizes the issuance of Preferred Stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of holders of the Company's Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company, which could have the effect of discouraging bids for the Company and, thereby, preventing stockholders from receiving a premium for their shares over the then-current market prices. See "Description of Securities."

  The Delaware General Corporation Law includes provisions which are intended to encourage persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with the Company's directors rather than pursue non-negotiated takeover attempts. These existing takeover provisions may have a significant effect on the ability of a stockholder to benefit from certain kinds of transactions that may be opposed by the incumbent directors. See "Description of Securities--Anti-Takeover Provisions."

CURRENT PROSPECTUS AND STATE BLUE SKY REGISTRATION REQUIRED TO EXERCISE
WARRANTS

  The Company will be able to issue shares of its Common Stock upon exercise of the Warrants only if there is then a current prospectus relating to the issuance of such Common Stock and only if such Common Stock is qualified for sale or exempt from qualification under applicable securities laws of the jurisdictions in which the various holders of the Warrants reside. The Company has undertaken to keep current a prospectus which will permit the purchase and sale of the Common Stock underlying the Warrants, but there can be no assurance that the Company will be able to do so. Although the Company intends to seek to qualify for sale the shares of Common Stock underlying the Warrants in those states in which the securities are to be offered, no assurance can be given that such qualification will be obtained. The Warrants may be deprived of any value and the market for the Warrants may be limited if a current prospectus covering the Common Stock issuable upon the exercise of the Warrants is not kept effective or if such Common Stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the Warrants then reside. See "Description of Securities--Warrants."

QUALIFICATION REQUIREMENTS FOR NASDAQ SECURITIES; RISKS OF LOW-PRICED
 SECURITIES

  Although the Company has satisfied the Nasdaq SmallCap listing criteria and the Common Stock and Warrants have been approved for quotation on the Nasdaq SmallCap Market, there can be no assurance that the Company will be able to continue to meet the required standards once it is listed. If it should fail to meet one or more of such standards, its securities would be subject to deletion from Nasdaq. If this should occur, trading, if any, in the Common Stock and the Warrants would then continue to be conducted in the over-the-counter market on the OTC Bulletin Board, an NASD-sponsored inter-dealer quotation system, or in what are commonly referred to as "pink sheets." As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company's securities. In addition, if the Company's securities cease to be quoted on Nasdaq and the Company fails to meet certain other criteria, they would be subject to Commission rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. The broker-dealer also must provide the customer with current bid and offer quotations for the securities, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each such security held in the customer's account. In addition, prior to effecting a transaction in such a security the broker-dealer must deliver a standardized risk disclosure document prepared by the Commission that provides information about low-priced securities and the nature and level of risks in the market for such securities. Consequently, if the Company's securities were no longer quoted on Nasdaq, these rules may affect the ability of broker-dealers to sell the Company's securities and the ability of purchasers in each of the Primary and Secondary Offering to sell their securities in the secondary market.

LIMITATIONS ON REPRESENTATIVE'S MARKET MAKING ACTIVITIES

  The Representative has the right to act as the Company's agent in connection with any future solicitation of warrantholders to exercise their Warrants. Unless granted an exemption by the Commission from Rule 10b-6 promulgated under the Exchange Act, the Representative will be prohibited, during certain periods when the Warrants are exercisable, from engaging in any market-making activities with regard to the Company's securities until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right that the Representative may have to receive a fee for soliciting the exercise of the Warrants. The Warrants are not exercisable until one year after the date of this Prospectus. As a result, the Representative may be unable to continue to provide a market for the Company's securities during certain periods while the Warrants are exercisable. Such limitations could impair the liquidity and market prices of the Common Stock and Warrants.

DIVIDENDS UNLIKELY

  The Company has never declared or paid dividends on its Common Stock and currently does not intend to pay dividends in the foreseeable future. The payment of dividends in the future will be at the discretion of the Board of Directors. See "Dividend Policy."

LIMITED LIABILITY OF DIRECTORS

  The Company's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be liable to the corporation or its stockholders for expenses incurred in derivative or third party actions arising from a breach of their fiduciary duty as directors, except in certain circumstances. Accordingly, except in such circumstances, the Company's directors will not be liable to the Company or its stockholders for breach of such duty.

                                USE OF PROCEEDS

  The Company will receive no proceeds from the sale of Securities offered hereby.

                          PRICE RANGE OF COMMON STOCK

  The Common Stock has traded on the NASD OTC Bulletin Board under the symbols USEY (until July 1996) and USEE since the second quarter of the 1995 fiscal year. The following table sets forth, for the periods indicated, the high and low closing bid quotations for the Common Stock, as reported by the NASD OTC Bulletin Board. The following quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

                                                                       BID
                                                                  -------------
                                                                   HIGH   LOW
                                                                  ------ ------
     Fiscal Year Ended January 31, 1995:
       Second Quarter............................................ $ 4.40 $ 3.60
       Third Quarter............................................. $10.00 $ 8.40
       Fourth Quarter............................................ $10.00 $10.00
     Fiscal Year Ended January 31, 1996:
       First Quarter............................................. $10.00 $10.00
       Second Quarter............................................ $10.00 $10.00
       Third Quarter............................................. $ 8.40 $ 6.00
       Fourth Quarter............................................ $ 4.00 $ 2.40
     Fiscal Year Ending January 31, 1997:
       First Quarter............................................. $ 2.92 $ 2.48
       Second Quarter............................................ $ 2.00 $ 1.50
       Third Quarter (to October 28, 1996)....................... $ 3.21 $ 2.58

  As of October 28, 1996, there were 584 record holders of the Company's Common Stock and approximately 900 beneficial holders of the Company's Common Stock.

  On October 28, 1996, the high bid price was $3.25 and low bid price was $3.25.

                                DIVIDEND POLICY

  The Company has not paid cash dividends on its Common Stock and does not anticipate paying cash dividends in the foreseeable future.

                                CAPITALIZATION

  The following table sets forth the historical capitalization of the Company at July 31, 1996 and as adjusted to reflect (i) the sale of the Securities in the Primary Offering, (ii) the consummation by the Company of the Debenture Conversion and the Preferred Stock Exchange, and (iii) the application of the net proceeds from the foregoing, including the completion of the Steamboat Acquisition and the repayment of debt including accrual of interest and additional bridge loan borrowing to November 30, 1996. See "Closing Transactions" and "Certain Transactions." This table should be read in conjunction with the Company's Consolidated Financial Statements and Notes thereto and the Pro Forma Financial Statements included in this Prospectus.

                                                           JULY 31, 1996
                                                      ------------------------
                                                                    PRO FORMA
                                                      HISTORICAL   AS ADJUSTED
                                                      -----------  -----------
Long-term debt, net of unamortized discount of
 $30,000............................................. $ 2,818,000  $ 1,343,000
Loans payable........................................     960,000
Pre-reorganization income taxes payable, current.....     192,000      192,000
                                                      -----------  -----------
                                                        3,970,000    1,535,000
                                                      -----------  -----------
Stockholders' equity:
  Preferred stock, $0.01 par value, 5,000,000 shares
   authorized; issued and outstanding, 57,500 shares;
   to be issued and outstanding, none................       1,000
  Common stock, $0.01 par value, 35,000,000 shares
   authorized; issued and outstanding, 439,650
   shares; to be issued and outstanding, 3,869,650
   shares(1)(2)......................................       4,000       38,000
  Additional paid-in capital.........................     112,000   11,020,000
  Accumulated (deficit)(3)...........................  (3,674,000)  (3,901,000)
                                                      -----------  -----------
Total stockholders' equity (deficit).................  (3,557,000)   7,157,000
                                                      -----------  -----------
Total capitalization................................. $   413,000  $ 8,692,000
                                                      ===========  ===========

--------
(1) Includes (i) 439,650 Shares of Common Stock outstanding prior to the Primary Offering, (ii) 3,100,000 shares of Common Stock being issued pursuant to the Primary Offering, (iii) 125,000 shares of Common Stock to be issued in the Debenture Conversion and (iv) 205,000 shares of Common Stock to be issued in the Preferred Stock Exchange.
(2) Does not include an aggregate of 4,264,975 shares of Common Stock reserved and to be reserved for issuance following completion of the Primary Offering including (i) 291,850 shares issuable on exercise of currently outstanding options and warrants, (ii) 3,845,000 shares issuable on exercise of the Warrants, the Representative's Purchase Option and the Warrants issuable on exercise of the Representative's Purchase Option and the Private Warrants being issued in the Private Placement and the Debenture Conversion and (iii) 128,125 shares issuable upon conversion of Convertible Debentures which will remain outstanding after the Primary Offering.
(3) Change in accumulated (deficit) reflects the write off of unamortized debt discount of $25,000 in connection with repayment of certain debt and the accrual of interest to October 31, 1996.

                  U.S. ENERGY SYSTEMS, INC. AND SUBSIDIARIES
                      (FORMERLY U.S. ENVIROSYSTEMS, INC.)
                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              AS OF JULY 31, 1996

  The following Pro Forma Condensed Balance Sheet gives effect to the following transactions as if they had occurred on July 31, 1996: (a) sale of 3,100,000 shares of Common Stock and 3,100,000 Warrants offered by this Prospectus for net proceeds of $10,662,000, (b) acquisition of a 95% interest in two geothermal power plants (the Steamboat Facilities) for an aggregate of $4,741,000 (including $50,000 as a downpayment which was previously paid by the Company), (c) acquisition of an 81.5% interest in NRG for $265,000, (d) repayment of notes payable and other liabilities in the aggregate amount of $2,767,000 adjusting for accrual of interest and additional bridge loan financing to November 30, 1996, (e) conversion of 57,500 shares of Series One Preferred Stock into 205,000 shares of Common Stock, and (f) conversion of $500,000 principal amount of the existing Convertible Debentures to 125,000 shares of Common Stock and 125,000 Private Warrants. The Pro Forma Condensed Balance Sheet should be read in conjunction with Pro Forma Statement of Operations and the historical financial statements of the Company, Lehi Independent Power Associates, L.C. ("LIPA") and Plymouth Cogeneration included in this Prospectus.

                                         STEAMBOAT                PRO FORMA ADJUSTMENTS
                                USE       1 AND 1A               ---------------------------         PRO
                            HISTORICAL   PRO FORMA  CONSOLIDATED    DEBIT          CREDIT           FORMA
                            -----------  ---------- ------------ -----------     -----------     -----------
       A S S E T S
 Current assets:
 Cash....................   $     1,000              $    1,000  $10,662,000(a)  $ 4,691,000(b)  $ 2,965,000
                                                                      25,000(i)    2,767,000(c2)
                                                                                     265,000(h)
 Inventory...............        19,000                  19,000                                       19,000
 Other current assets....         1,000  $    3,000       4,000                                        4,000
                            -----------  ----------  ----------  -----------     -----------     -----------
  Total current assets...        21,000       3,000      24,000   10,687,000       7,723,000       2,988,000
 Investments in Joint
  Ventures--at equity:
  Lehi Independent Power      1,112,000               1,112,000                                    1,112,000
   Associates, LC........
  Plymouth Cogeneration         669,000                 669,000                                      669,000
   Limited Partnership...
  Steamboat                      53,000                  53,000    4,691,000(b)    4,744,000(g)          --
   Envirosystems.........
  NRG Company LLC........                                            265,000(h)      265,000(i)          --
 Loan receivable, Reno                                               300,000(i)                      300,000
  Energy.................
 Property, Plant and                      5,015,000   5,015,000                                    5,015,000
  Equipment..............
 Deferred costs of regis-       221,000                 221,000                      221,000(a)          --
  tration................
                            -----------  ----------  ----------  -----------     -----------     -----------
  TOTAL..................   $ 2,076,000  $5,018,000  $7,094,000  $15,943,000     $12,953,000     $10,084,000
                            ===========  ==========  ==========  -----------     -----------     ===========
  L I A B I L I T I E S
 Loans payable...........   $   960,000              $  960,000  $   960,000(c2)                 $       --
 Pre-reorganization in-         192,000                 192,000                                      192,000
  come taxes payable.....
 Other current liabili-       1,663,000               1,663,000      807,000(c2)     202,000(c1)   1,058,000
  ties ..................
                            -----------  ----------  ----------  -----------     -----------     -----------
  Total current liabili-      2,815,000               2,815,000    1,767,000         202,000       1,250,000
   ties..................
 Convertible subordinated     1,525,000               1,525,000      500,000(e)                    1,025,000
  secured debentures ....
 Notes payable ..........       975,000                 975,000    1,000,000(c2)      25,000(f)          --
 Other liabilities ......       318,000                 318,000                                      318,000
                            -----------  ----------  ----------  -----------     -----------     -----------
  Total liabilities......     5,633,000               5,633,000    3,267,000         227,000       2,593,000
                            -----------              ----------  -----------     -----------     -----------
 Minority interests in
  subsidiaries:
  Steamboat Envirosystems                                                            274,000(g)      274,000
   LLC...................
  NRG Company LLC........                                                             60,000(i)       60,000
                                                                                 -----------     -----------
  Total Minority Inter-                                                              334,000         334,000
   ests..................
                                                                                 -----------     -----------
 S T O C K H O L D E R S'
        E Q U I T Y
      (C A P I T A L
   D E F I C I E N C Y):
 Preferred stock, ($.01
  par value issued and
  outstanding, 57,500
  shares; to be issued
  and outstanding, none).         1,000                   1,000        1,000(d)                          --
 Common stock ($.01 par
  value, issued and out-
  standing, 439,650
  shares; to be issued
  and outstanding,
  3,869,650 shares)......         4,000                   4,000                       31,000(a)       38,000
                                                                                       2,000(d)
                                                                                       1,000(e)
 Additional paid-in capi-       112,000                 112,000      221,000(a)   10,631,000(a)   11,020,000
  tal....................                                              1,000(d)      499,000(e)
 Accumulated deficit.....    (3,674,000)             (3,674,000)      25,000(f)                   (3,901,000)
                                                                     202,000(c1)
 Members' equity:
  U.S. Energy Systems,                    4,744,000   4,744,000    4,744,000(g)                          --
   Inc. .................
  Far West Capital, Inc..                   274,000     274,000      274,000(g)                          --
                            -----------  ----------  ----------  -----------     -----------     -----------
  Total stockholders'        (3,557,000)  5,018,000   1,461,000    5,468,000      11,164,000       7,157,000
   equity (capital
   deficiency)...........
                            -----------  ----------  ----------  -----------     -----------     -----------
  TOTAL..................   $ 2,076,000  $5,018,000  $7,094,000  $24,678,000     $24,678,000     $10,084,000
                            ===========  ==========  ==========  ===========     ===========     ===========

Notes to Pro Forma Condensed Consolidated Balance Sheet
--------
(a) To reflect sale of 3,100,000 shares of Common Stock and 3,100,000 Warrants for net proceeds of $10,662,000.
(b) To reflect purchase of a 95% interest in Steamboat LLC, which is acquiring the Steamboat Facilities.

(c1)To reflect accrual of interest from August 1 to November 30,
 1996...............................................................   $202,000
(c2)To reflect assumed repayment of debt:
    Note payable.................................................... $1,000,000
    Bridge loans....................................................    960,000
    Accrued interest................................................    807,000
                                                                     ----------
                                                                     $2,767,000
                                                                     ==========

(d) To reflect conversion of existing Series One Preferred Stock into 205,000 shares of Common Stock.
(e) To reflect conversion of $500,000 principal amount of the existing Convertible Debentures to 125,000 shares of Common Stock and 125,000 Private Warrants. No value has been assigned to these warrants.
(f) To eliminate unamortized debt discount on debt repaid. This charge will be treated as an extraordinary loss in the statement of operations during the period this Offering is consummated.
(g) To eliminate Steamboat LLC investment account and set up minority interest.
(h) To reflect purchase of an 81.5% interest in NRG Company, LLC for $265,000.
(i) To reflect consolidation of accounts of NRG. The only assets of NRG are a loan receivable of $300,000 from Reno Energy and cash of $25,000. The majority interest was paid in during September, 1996. See "Business-- Current Operations and On-going Projects--Nevada District Heating Project."

                  U.S. ENERGY SYSTEMS, INC. AND SUBSIDIARIES
                      (FORMERLY U.S. ENVIROSYSTEMS, INC.)

           PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

  The following Pro Forma Condensed Consolidated Statement of Operations consolidates the results of operations of the Company for the year ended January 31, 1996 and the six months ended July 31, 1996 with the pro forma results of operations of the Steamboat Facilities for the year ended
December 31, 1995 and the six months ending June 30, 1996 as if the proposed Steamboat Acquisition had taken place at the beginning of the periods in a transaction accounted for as a purchase. The Pro Forma Condensed Consolidated Statement of Operations also gives effect to the following: (a) sale of Common Stock and Warrants to the extent necessary to fund the acquisition of a 95% interest in the Steamboat Facilities and repay debt, (b) conversion of 57,500 shares of Series One Preferred Stock into 205,000 shares of Common Stock, (c) restructure of existing Convertible Debentures by converting $500,000 principal amount to 125,000 shares of Common Stock and 125,000 Private Warrants and reducing the interest rate from 18% to 9% on $875,000 of the remaining balance and (d) the investment in NRG as if the investment was made at the beginning of the periods. This statement should be read in conjunction with the Steamboat Envirosystems, L.C. Pro Forma Condensed Balance Sheet as of June 30, 1996, the Steamboat Envirosystems Power Plants Pro Forma Condensed Combined Statement of Operations and the historical financial statements of the Company, LIPA and Plymouth Cogeneration, Far West Electric Energy Fund, L.P. and 1-A Enterprises, included in this Prospectus. LIPA, Plymouth, Far West Electric Energy Fund, L.P. and 1-A Enterprises each have a fiscal year end of December 31 which differs to the fiscal year end of the Company. No material adjustment is necessary to reconcile the December 31 year end to the Company's January 31 year end. The pro forma results of operations are not necessarily indicative of future results of operations or what the results would have been if the acquisition had taken place at the beginning of the periods.

                                       YEAR ENDED JANUARY 31, 1996
                     --------------------------------------------------------------------
                                                                               ADJUSTED
                         USE        1 AND 1A                  PRO FORMA       PRO FORMA
                      HISTORICAL  PRO FORMA (1) CONSOLIDATED ADJUSTMENTS     CONSOLIDATED
                     -----------  ------------- ------------ -----------     ------------
 Revenue:
 Electric power...   $       --    $3,404,000    $3,404,000   $     --        $3,404,000
                     -----------   ----------    ----------   ---------       ----------
 Total revenue....           --     3,404,000     3,404,000         --         3,404,000
                     -----------   ----------    ----------   ---------       ----------
 Expenses:
  Depreciation....           --       172,000       172,000                      172,000
  Royalty.........           --       528,000       528,000                      528,000
  Administrative
  and other.......       853,000    1,003,000     1,856,000                    1,856,000
 Interest
 expense(5a)/income
 (5b) ............       604,000          --        604,000    (476,000)(2)      106,000
                                                                (22,000)(5b)
 Loss from Joint
 Ventures.........        17,000                     17,000                       17,000
                     -----------   ----------    ----------   ---------       ----------
  Total expenses..     1,474,000    1,703,000     3,177,000                    2,679,000
                     -----------   ----------    ----------   ---------       ----------
 Income (loss) be-
 fore income tax-
 es...............    (1,474,000)   1,701,000       227,000                      725,000
 Income taxes.....           --                         --     (244,000)(3)      244,000
                     -----------   ----------    ----------   ---------       ----------
 Net income
 (loss)...........    (1,474,000)   1,701,000       227,000                      481,000
 Dividends on pre-
 ferred stock.....        21,000                     21,000      21,000(4)           --
                     -----------   ----------    ----------   ---------       ----------
 Net income (loss)
 available for
 common stockhold-
 ers (6)..........   $(1,495,000)  $1,701,000    $  206,000                   $  481,000
                     -----------   ----------    ----------   ---------       ----------
 Net income per
 common share (7).   $     (3.41)                                             $     0.17
                     -----------                                              ----------
 Shares used in
 computing net in-
 come per common
 share (7)........       438,773                                               2,797,292
                     ===========                                              ==========
                                     SIX MONTHS ENDED JULY 31, 1996
                     -------------------------------------------------------------------
                                                                              ADJUSTED
                         USE       1 AND 1A                  PRO FORMA       PRO FORMA
                      HISTORICAL PRO FORMA (1) CONSOLIDATED ADJUSTMENTS     CONSOLIDATED
                     ----------- ------------- ------------ --------------- ------------
 Revenue:
 Electric power...    $     --    $1,919,000    $1,919,000   $     --        $1,919,000
                     ----------- ------------- ------------ --------------- ------------
 Total revenue....          --     1,919,000     1,919,000         --         1,919,000
                     ----------- ------------- ------------ --------------- ------------
 Expenses:
  Depreciation....          --        86,000        86,000                       86,000
  Royalty.........          --       372,000       372,000                      372,000
  Administrative
  and other.......      408,000      519,000       927,000                      927,000
 Interest
 expense(5a)/income
 (5b) ............      328,000          --        328,000    (276,000)(2)       41,000
                                                               (11,000)(5b)
 Loss from Joint
 Ventures.........       92,000                     92,000                       92,000
                     ----------- ------------- ------------ --------------- ------------
  Total expenses..      828,000      977,000     1,805,000                    1,518,000
                     ----------- ------------- ------------ --------------- ------------
 Income (loss) be-
 fore income tax-
 es...............     (828,000)     942,000       114,000                      401,000
 Income taxes.....          --                         --      135,000 (3)      135,000
                     ----------- ------------- ------------ --------------- ------------
 Net income
 (loss)...........     (828,000)     942,000       114,000                      266,000
 Dividends on pre-
 ferred stock.....       29,000                     29,000     (29,000)(4)          --
                     ----------- ------------- ------------ --------------- ------------
 Net income (loss)
 available for
 common stockhold-
 ers (6)..........    $(857,000)  $  942,000    $   85,000                   $  266,000
                     ----------- ------------- ------------ --------------- ------------
 Net income per
 common share (7).    $   (1.95)                                             $     0.08
                     -----------                                            ------------
 Shares used in
 computing net in-
 come per common
 share (7)........      439,650                                               3,014,708
                     ===========                                            ============

--------
(1) Reflects the Pro Forma earnings of the Steamboat Facilities as shown on the Pro Forma Condensed Combined Statement of Operations of Steamboat Facilities. The Company is entitled to an annual preferred return of the first $1,800,000 of the net income of Steamboat LLC. No provision for the interest of Far West Capital in the net income of Steamboat Facilities is made until the annual net income of the Steamboat Facilities exceeds $1,800,000.
(2) To reflect the reduction in interest expenses as a result of repayment of Notes Payable and Loans Payable, conversion of $500,000 Convertible Subordinated Secured Debentures to 125,000 shares of Common Stock and 125,000 Private Warrants, and reduction of interest rate from 18% to 9% on $875,000 of the remaining balance of the Convertible Debentures. The reduction of the interest rate to 9% will be accounted for prospectively.
(3) To reflect provision for federal and state taxes at 38%, while providing for a limit on the net operating loss deduction assuming an ownership change had taken place at the beginning of the fiscal year and the beginning of the six month period ended July 31, 1996. A deferred tax benefit was not provided in the historical financial statements since the likelihood of realization of such benefit cannot be determined.
(4) Provision for dividends on Series One Preferred Stock eliminated as a result of the Preferred Stock Conversion.
(5a) The historical amounts during the year ended January 31, 1996 and the six months ended July 31, 1996 include approximately $185,000 and $93,000, respectively, of interest on debts owed to related parties.
(5b) To reflect NRG income of 9% interest on $300,000 loan to Reno Energy, $27,000 per annum, less the 18.5% minority interest in NRG.
(6) The net income (loss) available to common stockholders during the period the 57,500 shares of Series One Preferred Stock are converted into 205,000 shares of Common Stock will be reduced by a nonrecurring amount of approximately $791,000 representing the excess of fair value of the Common Stock transferred to the holders of the Preferred Stock over the carrying amount of the Preferred Stock in the Company's balance sheet.
(7) Pro forma net income per share is based on the weighted average number of shares outstanding, the shares issued in the Debenture Conversion and the Preferred Stock Exchange, the dividend on the 11% Preferred Stock and shares issued in the Primary Offering to obtain funds required for the acquisition of the Steamboat Facilities, the investment in NRG and the retirement of debt (2,103,779 shares at January 31, 1996 and 2,245,058 shares at July 31, 1996). Assumed exercise of options and warrants have not been reflected as they would be anti-dilutive.

                         STEAMBOAT ENVIROSYSTEMS, L.C.

                       PRO FORMA CONDENSED BALANCE SHEET

                              AS OF JUNE 30, 1996

  The following Pro Forma Condensed Balance Sheet gives effect to the acquisition of two geothermal plants (the "Steamboat Facilities") accounted for as a purchase by the Company (95% ownership interest) and Far West Capital (5% ownership interest) for an aggregate of $5,015,000 as if such acquisition had taken place on June 30, 1996. The total is made up of $4,741,000 (including $50,000 down payment previously paid by the Company) contributed by the Company and $274,000 contributed by Far West Capital. The Company's contribution will consist of (1) $1,575,000 to be distributed to the limited partners and owners of the predecessor entities (other than Far West Capital, Inc.) to obtain a 95% interest in Steamboat Envirosystems, L.C., (2) $2,166,000 to be used to pay all outstanding mortgages on the Steamboat Facilities and (3) $1,000,000 in cash to be contributed to the Partnership to allow the potential purchase and cancellation of certain royalty interests and to fund certain improvements to the Steamboat Facilities. Far West Capital is contributing its limited partnership interest in Steamboat 1, valued at $274,000 to Steamboat LLC. Far West Capital has a 5.14% ownership interest in Steamboat 1 and is not participating in the distributions of the purchase price paid by the Company. The Pro Forma Condensed Balance Sheet should be read in conjunction with the Pro Forma Condensed Combined Operations of Steamboat Envirosystems, L.C. and the historical financial statements of the Company, Far West Electric Energy Fund, L.P. and 1-A Enterprises included in this Prospectus.

                                         PRO FORMA ADJUSTMENTS
                                         ------------------------
                                           DEBIT         CREDIT      PRO FORMA
                                         ----------    ----------    ----------
ASSETS
  Cash.................................. $4,741,000(a) $1,575,000(c)
                                                        1,000,000(d)
                                                        2,166,000(f)
  Other Assets..........................      3,000(a)               $    3,000
  Property, Plant and Equipment.........    274,000(b)
                                          1,575,000(c)
                                          1,000,000(d)
                                          2,166,000(e)                5,015,000
                                         ----------    ----------    ----------
    Total............................... $9,759,000    $4,741,000    $5,018,000
                                         ==========    ==========    ==========
LIABILITIES
  Notes payable......................... $2,166,000(f) $2,166,000(e)
MEMBERS' EQUITY
  U.S. Energy Systems, Inc..............                4,744,000(a) $4,744,000
  Far West Capital, Inc.................                  274,000(b)    274,000
                                         ----------    ----------    ----------
    Total............................... $2,166,000    $7,184,000    $5,018,000
                                         ==========    ==========    ==========

--------
(a) To reflect cash contribution of U.S. Energy Systems, Inc. including $50,000 deposit previously paid.
(b) To reflect contribution of Far West Capital Inc. of its 5.14% limited partnership interest in Far West Electric Energy Fund, L.P.
(c) To reflect distributions to limited partners of Far West Electric Energy Fund, L.P. and owners of 1-A Enterprises.
(d) To reflect the investment to purchase and cancel certain royalty interests and to fund certain improvements to the Steamboat Facilities.
(e) To reflect assumption of the mortgage to acquire the Steamboat Facilities from Far West Electric Energy Fund, L.P. and 1-A Enterprises (the "Mortgage").
(f) To reflect payment of the Mortgage.

                             STEAMBOAT FACILITIES

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

  The following Pro Forma Condensed Combined Statement of Operations of the Steamboat Facilities reflects the combined results of operations of the Steamboat Facilities for the year ended December 31, 1995 and the six months ended June 30, 1996, adjusted to eliminate those costs which will no longer exist as a result of the purchase of interests by the Company and Far West Capital. Steamboat LLC will acquire the Steamboat Facilities from Far West Electric Energy Fund L.P. and 1-A Enterprises subject to a mortgage in favor of an institutional lender and certain net revenue or royalty interests in steam extraction rights. The $4,691,000 contributed by the Company to Steamboat LLC will be applied as follows: (1) $1,575,000 cash purchase price (less $50,000 down payment previously paid by the Company) will be used to obtain a 95% interest in Steamboat LLC, (2) a mortgage on the Steamboat Facilities, on which the last quarterly principal payment was made on October 20, 1996, which had a face value of $3,800,000 as at November 30, 1996 net of an escrowed reserve, and will be acquired by the Company for $2,166,000 and contributed to Steamboat LLC, and (3) $1,000,000 in cash will be contributed by the Company to Steamboat LLC to allow the potential purchase and cancellation of certain of the royalty interests and to fund certain improvements to the Steamboat Facilities. This statement is not necessarily indicative of what results of operations would have been had the Company acquired its interest in the Steamboat Facilities at the beginning of the periods or of what future results of operations may be. This statement should be read in conjunction with the historical financial statements of Far West Electric Energy Fund, L.P. (of which Steamboat 1 is a part) and 1-A Enterprises (Steamboat 1-A) included in this Prospectus.

                                  YEAR ENDED DECEMBER 31, 1995
                    ---------------------------------------------------------------
                               HISTORICAL
                    ---------------------------------
                     FAR WEST
                     ELECTRIC
                      ENERGY                                             1 AND 1-A
                      FUND,        1-A                                   PRO FORMA
                     L.P.(1)   ENTERPRISES  COMBINED  ADJUSTMENTS         ADJUSTED
                    ---------- ----------- ---------- -----------        ----------
Revenue:
 Electric power.... $2,529,000  $875,000   $3,404,000 $                  $3,404,000
 Other.............    145,000                145,000    (87,000) (3a,b)
                                                         (58,000) (4)
                    ----------  --------   ---------- -----------        ----------
   Total revenues..  2,674,000   875,000    3,549,000    (145,000)        3,404,000
                    ----------  --------   ---------- -----------        ----------
Expenses:
 Operations:
  Depreciation.....    631,000   104,000      735,000    (563,000)(2)       172,000
  Royalty..........    405,000   210,000      615,000     (87,000)(3a,b)    528,000
  Other............    824,000   237,000    1,061,000     (58,000)(4)     1,003,000
Interest...........    655,000   161,000      816,000    (816,000)(5)
                    ----------  --------   ---------- -----------        ----------
 Total expenses....  2,515,000   712,000    3,227,000 $(1,524,000)        1,703,000
                    ----------  --------   ---------- -----------        ----------
 Net income........ $  159,000  $163,000   $  322,000                    $1,701,000
                    ==========  ========   ==========                    ==========
                                 SIX MONTHS ENDED JUNE 30, 1996
                    --------------------------------------------------------------
                               HISTORICAL
                    ---------------------------------
                     FAR WEST
                     ELECTRIC
                      ENERGY                                            PRO FORMA
                      FUND,         A                                   1 AND 1-A
                       L.P.    ENTERPRISES  COMBINED  ADJUSTMENTS        ADJUSTED
                    ---------- ----------- ---------- ----------------- ----------
Revenue:
 Electric power.... $1,509,000  $410,000   $1,919,000  $                $1,919,000
 Other.............     68,000                 68,000    (43,000)(3)
                                                         (25,000)(4)
                    ---------- ----------- ---------- ----------------- ----------
   Total revenues..  1,577,000   410,000    1,987,000    (68,000)        1,919,000
                    ---------- ----------- ---------- ----------------- ----------
Expenses:
 Operations:
  Depreciation.....    329,000    52,000      381,000   (295,000)(2)        86,000
  Royalty..........    237,000    92,000      329,000     43,000 (3a,b)    372,000
  Other............    439,000   105,000      544,000    (25,000)(4)       519,000
Interest...........    330,000    71,000      401,000   (401,000)(5)
                    ---------- ----------- ---------- ----------------- ----------
 Total expenses....  1,335,000   320,000    1,655,000  $(678,000)          977,000
                    ---------- ----------- ---------- ----------------- ----------
 Net income........ $  242,000  $ 90,000   $  332,000                   $  942,000
                    ========== =========== ==========                   ==========

----
(1) Does not include the operations of Crystal Springs Project or the gain on sale of Crystal Springs Project. Crystal Springs Project was sold by Far West Electric Energy Fund, L.P. in February, 1995.
(2) To record estimated reduction of depreciation for new basis of assets acquired, based on $5,157,000 total cost, assuming a 30-year depreciation period, from date of acquisition.
(3)(a) To eliminate certain royalties paid by 1-A Enterprises to Far West Electric Energy Fund, L.P., which amount to $87,000 in the year ended December 31, 1995 and $43,000 in the six months ended June 30, 1996.
  (b) Does not include additional savings to be made if negotiations with certain royalty owners, already under way, are successful.
(4) To eliminate intercompany charges paid by 1-A Enterprises to Far West Electric Energy Fund, L.P.
(5) To eliminate interest expense due to elimination of debt.
(6) No provision for the interest of Far West Capital in the net income is required until the annual net income for the Steamboat Facilities exceeds $1,800,000.

                  U.S. ENERGY SYSTEMS, INC. AND SUBSIDIARIES
    MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONAND PLAN OF
                                   OPERATION

RESULTS OF OPERATIONS

 Year ended January 31, 1996 compared to year ended January 31, 1995

  The Company had no revenues during the two fiscal years because (i) the Lehi project acquired during that period was dormant, (ii) in the Plymouth project, depreciation offset all earnings and (iii) efforts to arrange financing were just beginning. In the fiscal year ended January 31, 1996, the Company had a loss from operations of $1,474,000. This was reduced by an extraordinary gain of $83,000 arising from the restructuring of a liability, resulting in a net loss for the fiscal year of $1,391,000. In the earlier fiscal year the loss from operations was $1,401,000 and the net loss was $1,316,000.

  The elements making up the losses in the two fiscal years were:

                                                             1996       1995
                                                          ---------- ----------
   Operating expenses.................................... $   27,000 $  109,000
   Selling and administrative expenses...................    826,000    897,000
   Interest expense......................................    604,000    319,000
   Loss from Joint Ventures..............................     17,000     76,000
                                                          ---------- ----------
     Totals.............................................. $1,474,000 $1,401,000
                                                          ========== ==========

  Operating expenses of $27,000 and $109,000 in the fiscal years ended January 31, 1996 and 1995 resulted from the adjudication of legal action on a project which had been completed and reported in an earlier year. There will be no further costs associated with this project.

  Major items in the selling and administrative expenses were:

                                                                1996     1995
                                                              -------- --------
   Salaries and consulting fees.............................. $431,000 $407,000
   Corporate expenses........................................   70,000   85,000
   Legal and professional costs..............................  148,000  202,000

  While there was no revenue during the two years, it was nevertheless necessary to expend funds for salaries and consulting fees to evaluate new proposals and structure joint ventures and new projects for planned growth. The Company estimates that $75,000 of the salaries and consulting costs are non-recurring or applicable to specific projects which will absorb future costs.

  Included in corporate expenses in the fiscal year ended January 31, 1996 is a non-recurring cost of $25,000 for a previously planned public offering that was never consummated.

  Legal and professional costs were lower in the 1996 fiscal year due to the fact that there were no start-up costs for the Company in this year. Costs already incurred in connection with this Prospectus, approximately $50,000 as of January 31, 1996, have been deferred.

  Interest expense increased in the 1996 fiscal year due to the additional borrowings in notes payable and bridge loans. The bulk of the increase is accounted for as follows: The $1,000,000 in notes payable were in existence only part of the 1995 fiscal year and the interest on them accrued in that year totaled $28,000, whereas for the full 1996 fiscal year the interest was $137,000. The bridge loans came into being in June, 1995, so did not affect the 1995 fiscal year. The interest expense in the 1996 fiscal year was $169,000.

  Losses from joint ventures of $17,000 in the 1996 fiscal year and $76,000 in the 1995 fiscal year include $59,000 and $55,000 respectively for amortization of purchase price over net equities in the net assets of LIPA and Plymouth Cogeneration. For the period ended January 31, 1996, the Company's allocated share of income or loss from joint ventures equalled $86,000 gain from LIPA, and $44,000 loss from Plymouth Cogeneration. The Company's gain from LIPA includes $118,000 gain from sale of unused plant equipment.

 Six months Ended July 31, 1996 Compared to 1995

  The Company had no revenues for either of these periods. The losses shown were made up of the following major elements:

                                                                1996     1995
                                                              -------- --------
(Loss) from joint ventures................................... $ 92,000 $ 62,000
                                                              ======== ========
Operating expenses...........................................      --  $ 26,000
                                                              ======== ========
Selling and administrative expenses:
  Salaries and consulting fees............................... $239,000 $190,000
  Legal and professional fees................................   77,000   63,000
  Corporate expenses.........................................   15,000   48,000
  All other..................................................   77,000   94,000
                                                              -------- --------
Total selling and administrative expenses.................... $408,000 $395,000
                                                              ======== ========
Interest expenses............................................ $328,000 $223,000
                                                              ======== ========
The six-month joint venture losses break down as follows:
Lehi Independent Power Associates, L.C. ("Lehi")............. $ 58,000 $ 40,000
Plymouth Cogeneration Limited Partnership ("Plymouth").......   34,000   22,000
                                                              -------- --------
Total (loss) from joint ventures............................. $ 92,000 $ 62,000
                                                              ======== ========

  Operating expenses in the 1995 period resulted from the adjudication of legal action on a project which had been completed and reported on earlier. There will be no further costs associated with this project.

  Consulting agreements which began during 1995 and were not in existence during the 1995 period accounted for the increase in salaries and consulting fees. The Company has entered into a consulting agreement with Indus Inc. for assistance in developing both projects and joint development agreements in Asia, with specific emphasis on India. To date, Indus Inc. has been instrumental in bringing in the potential project for the Rajinder Steel Mill in Raijpur, India and for developing the potential for a consortium with Raunaq Industries in New Delhi, India. The Company has also entered into a consulting agreement with Knoll Capital Management relating to specific work being done for the Company to develop projects in Israel and the Middle East. Knoll Capital Management was instrumental in arranging the kibbutz project in Israel which the Company is currently pursuing. See "Certain Transactions."

  Legal and professional fees were higher in the current quarter due to the additional costs related to the additional bridge loans, amortized over the terms of the loans. Costs incurred in connection with the public and private financing have been deferred. As of July 31, 1996, these amounted to $221,000.

  The corporate expenses in 1995 included a non-recurring cost of $25,000 for a previously planned public offering that was never consummated. Interest expense increased in the 1996 period due to higher levels of borrowing, including bridge loans which began in June, 1995.

LIQUIDITY AND CAPITAL RESOURCES

  The Company has no contractual commitment for capital expenditures at this time. The Company has employment agreements with two of its officers which expire five years from the date of this Prospectus. The agreements provide for minimum annual payments totaling $210,000. Payments under these agreements will not be made until the working capital of the Company permits.

  As a result of accumulated losses, the Company had a negative working capital of $1,910,000, and a capital deficiency of $2,729,000 at January 31, 1996, and $2,794,000 and $3,557,000, respectively, at July 31, 1996. The independent auditors' report for the fiscal year ended January 31, 1996 states that these factors raise substantial doubt about the Company's ability to continue as a going concern. As a result of the Primary Offering, the Company's pro forma working capital at July 31, 1996 would be a positive $1,738,000.

  During the fiscal year ended January 31, 1996, net cash used in operating activities was $641,000. Cash used in investing activities was $29,000, with $53,000 having been used in connection with the Steamboat Acquisition, offset in part by collections of a loan receivable from an officer of the Company.

  During the 1996 fiscal year, $34,000 was received from the sale of Common Stock and $785,000 was received as proceeds from notes and loans payable. Other adjustments brought the total cash flow provided by financing activities to $664,000.

  During the fiscal year ended January 31, 1995, net cash used in operating activities was $874,000. Cash used in investing activities totaled $694,000, of which $647,000 was for investment in and advances to joint ventures. Cash provided by financing activities totaled $1,396,000 with $139,000 derived from sale of Common Stock and $1,375,000 from borrowings.

  During the six months ended July 31, 1996, cash flow was carefully conserved. Salaries were deferred and additional bridge loan borrowings amounting to $175,000 were received. Fifty percent of interest payments to holders of the Convertible Debentures continued to be deferred until paid out of the proceeds of the Primary Offering, by agreement of the holders of the Convertible Debentures.

PLAN OF OPERATION

  The net proceeds of the Primary Offering will be approximately $10,662,000. Of this total, the Company's acquisition of 95% of Steamboat LLC will use $4,691,000 (plus $50,000 that had already been paid as a deposit.) Other liabilities required to be paid have been adjusted to include additional bridge loan borrowings and interest accruals through November 30, 1996. The bridge loans, including interest, total $1,130,000, secured notes payable, including interest, total $1,232,000, and accrued interest on the Convertible Debentures required to be paid as part of the restructuring of these instruments, total $405,000. It is Management's belief that the funds remaining as working capital, together with the income from the projects including the Steamboat Facilities, will be sufficient to meet the requirements of the Company for the next 12 months of operation without having to raise additional funds except on a project finance basis for new projects.

  The steps taken to reduce the Company's interest costs include (i) the capitalization of $500,000 of the Convertible Debentures and the reduction of the interest rate on $875,000 of the balance after consummation of the Primary Offering from 18% to 9%, (ii) the payment of secured notes in the principal amount of $1,000,000 and interest thereon, and (iii) repayment of all bridge loans. The interest expense reflected in this Prospectus gives effect to the fact that three of the 26 holders of Convertible Debentures, representing $150,000 in principal amount, have not agreed to the interest rate reduction from 18% to 9% per annum. Accordingly, the Company's annual interest expense will be $13,500 greater than the Pro Forma amounts shown in this Prospectus.

  In addition, the Steamboat Acquisition is expected to give the Company a positive cash flow from all joint ventures in the current fiscal year. This will not be impacted by payment of dividends since the shares issued to Anchor for the initial bridge loan are being converted to 205,000 shares of common stock.

  The current power purchase agreements with Sierra Pacific Power Company ("Sierra") provide for price adjustments in December 1996 for Steamboat 1 and in December 1998 for Steamboat 1A. Under the contracts, Steamboat LLC is required to sell power to Sierra for additional 10-year periods at the then-prevailing short-term avoided costs for electricity for Sierra. However, Sierra has indicated that it would be willing to negotiate a mutual release of the contract. If the price adjustments were to be made now, the new prices based on the contract formula would be substantially less than the existing contract rates. Although Management believes that revenues generated will still be in excess of the costs of production, there is no assurance that future prices at which the electricity generated by the Steamboat Facilities may be sold will exceed the cost of production, or that Steamboat LLC will generate adequate cash flow from operations to meet its investing and financing requirements. Although the prices are variable and fluctuate, if, as expected, a substantial reduction in power prices for Steamboat 1 takes place in December 1996, the result would mean a decrease in the Company's share of the net earnings of Steamboat LLC, which, depending on the extent of the price reduction, could result in the Company reflecting a net loss. If rates offered by Sierra are not satisfactory, the Company and its partners may seek to negotiate termination of the existing contracts. The Company believes that under new regulations it will be able to sell the output of electricity to other electric utility purchasers at more favorable prices.

  The Company will contribute $1,000,000 to Steamboat LLC for the purpose of buying out certain royalty interests and to fund certain improvements to the Steamboat Facilities which are expected to result in higher electricity output. While negotiations with certain royalty owners have already begun, no agreements have yet been concluded and potential savings from royalty reductions are not reflected in the pro forma financial statements presented herein. Additional royalty agreements, applying only to Steamboat 1, call for payment of a total of 30% of the net revenue of Steamboat 1 after certain deductions, starting March 1, 1997. The resulting effect on the net income of Steamboat LLC and on the Company's after tax income will depend on the other elements of power sales revenues outlined above. Assuming the reduction in income from power sales illustrated above, and the buyout of no royalty interests, the cost of these net revenue royalties could be in the range of $50,000 to $100,000 annually. Negotiations with these interests have also already begun, and Management believes they will be successfully purchased although no assurance can be given that such negotiations will be successful. See "U.S. Energy Systems, Inc. and Subsidiaries Pro Forma Condensed Consolidated Statements of Operations," "Steamboat Facilities Pro Forma Condensed Combined Statement of Operations," and "Business--Current Operations and On-Going Projects."

  In 1995, the Company and its partners in the Lehi Plant concluded a sale of non-essential engines and parts of the Lehi, Utah plant for a gain of approximately $236,000, with 50% or $118,000 as the Company's share. The partnership is using a portion of the funds from this sale to upgrade the remaining two engines and place them in service. Currently there are no contracts for the sale of the power output of the Lehi Plant. However, negotiations for such contracts will begin as soon as the plant is in operational status, and it is anticipated that cash flow will be generated during the fourth quarter of the fiscal year, provided that it obtains the necessary air quality permits. Alternatively, the Lehi partners may decide to sell two of the engines and to replace them with a larger and more efficient gas turbine. If such sale is made, the Company would benefit through its 50% share of the revenue from the sale; however, operations would be delayed until the second quarter of the next fiscal year. The cost of the new engine is expected to be fully financed directly through the manufacturer without additional investment by the Company.

  Under Title V of the Clean Air Act, the Lehi Plant must obtain an operating permit from the Utah Division of Air Quality before it can commence operations. The Title V program did not take effect in Utah until July 10, 1995. Therefore, a Title V permit was not a requirement during past operations of the facility, but it will be a requirement for future operations. A permit modification would also be necessary if new engines are installed or if capacity is increased.

  The Plymouth, NH plant has been operating since January 1995 and historically has not provided revenues or cash flow to the Company because of costs related to equipment adjustments and operational reserves required by the terms of the financing. However, the plant has begun to provide cash flow to the Company. The Company received its first distribution amounting to $20,000 in August 1996. In addition, switching the plant's fuel supply to less expensive waste oil, as is presently being contemplated, could add to cash flow starting during the next fiscal year, as the Partnership has an agreement with the university to share equally in any fuel savings. There are also plans being studied to expand the size of the project to serve other New Hampshire college system campuses through wheeling, as described in "Business," which would take place during fiscal year 1998.

  The Company also expects revenues from other projects, currently being negotiated, that will be under way during the next twelve months but are not yet under contract. There are five such projects, not including Steamboat, at least four of which the Company believes will be secured and from which revenues are anticipated to commence within the next twelve months. These include two projects for two separate shopping malls in El Paso, TX, a large resort and commercial center in St. Thomas, USVI, a residential and commercial center at a kibbutz in Haifa, Israel, and in the long term a steel mill in Raipur, India. With regard to the shopping malls and the St. Thomas resort, the Company and its joint development partners in each case will own and operate the cogeneration facilities. The Company has signed a letter of intent with the owners of Bluebeard's Castle, a large resort and commercial complex in St. Thomas, USVI, to build and operate a 3 megawatt Cogeneration plant and a 120,000 gallon per day water recovery system in the resort's property. The Company, the resort manager and the resort owners will own the cogeneration plant and water system and share revenues based on capital investment in the project. The resort owners have paid approximately $41,000 for the installation of the first of six engine generators, installed September 1996. While the Company anticipates realizing additional revenues for its engineering and equipment sales to the project immediately upon the start of construction, and anticipates that the main stream of revenue will be the sale of energy to the host facilities over the fifteen year term of the contract, there can be no assurance that this will occur. In the case of the Israeli kibbutz project, the Company would be selling the hardware and providing engineering services for installation to the kibbutz, and the Company's revenues will be derived from these sales. In the case of the Raipur steel mill, the Company will provide consulting services to the steel mill for the acquisition, shipping and installation of the hardware. The consulting fee will be a percentage of total cost.

  These other projects should not require capital outlays, as they will be self-financed. The working capital remaining after the closing of the Primary Offering, together with the regular income from Steamboat LLC, will be adequate for operational needs during the next twelve months.

  While the Company does not conduct research and development per se, it will expend funds to investigate and develop new projects. It is anticipated that a total of approximately $100,000 will be spent over the next twelve months on such endeavors, which will come from working capital as available. Although each project which comes on stream has its own project staff which becomes a cost of the specific project, the Company does plan to add at least three more employees to headquarters staff to assist management. Expenses for such staff increase, as well as expenses for outside consultants, have been taken into account in planning for the Company's budget over the coming year.

RESTRUCTURING OF DEBT

  Concurrently with the consummation the Primary Offering and the other Closing Transactions, the Convertible Debentures, of which an aggregate principal amount of $1,525,000 is outstanding, will be restructured by converting $500,000 principal amount into 125,000 shares of Common Stock and 125,000 Private Warrants and reducing the conversion rate on $875,000 of the remainder to $8.00 per share from the present $16 per share, making the remainder convertible into 128,125 shares of Common Stock. From and after the consummation of the Primary Offering, the interest rate on $875,000 in principal amount will be 9% instead of the present 18%. Three of the 26 holders of Convertible Debentures, representing $150,000 in principal amount, have not agreed to participate in this restructuring.

ACCOUNTING STANDARDS

  During the fiscal year ending January 31, 1997, the Company will be required to adopt Statement of Financial Accounting Standard ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets," and SFAS 123, "Accounting for Stock-Based Compensation," neither of which is expected to have a material effect in the Company's financial statements.

IMPACT OF INFLATION

  The Company's contracts include adjustments for changes in inflation indices. The impact of inflation on Company earnings and cash flows is expected to be minimal.

                                   BUSINESS

THE COMPANY

  The Company, formerly called Cogenic Energy Systems, Inc. and U.S. Envirosystems, Inc., was incorporated under the laws of the State of Delaware in 1981 in order to engage in the design, assembly, turn-key sale and installation of factory built cogeneration systems powered by diesel oil and/or natural gas. Richard H. Nelson, President of the Company, is one of the two founders of the Company and acted as its Chief Executive Officer until 1989. In late 1986, the Company was impaired by a $2,100,000 judgment resulting from a contractual dispute in California. Although ultimately settled, the protracted court case caused serious delays in planned expansion and in sales. Despite extensive restructuring, the increasingly recessionary economic climate during that period led to a serious cash shortage. By mid-1989, the Company filed for protection under Chapter 11 of the Bankruptcy Code.

  Utility Systems Florida, Inc. ("USF") was formed by Mr. Nelson in late 1991 with the objective of entering into the alternative energy industry. USF proposed a Plan of Reorganization for the Company with the intent of merging USF with the reorganized company. The Plan of Reorganization was approved by the creditors and stockholders of the Company, and the U.S. Bankruptcy Court, Southern District New York, confirmed the Plan in March 1993. Pursuant to the Plan, USF was merged into the Company and the Company was renamed U.S. Envirosystems, Inc. Mr. Nelson resumed the positions of President and Chief Executive Officer of the Company when it emerged from bankruptcy. On May 17, 1996, the Company changed its name from U.S. Envirosystems, Inc. to U.S. Energy Systems, Inc.

BUSINESS OF THE COMPANY

  Since its reorganization, the Company has been engaged in the independent power plant ("IPP") industry as a project developer, owner and operator. IPP's produce electricity for sale to either direct end users or to regulated public electric utility companies. Regulated public electric utility companies have historically produced electricity and have held the exclusive distribution rights of the electricity thus produced to end users in specific geographic territories. The exclusive right to the distribution of electric power within a specific territory is a right granted to the regulated public utility company by the various state public utility commissions where such regulated public utility companies are located. Because the exclusive franchise right is in effect a monopoly, the rates charged for electric power and other services, as well as overall operations, are regulated by the state public utility commissions.

  In recent years, however, federal and state laws have been promulgated to reduce and/or eliminate the regulated public electric utility industry's monopoly over the production and sale of electric power in order to enhance competition among electricity providers, hence, the emergence of IPP's. In addition to conserving natural resources and reducing atmospheric pollution by encouraging more efficient production of electric power, competition should result in lower consumer costs for energy. "Independent power plants" and "cogeneration plants" are frequently used interchangeably to describe the power industry which is an alternative to the regulated power industry. IPP's generally, but not always, produce power utilizing a process known as "cogeneration." Cogeneration is defined as the production of two or more energy forms (typically electricity and heat) simultaneously from the same fuel source. While producing electricity, otherwise wasted heat is recovered from the exhaust and/or engine cooling water. This recovered heat can be used to replace heat which would otherwise be made from conventional furnaces and boilers. Other IPP's may not technically be "cogenerators" but rather utilize renewable fuel sources such as geothermal, wind, solar, hydro, and waste products such as waste oil, waste wood and other bio-mass waste, or landfill gas. The favorable economics of cogeneration or innovative and inexpensive renewable fuel sources allow IPP's to compete with the longer established regulated power industry.

  The Company's strategy is to seek projects requiring power production or cogeneration and to become an equity participant with the owners, developers or other involved parties in return for the Company's expertise in the structuring, design, management and operation of the projects. Often, at the time of the Company's initial involvement, such projects will have advanced beyond the conceptualization stage to a point where the engineering, management and project coordination skills the Company offers are required to proceed. Although the Company has only begun to develop new projects since USF merged with the reorganized Cogenic Energy Systems, Inc. in November 1993, the president and key consultants of the Company have been involved in the power generation industry for over twenty years and the alternative energy business for over fifteen years and have been involved in the building of over 200 power projects in the United States and abroad ranging in size from 100 kilowatts to 50 megawatts. Innovative power projects developed by the principal executive include cogeneration systems for ocean-going U.S. Coast Guard and Navy vessels.

  In furtherance of its strategy, the Company is opportunistically pursuing:
(i) existing IPPs and cogeneration facilities which can be bought at favorable prices; (ii) IPP and cogeneration projects not yet built but for which another developer has successfully negotiated the basic requirements for a plant including power purchase agreements, environmental permits, etc., and (iii) special market opportunities for cogeneration and energy savings projects (such as large shopping malls, resorts, etc.) where such energy applications are not presently in common use and where the Company can enter into joint development agreements with the property owners to own and operate such facilities. With regard to the latter, the Company possesses designs for, and will continue to seek out or develop, special energy-efficient products such as natural gas powered air conditioning with emphasis on the health care, food processing, shopping mall and hotel markets where large quantities of electricity, air conditioning and hot water are required on a continuous and simultaneous basis.

  The Company believes the greatest future potential for the Company in the independent power plant/cogeneration market within the United States is in facilities in the 3 to 50 megawatt size range. Additionally, the Company believes that the largest potential for "inside-the-fence" facilities (where all the energy forms produced are consumed at the power plant location) falls into this size category. This range is advantageous because, within this range, and depending on geographic location, these plants usually fall below thresholds requiring prolonged environmental and air quality permit procedure and may achieve more favorable pricing for its electricity from either the utility grids or local customers. The reasons for more favorable pricing are that plants of this size can be located in specific areas of power capacity shortages. Regulated utility companies purchasing such power to assist in meeting shortages are frequently willing to pay more than "avoided cost" (i.e., their cost to produce an incremental kilowatt), and local end users are frequently willing to pay full retail prices which is more cost effective than interruptions of service due to shortage induced brown-outs.

  Also, the air quality permitting process for the size range contemplated by the Company is generally faster, easier and more assured than in the larger projects. The basis for granting air quality permits varies from location to location, but permits are always required before commencement of operations. In applying for such permits, the facility developers present a computer model of emissions of carbon monoxide and nitrous oxides which would be expected to issue from the facility over a one year period. This model is based on the fuel used, the anticipated annual hours of operation, the engine manufacturer's specifications for emissions, and the reduction of such emissions from application of catalytic converters or other devices. The emissions are then expressed in weight, e.g., "100 tons per year." The local air quality authority will then determine if this is acceptable for the area. The local air quality authority may or may not require continuous emissions monitoring to insure that the level of emissions granted in the permit are not exceeded.

  If the facility is recovering waste heat and utilizing that heat to displace heat which would otherwise be made from burning fuels in conventional furnaces or boilers, and if the emissions from the facility are actually less than the emissions which would be forthcoming from the conventional furnaces or boilers so displaced, there is said to be a "net reduction" in emissions for the area, and the permitting authorities will normally act promptly and favorably to grant the permit. If the facility is not using recovered waste heat to displace other heat source emissions, e.g., a large, stand-alone generating plant with no cogeneration, there would be a "net increase" in emissions in that geographic area. Under such circumstances, the permitting process could be prolonged and made difficult by public hearings, public interventions, and the considerably more careful determinations which the local air quality authority must make in order to decide whether or not such net increase in emissions can be allowed.

  In the smaller size range, so-called "inside-the-fence" projects, nearly all of the electrical and thermal output can be utilized by the host site. The thermal output of the cogeneration system replaces conventional thermal output from the host's boilers and furnaces with substantially less atmospheric emissions of nitrous oxide (NOX) and carbon monoxide (CO) because of the emission control technology available to cogeneration engines which is not available to boilers and furnaces. Since the cogeneration system results in a net reduction in emissions for the specific site, air quality permitting authorities will generally respond quickly and favorably. In contrast, while the larger projects (over 50 megawatts) usually have no problems in placing the electrical output, there is a problem in finding suitable thermal hosts who can use the vast quantities of heat produced. Under such circumstances, even if all of the host's thermal requirements are offset, there is still an increase in net emissions in the area of the power plant. A prolonged and difficult permitting process is frequently the result.

  The Company has begun to develop several projects in the 3 to 50 megawatt size range with emphasis on "inside the fence" applications. Although natural gas has proven to be a superior and economical fuel choice for many sites, the Company also intends to emphasize projects which can utilize alternative and/or renewable fuels, since such projects not only serve the interests of the public from an environmental and ecological standpoint but also have the greatest potential for earnings because of the low fuel costs. In addition to potential within the United States, there are substantial opportunities overseas for such projects, especially in Latin America and Asia. The Company believes that energy shortages, combined with national policies to privatize power production in many developing countries, are creating an increasing potential for U.S. companies in the independent power industry. In addition to international agencies such as the World Bank and the Inter-American Development Bank, there are a growing number of private institutional lenders who provide project financing for such developments. The Company has commenced an effort to create consortiums with both foreign companies and other U.S. companies to pursue this market since the Company does not presently have the financial resources or personnel to pursue such projects by itself. For example, the Company has entered into a memorandum of understanding with Raunaq Industries in India to pursue the creation of a consortium to build one or more large coal fired power plants. In Panama, while no definitive consortium agreement has been signed, the Company and its Panamanian partners have created a Panamanian corporation (Panavisa), which has applied to the Panamanian government for pre-qualification to bid on several projects.

COGENERATION AND INDEPENDENT POWER PRODUCTION

  Cogeneration is the process of producing two or more energy forms (typically electricity and heat) simultaneously from the same fuel source. In order to encourage the conservation of natural resources such as fossil fuels and to foster development of non-fossil fuel energy sources, the federal government enacted PURPA, which mandated that all state public utility commissions require public electric utility companies to cooperate with privately owned cogeneration facilities, both by purchasing electricity from such facilities at the utility company's "avoided cost" (i.e., the utility company's incremental cost for generating such electricity itself) and by providing standby power to such privately owned facilities.

  When electricity is produced, whether in a small cogeneration facility or in a large central utility power plant, the energy efficiency of the fuel used (the electrical output expressed in BTUs divided by the amount of BTU input to the engines) does not exceed 35%. The remaining 65% of available energy efficiency from the fuel is waste heat, either expelled from the exhaust or removed from the engine's jacket water by radiators. By recovering substantial portions of this otherwise wasted heat, and by converting this heat into useful thermal purposes, the fuel efficiency of a cogeneration facility can approach 75%. This converted waste heat replaces heat that would otherwise have to be made using yet another fuel. Central utility power plants have the ability to recover such heat, but the long distances of such plants from customers who could utilize thermal energy makes recovery and transport impractical.

  In April 1996 the Federal Energy Regulatory Commission ("FERC") promulgated a regulation which orders all electric utility companies to open their transmission lines to independent power producers thus allowing wholesale purchase of power by the utilities from distant independent producers. While the federal regulation does not mandate that the transmission lines be opened for direct sale of power by independent producers to retail end users, many states are expected to phase in such regulations in the future. See "Business--Government Regulation."

CURRENT OPERATIONS AND ON-GOING PROJECTS

  Steamboat Geothermal Power Plants. The Company has signed an agreement to form Steamboat LLC, a limited liability company which will acquire two geothermal power plants, referred to as the Steamboat Facilities, in Steamboat Hills, Nevada. Electricity is produced in these geothermal plants through the use of heat in the form of hot water from the earth. The electricity is produced through a "binary system" in which geothermal hot water is circulated in one closed loop and, in another closed loop, inert gas is compressed and heated. The compressed inert gas drives turbines to generate the electricity. The geothermal water is reinjected into the earth to be re-heated again through the earth's sub strata magma formation. Because there are virtually no atmospheric emissions or pollutants in the process, because the natural resource (water) is constantly returned to the earth to avoid depletion of the underground aquifer water table, and because the heat source is the earth's natural magma layer, geothermal power is considered one of the most environmentally sound methods of producing electricity. However, it can only be produced in locations where specific geological formations exist.

  Steamboat LLC will acquire the Steamboat Facilities from Far West Electric Energy Fund L.P. ("FWEEF") and I-A Enterprises subject to a mortgage (the "Mortgage") in favor of an institutional lender and certain net revenue or royalty interests in steam extraction rights. Far West Capital is the general partner and a limited partner in FWEEF. The Company will obtain a 95% interest in Steamboat LLC by contributing to Steamboat LLC the $1,575,000 cash purchase price (less $50,000 down payment previously paid by the Company) for the Steamboat Facilities. Far West Capital will own the remaining 5%. The Mortgage, on which the last quarterly principal payment was made on October 20, 1996, will have a face value of $3,800,000 at November 30, 1996 net of an escrowed reserve, and will be acquired by the Company for $2,166,000 and contributed to Steamboat LLC. While the Mortgage is in technical default, the holder of the Mortgage has waived its rights and has negotiated with the Company the payment for the Mortgage. An additional $1,000,000 in cash will be contributed by the Company to Steamboat LLC to provide capital for the potential acquisition of certain of the royalty interests and for funding certain improvements to the Steamboat Facilities. While negotiations with certain royalty owners have already begun, and the Company and its partners believe that these interests can be bought out, no agreements have yet been concluded and no potential savings from royalty reductions are reflected in the pro forma financial statements presented herein. Additional royalty agreements, applying only to Steamboat 1, call for payment of a total of 30% of the net revenue of Steamboat 1 after certain deductions, starting March 1, 1997. The resulting effect on the net income of Steamboat LLC and on the Company's after tax income will depend on the other elements of power sales revenues outlined above. Assuming the reduction in income from power sales illustrated above, and the buyout of no royalty interests, the cost of these net revenue royalties could be in the range of $50,000 to $100,000 annually. Negotiations with these interests have also already begun, and Management believes they will be successfully purchased, although no assurance can be given. See "U.S. Energy Systems, Inc. and Subsidiaries Pro Forma Condensed Consolidated Statements of Operations," "Steamboat Facilities Pro Forma Condensed Combined Statement of Operations" and "Management's Discussion and Analysis of Financial Condition and Plan of Operation--Plan of Operation."

  Far West Capital has a 5.14% ownership interest in FWEEF and is contributing to Steamboat LLC the debt owed to it by FWEEF. Far West Capital will not receive any portion of the purchase price paid by the Company. The Company will receive the first $1,800,000 of Steamboat LLC annual net income. For net income above $1,800,000, Far West Capital will receive: (i) 55% for the first five years and (ii) 5% thereafter, with the Company to receive the balance. Far West Capital was established in 1983 and has been a developer and operator of cogeneration and independent power projects, principally hydroelectric and geothermal, in the western United States and is the Company's current partner in LIPA. The two Steamboat geothermal plants were built in 1986 and 1988, respectively, by Far West Capital. A substantial portion of the net proceeds of the Primary Offering and the Private Placement will be used for this acquisition, which will generate immediate cash flow for the Company, thereby allowing it to pursue and launch additional projects, none of which is the subject of a binding or definite agreement.

  The Steamboat Facilities are currently managed by the professional operations staff of SB Geo, Inc. The principals of Far West Capital own the majority interest in SB Geo, Inc. After the Company has purchased its equity interest in Steamboat LLC, SB Geo, Inc. will continue to manage the day-to-day operations of the Steamboat Facilities. Charges by SB Geo, Inc. for services rendered will be negotiated at arms length, and may not exceed charges for similar services which could be obtained from other sources.

  The two geothermal plants produce 8 megawatts of electric power which is sold under two power purchase agreements to Sierra. The plants have operated at 99% capacity since inception. The current power purchase agreements have price adjustments in December 1996 for Steamboat 1 and in December 1998 for Steamboat 1-A, which require Sierra to purchase and Steamboat LLC to provide electricity at Sierra's then-prevailing short-term avoided cost. If the price adjustments were to be made now, the new prices based on the contract formula would be substantially less than the existing contract rates. Although Management believes that revenues generated will still be in excess of the costs of production, there is no assurance that future prices at which the electricity generated by the Steamboat Facilities may be sold will exceed the cost of production, or that Steamboat LLC will generate adequate cash flow from operations to meet its investing and financing requirements. Although the prices are variable and fluctuate, if, as expected, a substantial reduction in power prices for Steamboat 1 takes place in December 1996, the result would mean a decrease in the Company's share of the net earnings of Steamboat LLC, which, depending on the extent of the price reduction, could result in the Company reflecting a net after tax loss. However, Management believes that a more satisfactory price is likely to be obtained for the electricity generated in the Steamboat Facilities through negotiations with Sierra or otherwise, although no assurance can be given that such efforts will be successful. In addition, if Sierra were to consent to releasing the Company from the existing power purchase agreements, the Company would be free to sell the power to other utilities. While under the power purchase agreements, Sierra has an obligation to buy the electricity generated and the plants have an obligation to sell the same to Sierra, negotiations relating to the price adjustments may result in a mutual cancellation of the agreement if such is favorable to both sides. Sierra has indicated it would be willing to negotiate a mutual cancellation.

  There are currently five geothermal power projects operating in Steamboat Hills, Nevada, totalling approximately 62 megawatts of output. In addition to the 8 megawatt Steamboat 1 and 1-A projects which came on line in 1986 and 1988, respectively, the 35 megawatt Steamboat 2 and 3 projects were developed and built by Far West Capital in 1992 and remain owned by Far West Capital. In addition, Caithness Power, Inc. brought a 12 megawatt project on line in 1995. There is currently a total of approximately 170 megawatts of geothermal power being produced in Nevada with production from the Steamboat Hills area accounting for approximately 36%.

  Plymouth State College, New Hampshire. In 1994 the Company, through its subsidiary, Plymouth Envirosystems, Inc., acquired a 50% interest in Plymouth Cogeneration which owns and operates a cogeneration plant which produces 2.5 megawatts of electricity and 25 million BTUs for heat at Plymouth State College, in Plymouth, New Hampshire. The facility provides 100% of the electrical and heating requirements for the campus, which is a part of the University of New Hampshire system, under a twenty year contract. The project, which cost $5.9 million to construct, is comprised of a combination of diesel engine-generators, heat recovery and supplemental boilers, and the complete civil works tying all campus buildings into a single heating loop. The project was financed prior to the Company's acquisition of a 50% interest through $5,110,000 in State of New Hampshire tax exempt revenue bonds and $700,000 in equity. The Company paid a total of $636,000 in cash and 11,400 shares of Common Stock for its 50% interest.

  The Company's partners in Plymouth Cogeneration are Central Hudson Enterprises Corporation, a wholly owned subsidiary of Central Hudson Gas & Electric Corporation of New York, and Independent Energy Corporation ("IEC"). The project was completed in November 1994 and put into full commercial service in January 1995. IEC Plymouth, Inc. ("IEC Plymouth"), a wholly-owned subsidiary of IEC, runs the day-to-day operations of the plant and the management decisions are resolved by a management committee which is composed of representatives of the Company, IEC and Central Hudson Enterprises Corporation.

  The State of New Hampshire has initiated a study to determine the feasibility of expanding the existing facility to wheel electric power to two other state college campuses. Also, plans are currently being developed by Plymouth Cogeneration to install special fuel treatment equipment which will allow the existing engines to burn less costly and more efficient fuels. Fuel cost savings would be shared equally between the college and the partnership. There can be no assurance that such fuel treatment equipment will be installed or that such fuel cost savings will be realized.

  Lehi Cogeneration Project. In January 1994, the Company, through its subsidiary, Lehi Envirosystems, Inc. ("LEI"), purchased a 50% equity interest in LIPA, which owns a 17 megawatt cogeneration facility in Lehi, Utah and the underlying real estate, hardware and permits to operate. Although the facility has been dormant since 1990, work is underway to commence operations at the facility and the Company believes it is capable of future operations. The Company estimates that it will cost $30,000 to commence operations. The successful operation of the plant also requires the negotiation of an agreement with a utility company to purchase the electrical output. LIPA has been negotiating with the municipal authority and the town of Lehi. No agreements are yet in place and there can be no assurance that the Company will be able to successfully negotiate any contracts. The Company and its partners, who own the remaining 50% of LIPA, share on a pro-rata basis the ownership, retrofitting costs, annual expenses, and revenues associated with the project. The Company financed its acquisition cost of $1,225,000 for this interest through the issuance of Convertible Debentures. In addition to payment of interest, the Company is obligated to pay the holders of the Convertible Debentures a pro rata portion of 50% of LIPA's share of the net revenue (net of funds required for the payment of interest) resulting from LIPA's energy sales. See "Description of Securities--Convertible Debentures" and "Certain Transactions." The Company's partners in the Lehi project are Far West Capital and Suma Corporation ("Suma"), a Utah company with interests in waste-to-energy projects. The Lehi facility is managed by a management committee which is composed of representatives of Far West Capital, Suma and the Company.

  Lehi originally had three engine generators totaling 17 megawatts. One unit which would have required extensive and costly repairs was sold in December 1995, resulting in a gain of approximately $236,000. The two remaining units totaling 10 megawatts are currently being prepared to start commissioning in order to allow them to be put in operation during the fourth quarter. Concurrently with readying these engines for operational status, the LIPA partnership has received an offer to purchase these engines and is evaluating this option. If a satisfactory sales price is obtained, LIPA would thereafter begin plans to acquire and install a 35 megawatt gas turbine, which would have substantially greater efficiency. If the engines were sold, commencement of operations would be delayed from the fourth quarter of the current fiscal year until the second quarter of the next fiscal year. The proceeds from the sale of these engines would provide sufficient operating capital for the partnership until the larger gas turbine was operational. Financing for the gas turbine, if this option is selected, would be provided by the engine manufacturer.

  Under Title V of the Clean Air Act, the Lehi Plant must obtain an operating permit from the Utah Division of Air Quality before it can commence operations. The Title V program did not take effect in Utah until July 10, 1995. Therefore, a Title V permit was not a requirement during past operations of the facility, but it will be a requirement for future operations. A permit modification would also be necessary if new engines are installed or if capacity is increased. Because all existing facilities were required to submit operating permit applications in 1995, the Division of Air Quality has had a significant backlog.

  Shortly after the Company's interest in the project was purchased, Micron Technologies, Inc. ("Micron") announced it intended to build a $1.5 billion manufacturing facility in the town of Lehi on property one mile from the Lehi Cogeneration Facility. The town announced that it would supply power to Micron through its municipal power authority. The town does not have a power generation capability, but acquires power through the Utah Association of Municipal Power Systems ("UAMPS"). Over one year was spent in discussions with Micron, the town of Lehi, and UAMPS as to the feasibility of increasing the capacity from the facility to serve the 35 megawatt requirements of Micron. As a result of these discussions, the Company and its partners decided to sell one seven megawatt engine which was non-functional in order to make room in the plant for a larger and more efficient engine. It was also decided during this period that it was premature to put the plant in operation before its full intended utilization was determined. Management had been negotiating with Micron to provide direct sale of 35 megawatts from the Lehi facility. During these prolonged negotiations, and up until Micron's decision in April 1995 to suspend construction of their new plant, Management was constrained by local political sensitivity from seeking sale of electricity from the Lehi facility to other potential purchasers. Management believes, however, that the substantial population and industrial growth being experienced in the area is creating a large, future market for power. Management further believes that it should plan to increase the Lehi facility's size to 35 megawatts using high efficiency gas turbines since a market is rapidly developing. Even in the absence of Micron, 35 megawatts is the size under discussion because the plant's air quality permit allows for
249.9 tons of emissions annually, which fits the profile of a 35 megawatt combined cycle gas turbine.

  The Lehi cogeneration plant was originally built in 1987 at a cost in excess of $20,000,000. The plant operated successfully as a small power production facility under "qualifying facility" status granted by FERC from date of commissioning until 1990, selling its electric output to Utah Power and Light and its recovered heat to a large adjacent greenhouse operation. In 1990 the original developer, which suffered financial problems not associated with this project, filed for protection under the bankruptcy laws. The Lehi plant, along with a number of other assets, were sold by the bankruptcy court in April 1993. The Lehi plant was purchased by a Salt Lake City group, Lehi Co-Gen Associates, L.C., with the intention of either reselling the component equipment contained within the plant or re-establishing the cogeneration operation in partnership with interested parties. Extensive engineering and economic due diligence studies were conducted on the project by Southern Electric International, a subsidiary of the Southern Company, one of the largest electric utility companies in the United States, in conjunction with the Company, resulting in a decision to restore the plant to full operational status. The studies estimated that the salvage value of the hardware and parts alone should be in excess of $3,000,000. LIPA purchased the facility from Lehi Co-Gen Associates, L.C. in early 1994 for approximately $292,000.

  The Lehi plant uses dual fuel configuration reciprocating engines. These engines can run on either diesel fuel or natural gas, or a combination thereof. The plant can be operated on 5% diesel fuel and 95% natural gas, for optimum environmental and economic efficiency. The plant is totally self-contained, with state-of-the-art switchgear and computerized electronic controls. Full environmental assessments have been conducted which indicate that no environmental hazards are present or likely to occur. One of the most important features of the plant is its extant air quality permit, allowing the plant to operate with emissions of up to 249.9 tons of nitrous oxide ("NOX") annually. With expanded and upgraded hardware, this permit will allow the plant to increase operational output substantially.

  Prior to resuming operations, the facility may be required to obtain a permit to authorize the discharge of oil into the city sewer system, which permit may limit the authorized levels of such discharge. Additionally, before the facility can become operative, it is required to install a CEM. Although the Company intends to install a CEM, there can be no assurance that it will be able to do so.

  Shopping Malls. The Company has entered into a joint development agreement with the Cowen Investment Group to develop, build and operate cogeneration plants in the United States. Cowen is a financier of real estate projects. Under the joint development agreement, Cowen will provide the customers and the cogeneration project financing. Cowen will retain 60% of the profit interests in the projects and the Company will retain 40%. The Company's responsibility is to provide the technical expertise, design, equipment selection and installation services. The joint venture is negotiating with a major real estate company which owns and operates approximately 200 shopping malls throughout the United States. Three of the malls have been considered for initial test sites and engineering has begun for the first site. The Company is carrying the cost of preliminary engineering which will be reimbursed from the project if it is undertaken. The Company and Cowen have also begun discussions with a second major owner and operator of over 40 malls and has begun feasibility studies to determine the best initial sites. The targeted shopping malls are all enclosed structures with an average interior space of 500,000 square feet. Such malls have substantial electric demand, with 18 hours of daily power plant operation, seven days per week, and with almost year-round air conditioning requirements without regard to geographic location. The average cogeneration system configuration for such malls would consist of 4 megawatts in electric generation, with recovered heat utilized for absorption air conditioning (in which the recovered heat causes inert gases to expand and compress to produce chilled air, as opposed to conventional compression powered by electric motors.) The systems would also require up to 1000 tons of supplemental non-electric air conditioning. The supplemental non-electric air conditioning, in most cases, would be provided by engine driven chillers ("EDC"). An EDC produces chilled water by utilizing conventional compressors, but powering the compressors with natural gas fueled engines as opposed to electric motors. The EDC units would be manufactured by sub-contractors from designs developed and owned by the Company. While initial plans have been drawn and reviewed with the mall owners, there can be no assurance that the joint effort with Cowen will lead to any contracts being signed with mall owners or cogeneration systems being installed.

  Under the plan discussed with the mall owners, the joint development company would engineer, build and operate the cogeneration facilities, with financing arranged by Cowen. The joint development company and the mall owner would share energy savings for a fifteen year period, after which time the cogeneration plant ownership would revert to the mall owners. A proposed agreement with one of the mall owners calls for at least ten such installations. The mall owners have indicated, however, that installations of cogeneration systems would be contemplated at all malls where certain basic economic criteria for cogeneration exists. The Company and Cowen believe that approximately one-third of the malls can meet the economic criteria of a minimum of twenty-five percent annual energy savings. Since all of the malls are of similar configuration and have similar energy patterns, there would be an economy of scale: project design could be replicated at multiple locations with only modest configuration changes. A contract for the first mall is expected to be signed in the third fiscal quarter of 1996 with construction commencing shortly thereafter, although there can be no assurance that this will occur.

  U.S. Virgin Islands. The Company has signed a letter of intent and is currently in final contract preparation with Bluebeard Holding Company to build a 3 megawatt cogeneration project for Bluebeard's Castle, a major resort in St. Thomas, U.S. Virgin Islands. Utility services for the Islands, like many other areas of the Caribbean, were severely impacted during the 1995 hurricane season, and the Company believes that many public and private buildings are presently considering "inside-the-fence" cogeneration facilities in order to assure reliability of electric and hot water services as well as to reduce present high costs of utility-provided services.

  It is contemplated that the Company, the resort manager and the resort owner will form a limited liability entity, which will own and operate the cogeneration facility, selling discounted power to the hotel and adjacent commercial buildings. The profits and cash shall be distributed pro rata on the basis of the capital contributions of the parties to the contract. The Company will be credited for its capital contributions as a result of the services it will provide to the joint venture. It is also contemplated that the cogeneration facility will include a 120 thousand gallon per day reverse osmosis water purification system to convert sea water to potable water. Supplies of fresh water, which are always in short supply in the Islands, were even further reduced as a result of the storms. It is contemplated that the resort's holding company will arrange twenty-percent equity for the project, with the balance being financed through local banks. The Company will provide design, equipment selection and installation services for the project. The holding company is also in the planning stage for a large, new resort, apartment and shopping complex on the eastern end of St. Thomas for which a cogeneration facility is planned. It is contemplated that the limited liability entity to be formed by the Company and Bluebeard Holding Company will own and operate this future facility and will seek additional resort facilities for cogeneration throughout the Virgin Islands and other islands in the Caribbean. While final contracts are in preparation, the project has already begun with the receipt of initial funding from Bluebeard and the scheduled installation of the first of six engine generators to be used in the project.

  Waste Motor Oil Project. In November 1992, the Company was engaged to design and build a three megawatt cogeneration plant in Virginia for a private energy investment fund under a turn-key contract for $1,600,000. The plant was built and put into commercial service in July 1993, eight months after commencement of the project. The private energy fund had signed a long term contract with Virginia Electric Power Company ("VEPCO") to provide 3 megawatts of demand capacity to the VEPCO grid, and contracted with the Company to provide an operational system both rapidly and cost effectively. The Company created a distinct design utilizing rebuilt, very low RPM internal combustion engines, which have the capability of utilizing waste motor oil as fuel. The use of waste motor oil not only reduces the fuel costs for the project, but also solves a local environmental problem of disposing of over 800,000 gallons annually. The Company will employ the techniques developed on this job in future projects. The Company has no ongoing equity interest in this project.

  Nevada District Heating Project. Concurrently with the closing of the Primary Offering, the Company will be acquiring an 81.5% interest in NRG Company LLC ("NRG") for $265,000. NRG was recently formed and funded at $70,000 by several investors in the Company, including Messrs. Rosen and Nelson (see "Certain Transactions--Reno Project"). From these funds NRG made a loan of $50,000 to Reno Energy LLC ("Reno Energy"). $250,000 from the Company's capital contribution to NRG will be loaned to Reno Energy to bring the total loan to $300,000. The purpose will be to fund pre-development expenses associated with the proposed development of a geothermal district heating project. The loan is to be repaid over three years with interest at 9% per annum, or with the proceeds from any financing transaction.

  There is a large industrial park being developed in Reno on a 1200 acre area in close proximity to the district heating plant. The first phase of the park is already sold out, and the entire park is expected to be developed within the next four to seven years. An examination of the current property owners of the park indicates that the park will house mostly commercial buildings with some industrial facilities. Also, a 200-bed hospital and 300-room hotel are planned to be built in the park, with many more prospective tenants. Therefore, the industrial park will create a huge demand for space heating and cooling as well as process heating. It is expected that the total buildings, adding up to 30,000,000 square feet of floor space, will be connected to the geothermal grid to meet their heating and cooling needs. Additionally, there is a high school located nearby and a college campus is planned in addition to other development in the area. Each of these is likely to be a major consumer of geothermal energy.

  Reno Energy plans to construct and operate a plant which will use geothermally heated fresh water for space heating and cooling and for process heating in the industrial park and the other nearby development. To meet the requirements of these commercial and industrial facilities, a pipeline with supply and return lines would be built that would loop through the industrial park. A binary hot water system with fresh water circulating through the loop will be used to avoid any concerns associated with the direct use of geothermal brine such as scale build-up in the pipes, corrosion on pipes and equipment, and possible pollution of the ground in case of a spill. Fresh water will be heated in heat exchangers at the site where geothermal brine is extracted and reinjected; only fresh water will be circulated in the loop. The heat thus provided will be sold at a discount from the cost of producing an equivalent amount of heat from conventional natural gas furnaces.

  Under the terms of the agreements between NRG and Reno Energy, NRG will have an option to acquire a 50% interest in Reno Energy (subject to certain preferential distribution interests of the founders of Reno Energy) (the "Reno Option"). The Reno Option, which would be paid for out of working capital, will be exercisable for $1 million until December 31, 1996 but extendable, upon payment of $100,000, until March 1, 1997 at an exercise price of $1,200,000. If the Company determines to exercise the Reno Option, it will use the funds designated for use as working capital, if such funds are available at that time. It is estimated that approximately $35,000,000 is required for construction, procurement and other costs associated with the commencement of operations at Reno Energy. Such amount is expected to be financed through industrial revenue bonds and/or vendor financing, in addition to other types of tax-exempt debt financing. Efforts begun on the Reno Project include retention of an international engineering firm to provide preliminary engineering and design services to support Reno Energy's application to the Nevada Public Service Commission for authorization, as well as retention of a financial consultant to assist in securing debt financing for the Reno Project.

  Under the terms of the agreements governing NRG, the Company, which will own 81.5% of NRG, will have decision making authority on all matters. If the Reno Option is exercised, each of the investors in NRG will be given an opportunity to fund its pro rata share of the option price in order to maintain its interest in NRG.

  The project is still in the planning and development stage. As yet there are no contracts with any end users, nor are there approvals from local and state authorities. The Company will have to satisfy itself as to these and other factors before NRG's option would be exercised.

OTHER POTENTIAL PROJECTS FOR THE COMPANY

  ALTHOUGH PRELIMINARY EFFORTS HAVE BEEN UNDERTAKEN IN CONNECTION WITH THE FOLLOWING PROJECTS, THERE IS NO ASSURANCE THAT ANY OF THEM WILL BE DEVELOPED.

  India. The Company, through its 50% owned subsidiary, USE International, LLC, has proposed a 52 megawatt combined cycle cogeneration project for a major steel mill in Raipur, M.P., India. The project would utilize naphtha as a fuel source to power a General Electric 40 megawatt gas turbine which will also provide sufficient steam recovery to power a 12 megawatt steam turbine. The use of recovered heat in the form of steam to power a second form of electric production is known as a "combined cycle system." The steel mill intends to purchase the system on a turnkey basis, and the Company would act as project manager and coordinator being compensated on a percentage-of-cost basis. The steel mill is presently awaiting funding from its financial institutions in order to proceed. Inside-the-fence projects of this size are growing in popularity in India because no central or local government permissions are required and financing is easier since it is based entirely on the credit-worthiness of the customer. The remaining 50% of USE International, LLC is owned by Indus, LLC. Ravi Singh, a consultant to the Company, is the President and principal shareholder of Indus, LLC.

  Panama. The Company has formed a company, Panavisa Envirosystems, S.A. ("Panavisa"), in order to qualify and bid on several potential power projects in Panama. Panavisa, a wholly-owned subsidiary of the Company, is the corporate vehicle which would be the joint venture partner with others when specific projects are developed. While there is no definitive agreement in place, the Company is working with a Panamanian financial group to form a consortium to design, build, and operate barge-mounted power plants for Institucion de Recursos Hidraulicos y Electrificacion, the Panamanian national electric company, which would purchase electricity from the consortium under a negotiated long-term contract. If such project is ultimately undertaken, it is likely that the Panamanian financial group involved in such project would become a partner in Panavisa. The Company's role would be to act as consortium manager. Percentages of ownership among the various potential consortium partners have not yet been negotiated. The barge-mounted power plant design would utilize very low speed diesel engines capable of burning Orimulsion, an emulsified tar recovered from reserves under the Orinoco River in Venezuela. The Company would be working with Bitor USA, a wholly owned subsidiary of Petrolanos Venezuela, which holds the patents on the Orimulsion process. Specific opportunities for such power plants presently exist in Panama as well as other Central American countries, which are facing severe power shortages as a result of aging thermal power plants and reductions in available hydroelectricity. Advantages of barge mounted systems are quick delivery and total fabrication in the United States.

  Israel. The Company submitted bids to a kibbutz to provide a three megawatt cogeneration facility with 800 tons of absorption cooling using Israeli technology for the absorbers. The Company was advised that it was low bidder. The next procedure requires the kibbutz authority to authorize a purchase contract and to arrange financing. If the contract is ultimately awarded, as management believes it will be, the Company will do final design work, acquire all hardware, have the system fabricated in the United States by qualified sub-contractors, ship the entire system in four containers to Israel, and send engineers to oversee installation by local mechanical and electrical contractors. The Company is working in association with Coolingtec Ltd., of Israel, which is the patent holder and manufacturer of a new design absorption chilling unit, which is capable of delivering substantially lower temperatures than other absorbers currently on the market. Absorption chillers utilize recovered heat from the cogeneration engines as their power source.

  Native American Reservation. The Company is in discussions with an East Coast Native American nation to assist it in developing an infrastructure industry on its reservation involving independent power production. The Company has recommended, and the Tribal Council has preliminarily approved, a plan whereby the Company and the Native American nation would form a joint development company to build, own and operate an independent power plant of from 50 to 100 megawatts on the reservation. Output from the plant would be sold to the grid and to neighboring municipalities.

  U.S. Plastics Manufacturer. The Company has been asked to evaluate the potential for an inside-the-fence cogeneration project of approximately 5 megawatts for a large U.S. manufacturer of plastic products in Illinois. Recovered heat from the engine generators would be used in the plastics extrusion operation. If the project proves economically feasible, the Company would design and build the facility on a turn-key basis for the plastics manufacturer.

  Locating New Projects. The President and consultants of the Company communicate frequently with numerous individuals and companies in the industry. Most of the projects in which the Company is now involved have come from these contacts. The Company has established several informal and non-exclusive relationships with other cogeneration developers and with non-regulated subsidiaries of utility companies to pursue other business opportunities in areas of interest to the Company. In certain special markets that the Company seeks to develop, the Company identifies specific potential customers and makes direct approaches to those customers.

COMPETITION

  There are approximately 150 companies nationwide currently involved with independent power plants. The Company currently occupies a relatively minor position in the industry. The independent power plant industry is basically divided into three areas: (1) very large power plants (over 50 megawatts); (2) standard power plants (under 50 megawatts); and (3) "inside-the-fence" plants, which can be of varying sizes, and so called because they are built especially to serve the electrical and thermal needs of a specific building or group of buildings rather than to sell the power to the utility grid and are located literally "inside-the-fence" of the end user's property. Many of the very large plants are owned and operated by subsidiaries of public utility companies and large industrial companies which have established these subsidiaries to participate in the IPP industry. Approximately 18 of the 25 largest independent power companies are subsidiaries of public utilities or large industrial companies. The operations of most of these companies are geared to the largest sized power plants because of the need to place significant investment to achieve returns large enough to have an impact on a large public utility's or industrial company's balance sheet. Some of these companies have been highly successful in the development of larger plants; but under federal law, utility subsidiaries may not own more than 50% of QF projects. However, subsidiaries of large industrial companies and other non-utility companies have no similar restrictions. Additionally, under federal law enacted in 1992, a new category of independent power producer was created known as exempt wholesale generators ("EWG"). EWG's have no ownership limitations nor do they have similar requirements to QF's with regard to useful thermal output or fuel efficiency and operating efficiency criteria. To receive qualification as an EWG, the owner of an IPP need only demonstrate that the entire output of the facility is sold exclusively in the wholesale market. EWG's are prohibited from making retail sales and therefore cannot be developed for inside-the-fence projects. In many instances, subsidiaries of public utilities and large industrial companies make ideal partners for projects and the Company intends to work with such companies when it locates a specific project fitting their investment parameters.

  In the category of standard sized independent power plants (under 50 megawatts), the vast majority of the developers so involved are either subsidiaries of other non-utility industrial companies, small privately owned partnerships, or energy funds established to invest in such projects. "Inside-the-fence" plants are generally owned and operated by the end user, although a number of such plants are built, owned and operated for the end user by third parties.

EMPLOYEES

  At present the Company has three full time employees and five contract staff members. The Company will retain outside contract staff as required for engineering, fabrication, construction and maintenance services. Management believes present staffing is adequate, although it expects that the number of full time employees will expand over the next year as new projects come on stream. Partnership projects such as Lehi, Plymouth, and the Steamboat Facilities have their own professional staffs. These staffs report to a Management Group in each of the individual partnerships, and a senior Company officer is an active member of each of the Management Groups.

DESCRIPTION OF PROPERTY

  The Lehi project is owned by LIPA, a Utah limited liability company. The Company owns 50% of LIPA. The property includes two acres of land in Lehi, Utah and all buildings, engine/generators, ancillary generating equipment, heat recovery equipment, switchgear and controls, storage tanks, spare parts, tools, and permits to operate a cogeneration facility with emissions of up to
249.9 tons of NOX annually. All costs associated with LIPA and the operation of the plants, and all income derived therefrom, are divided pro-rata among the Company and the owners of the remaining 50% of LIPA. Other than the Company's obligations to its debenture holders and bridge lenders, there are no other encumbrances or debt associated with LIPA or the Lehi cogeneration project. Management believes the plant is adequately covered by insurance.

  The Plymouth State College Cogeneration project is owned by Plymouth Cogeneration, a Delaware partnership. The Company owns 50% of Plymouth Cogeneration, which, in turn, owns all the plant and equipment associated with the cogeneration project including the diesel engines, generators, three auxiliary boilers, switchgear, controls and piping. The state university system has two contracts with Plymouth Cogeneration: (1) a 20 year lease on the above equipment, and (2) a 20 year management contract. Both contracts have escalation clauses. Management believes the equipment is adequately covered by insurance.

  The Company leases, on a year to year basis, 1,100 square feet of office space in a commercial office building in West Palm Beach, Florida where its executive offices are located. Contract employees work out of their own offices. Management believes that the current space will remain adequate through the current lease period, which expires in September 1997.

GOVERNMENT REGULATION

  Under present federal law, the Company is not and will not be subject to regulation as a holding company under PUHCA as long as each power plant in which it has an interest is a QF under PURPA or is subject to another exemption. In order to be a QF, a facility must be not more than 50% owned by an electric utility or electric utility holding company. A QF that is a cogeneration facility must produce not only electricity but also useful thermal energy for use in an industrial or commercial process or heating or cooling applications in certain proportions to the facility's total energy output and must meet certain energy efficiency standards. Therefore, loss of a thermal energy customer could jeopardize a cogeneration facility's QF status. If one of the power plants in which the Company has an interest were to lose its QF status and not receive another PUHCA exemption, the project subsidiary or partnership in which the Company has an interest that owns or leases that plant could become a public utility company, which could subject the Company to various federal, state and local laws, including rate regulation. In addition, loss of QF status could allow the power purchaser to cease taking and paying for electricity or to seek refunds of past amounts paid and thus could cause the loss of some or all contract revenues or otherwise impair the value of a project and could trigger defaults under provisions of the applicable project contracts and financing agreements. There can be no assurance that if a power purchaser ceased taking and paying for electricity or sought to obtain refunds of past amounts paid the costs incurred in connection with the project could be recovered through sales to other purchasers. A geothermal plant will be a QF if it meets PURPA's ownership requirements and certain other standards. Each of Steamboat 1 and Steamboat 1-A meet such ownership requirements and standards and is therefore a QF. QF status exempts the owner of an IPP from regulation under various federal laws including PUHCA and the regulation of the rates for sale from the IPP as well as certain state laws. However, QF status does not exempt an IPP from state utility law regulation in those states where the sale of electricity directly to an industrial or commercial customer is regulated as a retail sale. Most states currently do not regulate the sale of electricity from a QF to an inside-the-fence customer.

  The construction and operation of power generation facilities require numerous permits, approvals and certificates from appropriate federal, state and local governmental agencies, as well as compliance with environmental protection legislation and other regulations. With the exception of an air operating permit for the Lehi facility, the Company believes that it is in substantial compliance with all applicable rules and regulations and that the projects in which it is involved have the requisite approvals for existing operations and are operated in accordance with applicable laws. However, the operations of the Company and its projects remain subject to a varied and complex body of laws and regulations that both public officials and private individuals may seek to enforce. There can be no assurance that new or existing laws and regulations which would have a materially adverse affect would not be adopted or revised, nor can there be any assurance that the Company will be able to obtain all necessary licenses, permits, approvals and certificates for proposed projects or that completed facilities will comply with all applicable permit conditions, statutes or regulations. In addition, regulatory compliance for the construction of new facilities is a costly and time consuming process, and intricate and changing environmental and other regulatory requirements may necessitate substantial expenditures for permitting and may create a significant risk of expensive delays or significant loss of value in a project if the project is unable to function as planned due to changing requirements or local opposition.

LEGAL PROCEEDINGS

  There are no legal proceedings currently pending or threatened against the Company.

  The owner of a farm adjacent to the LIPA facility in Lehi, Utah, has sued LIPA for "nuisance, trespass, and negligence" alleging that in May 1995 diesel fuel from the power plant invaded the drainage ditch dividing the two properties. The drainage ditch feeds a watering hole on the farmer's property. The plaintiff's suit alleges that one bull died and five calves were aborted as a result of petroleum toxosis from ingestion of the fuel in the ditch and the watering hole. The suit, filed in Utah state court on January 25, 1996, seeks damages "in excess of $20,000." Depositions of both sides have been completed. Although there was a spill of several hundred gallons of fuel on the LIPA property in 1991, prior to ownership by either the Company or its partners, the 1991 spill was remediated. Prior to the Company's purchase of its interest in the power plant in 1994, Phase I and Phase II Environmental Assessments were conducted which did not identify any environmental problems. There is no pathology evidence that the bull died of petroleum toxosis, or that the calves were aborted as a result of petroleum toxosis in the mother cows. No other cattle drinking from the same water hole appeared to be affected. While neither the Company nor its partners believe the plaintiff has a strong case, LIPA is exploring settlement options with the plaintiff which would be less costly than the further extensive testing, expert analyses and litigation. On April 10, 1996, the Utah Division of Water Quality issued a notice of violation and order charging LIPA with illegally discharging diesel fuel to the Lehi Irrigation Company canal on May 9, 1995. LIPA appealed that notice of violation on May 10, 1996, but the Division of Water Quality has not responded formally to the appeal. Under state law, the Division of Water Quality cannot impose monetary penalties in an administrative proceeding; it must bring a civil action in court to do so. No further formal action has occurred on this appeal or towards issuance of the renewed permit. The Division of Water Quality also has not filed any civil actions seeking penalties. On November 4, 1996 the Division of Water Quality inspected the facility and found no deficiencies.

                                  MANAGEMENT

  The directors and executive officers of the Company are presently as follows:

                             AGE                   POSITION(S)
                             ---                   -----------
Theodore Rosen..............  71 Chairman of the Board of Directors
Richard H. Nelson...........  56 President, Chief Executive Officer and Director
Fred Knoll..................  40 Director
Ronald Moody................  62 Director
Evan Evans..................  71 Director
Seymour J. Beder............  69 Treasurer and Chief Financial Officer

  At the conclusion of the Primary Offering, Messrs. Knoll and Moody will resign. The remaining directors intend to elect two outside directors to fill the vacancies. These persons have not yet been identified by the Company.

  Theodore Rosen. Mr. Rosen has been a Director of the Company and Chairman of the Board of Directors since November 1993. Since June 1993, Mr. Rosen has been Managing Director of Burnham Securities. He was Senior Vice President of Oppenheimer & Co. from January 1991 to June 1993, and was Vice President of Smith Barney & Co. from 1989 to 1991. Mr. Rosen also currently serves as a director of Waterhouse Investors Cash Management Co., an investment management company engaged in management of money market mutual funds. Mr. Rosen holds a BA degree from St. Lawrence University and did graduate work at both Albany Law School and Columbia University School of Business.

  Richard H. Nelson. Mr. Nelson has been President, Chief Executive Officer and Director of the Company since November 1993. Mr. Nelson has been engaged in the power plant industry for more than twenty years and has been involved with over 200 power projects throughout the world, 125 of which have been cogeneration projects. In 1973, Mr. Nelson formed Sartex Corp., which was merged into the Company, then called Cogenic Energy Systems, Inc. ("Cogenic"), in 1981. Mr. Nelson served as president of Cogenic until 1989. Cogenic filed for reorganization under Chapter 11 of the Bankruptcy Code in 1989. From January 1989 until January 1991, Mr. Nelson was president of Utility Systems Corp., a subsidiary of Cogenic which was not party to the Chapter 11 filing. In January 1991 Mr. Nelson formed USF where he served as president until November 1993. A Plan of Reorganization was confirmed for Cogenic in March 1993, after which USF and Cogenic merged, with Cogenic being the surviving corporation and changing its name to U.S. Envirosystems, Inc. Mr. Nelson was Special Assistant to the Director of the Peace Corps from 1961 to 1962; thereafter he served as Military Aide to the Vice President of the United States from 1962 to 1963 and Assistant to the President of the United States from 1963 to 1967. From 1967 to 1969, Mr. Nelson was Vice President of American International Bank, and from 1969 to 1973 he was Vice President of Studebaker-Worthington Corp. Mr. Nelson received his BA degree from Princeton University.

  Ronald Moody. Mr. Moody has been a Director of the Company since January 1994. Mr. Moody entered the investment community in 1967 as a senior partner of a Canadian investment house until 1976, and since that time has been a private investor for his own account. After several years with the Royal Bank of Canada, Mr. Moody joined the Montreal Trust Company in 1962 as a manager of pension fund and individual trust accounts. Mr. Moody received his BA from the University of Western Ontario.

  Fred Knoll. Mr. Knoll has been a Director of the Company since August 1994. During the last five years, Mr. Knoll has been chairman and CEO of Knoll Capital Management, an investment and cash management firm, in New York. Mr. Knoll is the Chairman of the Board of Thinking Tools and of Lamar Signal Processing and a Director of Spradling Holdings, Raphael Glass and the Columbus Fund. From 1989 until 1993, Mr. Knoll was Chairman of the Board of Directors of C3/Telos Corporation, a computer systems company. Mr. Knoll received his B.S. degree in Computer Sciences from M.I.T. and also a B.S. degree in Management from the Sloan School at M.I.T. He received his MBA from Columbia University.

  Evan Evans. Mr. Evans has been a Director of the Company since August 1995. Since 1983 he has been chairman of Holvan Properties, Inc. ("Holvan"), a real estate developer, and was managing director of Easco Marine, Ltd. from 1983 to 1988. Also, from 1985 to 1986 Mr. Evans was general manager of Belgian Refining Corporation ("BRC"), pursuant to a contract between BRC and Holvan. From 1981 to 1983 he was vice president of Getty Trading and Transportation Company and president of its subsidiary, Getty Trading International, Inc. From 1970 to 1981 Mr. Evans was vice president and member of the board of directors of United Refining Corp. He is currently on the board of directors of Holvan and BRC. Mr. Evans received his BS degree in Mathematics from St. Lawrence University and his BS in Civil Engineering from M.I.T.

  Seymour J. Beder has been Secretary, Treasurer, Controller and Chief Financial Officer of the Company since November 1993. From 1970 through 1980 he was Chief Financial Officer for Lynnwear Corporation, a textile company, and from 1980 to September 1993, Mr. Beder was president of Executive Timeshare, Inc., a provider of executive consulting talent. Mr. Beder is a Certified Public Accountant, and a member of the New York State Society of Certified Public Accountants and the American Institute of Certified Public Accountants. Mr. Beder received his BA degree from City College of New York.

  In addition, the following persons, who are not officers or directors, are affiliated with the operations of the Company as consultants:

  Donald A. Warner. Mr. Warner has acted as director of development and a consultant to the Company since 1993. For over 20 years, Mr. Warner has been closely involved with the energy and environmental industries, and has been consultant and attorney to numerous environmental and energy project developments in both the public and private sector. The Company expects Mr. Warner to work for the Company full-time after the completion of the Primary Offering. Mr. Warner holds his BA degree from Rochester University and his JD degree from Syracuse University. He also holds an LLM degree from Washington University.

  Patrick McGovern. Mr. McGovern has been a consultant to the Company since 1993. From 1973 to 1981, Mr. McGovern was Engine Sales Manager for Virginia Tractor Company (Caterpillar). From 1981 to 1984, he was Vice President Engineering for the Company. From 1984 to present, he has been president of Power Management Corp. Mr. McGovern holds both his BSEE and MBA degrees from Louisiana State University.

  Ravi Singh. Mr. Singh has been President of USE International, LLC, 50% of which is owned by the Company, since 1995. Mr. Singh is president of Indus LLC, a company he formed in 1994 to develop new investment opportunities throughout southeast Asia and Oceania regions. From 1988 until 1994 he was a partner and Managing Director for International Investment Banking at Cowen & Company. Prior to his time at Cowen & Company, Mr. Singh had been affiliated with Coopers & Lybrand LLP with advisory responsibilities for cross-border mergers and acquisitions, notably in Japan. Mr. Singh was also affiliated with Komatsu Ltd. of Japan where he was responsible for business development in India. Mr. Singh received his BS in Engineering from the University of Delhi and his MBA from Columbia University.

  Nils A. Kindwall. Mr. Kindwall was Vice Chairman of Freeport McMoran, Inc. from 1975 until his retirement in 1993. At Freeport McMoran, he was principally responsible for developing and financing major natural resource projects throughout the world. He has served on the National Advisory Board of Chemical Bank, and is on the board of John Wiley & Sons, Inc. and Metall Mining Corporation. Mr. Kindwall received his BA degree in Economics from Princeton University and his MBA from Columbia University.

LIMITATIONS OF LIABILITY AND INDEMNIFICATION MATTERS

  The Company's Certificate of Incorporation includes provisions which limit the liability of its Directors. As permitted by applicable provisions of the Delaware General Corporation Law (the "Delaware Law"), Directors will not be liable to the Company for monetary damages arising from a breach of their fiduciary duty as Directors in certain circumstances. This limitation does not affect liability for any breach of a Director's duty to the Company or its stockholders (i) with respect to approval by the Director of any transaction from which he or she derives an improper personal benefit, (ii) with respect to acts or omissions involving an absence of good faith, that the Director believes to be contrary to the best interests of the Company or its stockholders, that involve intentional misconduct or a knowing and culpable violation of law, that constitute an unexpected pattern or inattention that amounts to an abdication of his or her duty to the Company or its stockholders, or that show a reckless disregard for duty to the Company or its stockholders in circumstances in which he or she was, or should have been aware, in the ordinary course of performing his or her duties, of a risk of a serious injury to the Company or its stockholders, or (iii) based on transactions between the Company and its Directors or another corporation with interrelated Directors or on improper distributions, loans or guarantees under applicable sections of Delaware Law. This limitation of Directors' liability also does not affect the availability of equitable remedies, such as injunctive relief or rescission.

  The Company's Bylaws obligate the Company to indemnify its directors and officers to the full extent permitted by Delaware Law, including circumstances in which indemnification is otherwise discretionary under Delaware Law.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company, pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

EXECUTIVE COMPENSATION

  The following table shows the total compensation paid by the Company during the fiscal years ended January 31, 1996, 1995 and 1994, and during the six months ended July 31, 1996 to Mr. Richard H. Nelson, the Company's President and Chief Executive Officer. There were no other executives of the Company who received total compensation in excess of $100,000 during any of such years.

NAME AND PRINCIPAL POSITION     FISCAL YEAR      SALARY    BONUS LONG TERM COMPENSATION
---------------------------  ------------------ --------   ----- ----------------------
Richard H. Nelson,                  1997
 President and Chief         (to July 31, 1996) $ 75,000(1)
 Executive Officer.....             1996         150,000(2)  --           --
                                    1995        $149,850     --           --
                                    1994        $ 24,500     --           --

--------
(1) This entire amount has been deferred and will be paid by the Company when working capital is adequate, which shall be determined by the Board of Directors.
(2)Includes $125,500 at January 31, 1996, which has been deferred and will be paid by the Company when working capital is adequate, which shall be determined by the Board of Directors.
--------

  For a period of three years from the date of this Prospectus, all compensation and other arrangements between the Company and its officers, directors and affiliates is to be approved by a Compensation Committee of the Board of Directors, a majority of whom are to have no affiliation or other relationship with the Company other than as directors.

  Compensation of Directors. Directors are not compensated for attendance at meetings of the Board, although certain travel expenses relating to attending meetings are reimbursed.

  Employment Contracts. Mr. Nelson has an employment contract with the Company to serve as its Chief Executive Officer for a term of five years from the date of this Prospectus. Mr. Nelson's contract commenced November 11, 1993 and provides for an annual salary of $150,000 plus normal benefits. Mr. Nelson has volunteered to defer 50% of this salary until the Company's cash flow is, in the opinion of the Board of Directors, sufficient. Under the terms of Mr. Nelson's employment agreement, he may not compete with the Company during the term of his employment with the Company or for two years thereafter, or, at any time, disclose any confidential information pertaining to the Company. Mr. Nelson works for the Company full-time. As of November 30, 1996, the amount of deferred compensation owed to Mr. Nelson was $250,000.

  Mr. Rosen has an employment contract with the Company to serve as its Chairman of the Board for a term of five years from the date of this Prospectus. Mr. Rosen's contract commenced December 1, 1993 and provides for an annual salary of $60,000 which is being deferred until the Company's cash flow is, in the opinion of the Board of Directors, sufficient. Mr. Rosen devotes a minimum of 40 hours per week to the Company. Under the terms of Mr. Rosen's employment agreement, he may not compete with the Company during the term of his employment with the Company or for two years thereafter, or, at any time, disclose any confidential information pertaining to the Company. As of November 30, 1996, the amount of deferred compensation owed to Mr. Rosen was $175,000.

  Stock Options. The Board of Directors has reserved 400,000 shares of the Company's Common Stock for the issuance of non-qualified options to existing and future directors, executives and employees of the Company.

                             CERTAIN TRANSACTIONS

  The Plan of Reorganization of Cogenic Energy Systems, Inc. (the "Plan") was originally filed and financed by Richard Nelson, who was then the sole shareholder and sole director of USF. The Plan was confirmed by the bankruptcy court in March 1993. Under the Plan, 100,000 shares of the reorganized debtor were issued to Richard Nelson as the proponent and financier of the Plan. An additional 125,000 shares (the "merger shares") were issued to USF upon consummation of the Plan and upon the merger of the reorganized debtor with USF. These merger shares were distributed to individuals and companies who purchased shares of USF for purposes of providing USF with the financing to acquire the Company and to allow the Company to continue as the surviving corporation.

  Messrs. Nelson, the President, Theodore Rosen, the Chairman, Ronald Moody, a director, Fred Knoll, a director, and S. Marcus Finkle, a principal stockholder of the Company, are participants in the Plymouth Loan (having loaned $25,000, $25,000, $75,000, $650,000 and $150,000 respectively), which bears interest at the rate of 2.5% per annum above the prime rate, and in which the lenders, other than Messrs. Nelson and Rosen, received five-year warrants to purchase 120 shares of the Company's Common Stock for each $1,000 loaned, which warrants are exercisable at $5.00 per share. Messrs. Nelson, Rosen, Moody, Knoll and Finkle will benefit by the payment to them from the net proceeds of the Primary Offering of $30,900, $30,900, $92,500, $801,200 and $185,300, respectively (including accrued interest to November 30, 1996) in connection with the repayment of the Plymouth Loan. Mr. Rosen, Mr. Knoll and Mr. Finkle and Guernroy Ltd. a principal Stockholder, are also holders of the Company's Convertible Debentures in the amounts of $125,000, $200,000, $50,000 and $50,000 respectively. Accrued interest, adjusted to November 30, 1996, which will be repaid from the proceeds of the Primary Offering, amount to $32,600, $59,000, $13,800 and $13,100 respectively. As part of the
Debenture Conversion, the conversion rate on $875,000 of the Convertible Debentures, which remain outstanding after the Debenture Conversion, will be reduced to $8.00 per share from the present $16.00 per share and the interest rate thereon will be reduced to 9% from the present 18%. In addition to payment of interest, the Company is obligated to pay the holders of the Convertible Debentures a pro rata portion of 50% of LIPA's share of the net revenue (net of funds required for the payment of interest) resulting from LIPA's energy sales. Three of the 26 holders of Convertible Debentures, representing $150,000 in principal amount, have not agreed to the interest rate reduction from 18% to 9% per annum. See "Closing Transactions," and "Description of Securities--Convertible Debentures."

  In June 1995, the Company issued 57,500 shares of Series One Preferred Stock to Anchor under the terms of the Anchor Loan by which Anchor loaned the Company the sum of $660,000 bearing interest at the rate of 18% per annum. The Anchor Loan is cross-collateralized (together with the Solvation Loan described below) by a first lien on all of the assets of the Company and 97,250 shares of Common Stock owned by Messrs. Nelson and Rosen. The purpose of the Anchor Loan was to finance the costs and expenses of the proposed public offering and provide other funding to the Company for various costs and expenses. The maturity of the Anchor Loan has been extended from March 11, 1996 to November 29, 1996. The Anchor Loan is to be repaid at the date of closing of the Primary Offering or at the date of closing of any public or private offering of debt or equity securities in the gross amount of $5,000,000 or more and/or the sale of any of the Company's assets or any part thereof. $796,000 of the proceeds of the Primary Offering and the Private Placement will be used to repay the Anchor Loan and $136,000 of accrued interest on such loan. The 57,500 shares of Series One Preferred Stock will be exchanged for 205,000 shares of Common Stock in the Preferred Stock Exchange. See "Description of Securities--Preferred Stock--Series One Preferred Stock."

  The Company and its partners, who each own 50% of LIPA, share on a pro-rata basis the ownership, retrofitting costs, annual expenses, and revenues associated with the Lehi Cogeneration Project. The Company financed its acquisition cost of $1,225,000 for this interest through the issuance of Convertible Debentures. In addition to payment of interest, the Company is obligated to pay the holders of the Convertible Debentures a pro rata portion of 50% of LIPA's share of the net revenue (net of funds required for the payment of interest) resulting from LIPA's energy sales. See "Business-- Current Operations and On-Going Projects."

  The Company has also entered into a consulting agreement with Knoll Capital Management relating to specific work being done for the Company to develop projects in Israel and the Middle East. The contract is for a term of one year, expiring in October 1996, and provides for a consulting fee of $5,000 per month. Fred Knoll, a director and principal stockholder of the Company is the Chairman and Chief Executive Officer of Knoll Capital Management. Knoll Capital Management was instrumental in arranging the kibbutz project in Israel which the Company is currently pursuing and continues to be instrumental in assisting the Company in negotiations in other parts of the world, including Panama. See "Management's Discussion and Analysis of Financial Condition and Plan of Operations--Results of Operations."

  In December 1995, Solvation loaned the Company $200,000, which carries an interest rate of 10% per annum and which has matured and will be paid when the Offering is closed, but no later than November 15, 1996. A further $50,000 was loaned to the Company in May 1996 on the same terms and conditions. The Solvation Loan is cross-collateralized with the Anchor Loan by a first lien on all of the assets of the Company and 97,250 shares of Common Stock owned by Messrs. Nelson and Rosen.

  In connection with the Anchor Loan, Richard Nelson and Theodore Rosen, the Company's President and Chairman of the Board, respectively, pledged an aggregate of 97,250 shares of the Company's Common Stock to Anchor. (The pledge was later extended to secure the Solvation Loan.) These shares will be released from such pledge upon repayment of the Anchor Loan and the Solvation Loan.

  Reno Project. In order to participate in the Reno Project and eliminate any potential conflict of interest, the Company will be acquiring the interests of Messrs. Rosen and Nelson in NRG. Of the $265,000 to be paid by the Company for its 81.5% interest in NRG, $10,000 will be used to purchase those interests, for which Messrs. Rosen and Nelson had paid that amount. See "Business-- Current Operations and On-Going Projects--Nevada District Heating Project." Messrs. Moody and Knoll, directors of the Company until their resignation upon the consummation of the Primary Offering, will each continue to own $10,000 (3.08%) interests in NRG.

                     PRINCIPAL AND SELLING SECURITYHOLDERS

  The following table lists the number of shares of Common Stock owned as of October 31, 1996 by (i) persons known to hold more than five percent of the shares of outstanding Common Stock, (ii) each director of the Company, (iii) any executive officers named in the Summary Compensation Table, (iv) all officers and directors of the Company as a group. The following table also includes relevant information regarding the securityholders for whose account securities are being offered pursuant to this Prospectus. Each person named in the table has sole investment power and sole voting power with respect to the shares of the Common Stock set forth opposite his or its name, except as otherwise indicated.

                         BENEFICIAL OWNERSHIP         SHARES TO    WARRANTS  BENEFICIAL OWNERSHIP
                         PRIOR TO OFFERING(1)          BE SOLD    TO BE SOLD  AFTER OFFERING(1)
                         --------------------         ---------   ---------- -----------------------------
Richard Nelson..........      82,446            18.7%        0                    82,446             2.1%
Theodore Rosen..........      88,333(2)         17.4%        0                   100,833(2a)         2.6%
Ronald Moody............      21,500(3)          4.8%        0                    21,500(3)          0.6%
Fred Knoll..............     171,333(3)         28.6%        0                   191,334(a)          4.8%
Evan Evans..............       2,500             0.6%        0                     2,500             0.1%
S. Marcus Finkle........      63,833            13.9%        0                    68,833(a)          1.8%
 117 AABC
 Aspen, CO
Guernroy, Ltd...........      38,158             8.6%        0                    43,158(a)          1.1%
 c/o Royal Bank of
 Canada
 Channel Isles, UK
Anchor Capital Company,      205,000            31.8%  205,000(8)                      0               0%
 LLC....................
 1140 Avenue of the
 Americas
 New York, NY 10036
All officers and             381,113(2)(2a)     55.2%                            413,613(2)(2a)     10.0%
 directors..............
 as a group (6 persons)             (3)(4)                                              (3)
                                                                                        (4)

--------
(1) The tabular information gives effect to the exercise of warrants or options exercisable within 60 days of the date of this table owned in each case by the person or group whose percentage ownership is set forth opposite the respective percentage and is based on the assumption that no other person or group exercises its option. The address of each of the officers and directors is 515 North Flagler Drive, Suite 202, West Palm Beach, Florida 33401.
(2) Includes 8,333 shares issuable upon conversion of Convertible Debentures, and 60,250 shares issuable upon exercise of non-qualified options at an exercise price of $8 per share which became exercisable on December 1, 1995.
(2a) Includes 10,417 shares issuable upon conversion of Convertible Debentures, and 60,250 shares issuable upon exercise of non-qualified options at an exercise price of $8 per share which became exercisable on December 1, 1995. Excludes 10,417 shares issuable upon exercise of Private Warrants which are not exercisable until one year after the closing of the Debenture Conversion.
(3) Includes 9,000 shares issuable on exercise of warrants at an exercise price of $5 per share which became exercisable on October 31, 1994.
(4) Includes (i) 67,500 shares issuable upon exercise of non-qualified options at an exercise price of $8 per share which became exercisable on December 1, 1995 and (ii) 91,333 shares owned by Europa International Inc. ("Europa"), including 13,333 shares issuable to Europa upon conversion of Convertible Debentures and 78,000 shares issuable to Europa on exercise of warrants at an exercise price of $5 per share which became exercisable on October 31, 1994. Knoll Capital Management has the sole voting power of the shares owned by Europa. Mr. Knoll is the President and sole shareholder of Knoll Capital an Management.

(4a) Includes Europa holdings of 16,667 shares issuable upon conversion of Convertible Debentures and 78,000 shares issuable on exercise of warrants at an exercise price of $5 per share which became exercisable on October 31, 1994. Knoll Capital Management has the sole voting power of the shares owned by Europa. Mr. Knoll is the President and sole shareholder of Knoll Capital Management. Excludes 16,667 shares issuable upon exercise of Private Warrants which are not exercisable until one year after the closing of the Debenture Conversion.
(5) Includes 1,250 shares issuable upon exercise of non-qualified options at an exercise price of $4 per share which became exercisable on January 25, 1995.
(6) Includes 3,333 shares issuable upon conversion of Convertible Debentures and 18,000 shares issuable on exercise of warrants at an exercise price of $5 per share which became exercisable on October 31, 1994.
(6a) Includes 4,167 shares issuable upon conversion of Convertible Debentures and 18,000 shares issuable on exercise of warrants at an exercise price of $5 per share which became exercisable on October 31, 1994. Excludes 4,167 shares issuable upon exercise of Private Warrants which are not exercisable until one year after the Debenture Conversion.
(7) Includes 3,333 shares issuable upon conversion of Convertible Debentures.
(7a) Includes 4,167 shares issuable upon conversion of Convertible Debentures. Excludes 4,167 shares issuable upon exercise of warrants which are not exercisable until one year after the Debenture Conversion.
(8) Represents shares issuable upon conversion of 57,500 shares of Series One Preferred Stock.

                           DESCRIPTION OF SECURITIES

  The Company's authorized capital stock consists of 35,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), and 5,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"). The following summary of certain terms of the Common Stock and Preferred Stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Company's Certificate of Incorporation and By-laws, which are included as exhibits to the Registration Statement of which this Prospectus is a part.

COMMON STOCK

  The Company has 439,650 shares of Common Stock issued and outstanding. The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares entitled to vote in any election of Directors may elect all of the Directors standing for election. Subject to preferences that may be applicable to any then outstanding Preferred Stock, the holders of the Common Stock are entitled to receive such dividends, if any, as may be declared by the Board of Directors from time to time out of legally available funds. Upon liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets of the Company that are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of holders of the Preferred Stock then outstanding. The holders of Common Stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of Common Stock are subject to the rights of the holders of shares of any series of Preferred Stock that the Company will issue in the future.

WARRANTS

  Each Warrant offered in the Primary Offering entitles the registered holder to purchase one share of Common Stock at a price of $4.00 per share, subject to adjustments in certain circumstances, during the period commencing one year and ending five years from the date of this Prospectus.

  The Warrants are redeemable by the Company, at the option of the Company, with the prior consent of the Representative, at a price of $.01 per Warrant at any time after the Warrants become exercisable, upon not less than 30 business days' written notice, provided that the last sales price of the Common Stock equals or exceeds 150% (initially $6.00) of the then-exercise price of the Warrants (the "Redemption Threshold") for the 20 consecutive trading days ending on the third day prior to the notice of redemption to warrantholders. The warrantholders shall have the right to exercise the Warrants until the close of business on the date fixed for redemption. The Company is required to maintain the effectiveness of a current registration statement relating to the exercise of the Warrants and, accordingly, the Company will be unable to redeem the Warrants unless there is a currently effective prospectus and registration statement under the Securities Act covering the issuance of underlying securities. Also, lack of qualification or registration under applicable state securities laws may mean that the Company would be unable to issue securities upon exercise of the Warrants to holders in certain states, including at the time when the Warrants are called for redemption.

  The Warrants will be issued in registered form under a Warrant Agreement between the Company and American Stock Transfer & Trust Company as Warrant Agent. Reference is made to such Warrant Agreement (which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part) for a complete description of the terms and conditions applicable to the Warrants (the description herein contained being qualified in its entirety by reference to such Warrant Agreement).

  The exercise price, number of shares of Common Stock issuable on exercise of the Warrants and Redemption Threshold are subject to adjustment in certain circumstances, including in the event of a stock dividend, recapitalization, reorganization, merger or consolidation of the Company. However, the Warrants are not subject to adjustment for issuances of Common Stock at a price below their exercise price.

  The Company has the right, in its sole discretion, to decrease the exercise price of the Warrants for a period of not less than 30 days on not less than 30 days' prior written notice to the warrantholders. In addition, the Company has the right, in its sole discretion, to extend the expiration date of the Warrants on five business days' prior written notice to the warrantholders. The Company will comply with all applicable tender offer rules, including Rule 13e-4, in the event the Company reduces the exercise price for a limited period of time.

  The Warrants may be exercised upon surrender of the Warrant Certificate representing the Warrants on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the Warrant Certificate completed and executed as indicated, accompanied by full payment of the exercise price (by certified check, payable to the Company) for the number of Warrants being exercised. The warrantholders do not have the rights or privileges of holders of Common Stock.

  No Warrants will be exercisable unless at the time of exercise the Company has filed with the Commission a current prospectus covering the shares of Common Stock issuable upon exercise of such Warrants and such shares have been registered or qualified or are exempt under the securities laws of the state of residence of the holder of such Warrants.

  No fractional shares will be issued upon exercise of the Warrants. The Company will pay to such warrantholder, in lieu of the issuance of any fractional share which is otherwise issuable to such warrantholder, an amount in cash based on the market value of the Common Stock on the last trading day prior to the exercise date.

  Private Warrants. 125,000 Private Warrants are also being issued in connection with the Debenture Conversion. The terms of the Private Warrants were negotiated at arms-length.

PREFERRED STOCK

  The Company is authorized to issue 5,000,000 shares of Preferred Stock, par value $0.01 per share, in one or more series. The Board of Directors, without further approval of the stockholders, is authorized to fix the rights and terms relating to dividends, conversion, voting, redemption, liquidation preferences, sinking funds and any other rights, preferences, privileges and restrictions applicable to each such series of Preferred Stock. The issuance of Preferred Stock, while providing flexibility in connection with possible financing, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of Common Stock and, under certain circumstances, be used as a means of discouraging, delaying or preventing a change in control of the Company. Other than the Series One Preferred Stock, the Company has no shares of Preferred Stock outstanding and has no plans to issue any shares.

  Series One Preferred Stock. In June 1995, the Board of Directors designated 100,000 of the Company's Preferred Stock as "Series One Exchangeable and Convertible Preferred Stock" (the "Series One Preferred Stock"). The Company issued 57,500 shares of the Series One Preferred Stock to Anchor under the terms of the Anchor Loan. See "Certain Transactions." Under the terms of the Anchor Loan, upon the consummation of the Primary Offering and the other Closing Transactions, the 57,500 shares of Series One Preferred Stock will be exchanged for 205,000 shares of Common Stock. The holders are also entitled to receive cumulative dividends equal to $1.00 per share and have a liquidation preference of $10.00 per share plus any dividends accrued and unpaid. The holders of Series One Preferred Stock have no voting rights except for certain corporate actions. The Series One Preferred Stock is redeemable at the option of the Company at a price of $10.00 per share, plus accrued and unpaid dividends, under certain conditions, commencing January 1, 1999.

CONVERTIBLE DEBENTURES

  Concurrently with the consummation of the Primary Offering and the other Closing Transactions, the Convertible Debentures, of which an aggregate principal amount of $1,525,000 is outstanding, will be restructured by converting, at a price of $4.00 per share, $500,000 principal amount into 125,000 shares of

Common Stock and 125,000 Private Warrants and reducing the conversion rate on $875,000 of the remainder to $8.00 per share from the present $16 per share, making the remainder convertible into 128,125 shares of Common Stock. From and after the consummation of the Primary Offering, the interest rate on $875,000 in principal amount will be 9% instead of the present 18%. Three of the 26 holders of Convertible Debentures, representing $150,000 in principal amount, have not agreed to the conversion. These changes were negotiated with the holders of the Convertible Debentures. The Convertible Debentures were issued in June 1994 and mature on January 25, 2004. In addition to payment of interest, the Company is to pay the holders of the Convertible Debentures a pro rata portion of 50% of LIPA's share of the net revenue (net of funds required for the payment of interest) resulting from LIPA's energy sales (the "Supplemental Participation"). As a result of the Debenture Conversion, the Supplemental Participation will be reduced by one-third in view of the Conversion of $500,000 in principal amount of Convertible Debentures. See "Business--Current Operations and On-Going Projects--Lehi Cogeneration Project."

  Pursuant to the terms and conditions of a pledge agreement between the Company and Richard Nelson and Theodore Rosen, acting jointly as pledge agent for all of the holders of the Convertible Debentures, payment of principal and interest on the Convertible Debentures and, if applicable, any Supplemental Participation due is secured by a security interest in all of the issued and outstanding shares of common stock of LEI, all of which issued and outstanding shares are owned by the Company. Until such time as the Company's obligations for the payment of the principal and interest on the Convertible Debentures and, if applicable, any Supplemental Participation due are paid in full, the Company shall not cause LEI to issue any additional shares of common stock unless the security interest granted in LEI shall be extended to such additional shares.

  The Convertible Debentures are subordinate and subject in right of payment to the prior payment of all "Senior Indebtedness" of the Company. "Senior Indebtedness" is the principal of, premium, if any, and interest (including any interest accruing after the filing of a petition in bankruptcy) on and other amounts due or in connection with any indebtedness of the Company including, without limitation, the liabilities as defined in and arising under any loan or security agreement with a bank, insurance company, or other financial institution or affiliate of any thereof whether outstanding on the date of the Convertible Debentures, or any indebtedness thereafter created, incurred, assumed or guaranteed by the Company, and, in each case, all renewals, extensions, and refundings thereof, except indebtedness which by the terms of the instrument creating or evidencing such indebtedness created, incurred, assumed, or guaranteed after the date of the Convertible Debentures is expressly made equal to or subordinate and subject in right of payment to, the payment of principal of an interest on the Convertible Debentures. Notwithstanding anything herein to the contrary, Senior Indebtedness shall not include (i) indebtedness representing the repurchase price of any preferred stock or other capital stock of the Company or any dividend or distribution with respect thereto; (ii) indebtedness of the Company owed directly to any employee, officer or director thereof; and (iii) indebtedness which, by its terms, is subordinate in right of payment to the indebtedness of the Company evidenced by the Convertible Debentures.

  To the extent the Company shall have funds legally available for such payment, commencing January 25, 1998, the Company may redeem at its option the Convertible Debentures, in whole or in part, at a redemption price equal to 102% of the principal amount of each Convertible Debenture, plus any unpaid and accrued interest of the Supplemental Participation. Upon any such redemption, the Company must issue each holder whose Convertible Debenture(s) have been redeemed a warrant to purchase a number of shares of the Company's Common Stock equal to the number of shares into which the principal amount being redeemed is then convertible. The exercise price of these warrants would be the same as the conversion price at the time of redemption (currently $8.00 per share).

ANTI-TAKEOVER PROVISIONS

  The Company is governed by the provisions of Section 203 of the General Corporation Law of Delaware, an anti-takeover law. In general, this statute prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the Company's voting stock.

  The Delaware Statute may discourage certain types of transactions involving an actual or potential change in control of the Company.

TRANSFER AGENT AND REGISTRAR

  The transfer agent and registrar for the Common Stock and warrant agent for the Warrants is American Stock Transfer & Trust Company.

                        SHARES ELIGIBLE FOR FUTURE SALE

  Possible Rule 144 Sales. Upon completion of the Primary Offering by the Company described in this Prospectus, the Company will have outstanding 3,869,650 shares of Common Stock. All of the 3,100,000 shares sold in the Primary Offering (assuming no exercise of the Underwriters' over-allotment option in the Primary Offering) will be freely transferable by persons other than affiliates (as defined in regulations under the Securities Act) without restriction or further registration under the Securities Act.

  Of the 439,650 shares of Common Stock outstanding prior to the Primary Offering, 64,650 shares of Common Stock outstanding are "restricted securities" within the meaning of Rule 144 under the Securities Act and may not be sold in the absence of registration under the Securities Act, unless an exemption from registration is available, including the exemption provided by Rule 144. Under Rule 144 as currently in effect, all of such 64,650 shares are currently eligible for sale (none of which are subject to the agreements described below restricting their sale), subject in each instance to the volume limitations of the Rule. The holders of record of 114,279 of these shares have agreed with the Representative not to sell their shares until thirteen months from the date of this Prospectus without the prior written approval of the Representative. The 205,000 shares of Common Stock to be issued in the Preferred Stock Exchange and the 125,000 shares of Common Stock to be issued upon the Debenture Conversion will be restricted securities. Although registered pursuant to the Shelf Registration, Anchor has agreed not to sell the 205,000 shares of Common Stock it will receive in the Preferred Stock Exchange without the Representative's prior written approval, for a period of nine months following the consummation of the Offering. The foregoing does not give effect to any shares issuable on exercise of outstanding options and warrants. The effect of the offer and sale of such shares may be to depress the market price for the Company's Common Stock.

  In general, under Rule 144 as currently in effect, any person (or persons whose shares are aggregated for purposes of Rule 144) who beneficially owns Restricted Securities with respect to which at least two years have elapsed since the later of the date the shares were acquired from the Company or from an affiliate of the Company, is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of (i) 1% of the then outstanding shares of Common Stock of the Company, or (ii) the average weekly trading volume in Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain manner-of-sale provisions and notice requirements, and to the availability of current public information about the Company. A person who is not an affiliate, has not been an affiliate within 90 days' prior to sale and who beneficially owns Restricted Securities with respect to which at least three years have elapsed since the later of the date the shares were acquired from the Company or from an affiliate of the Company, is entitled to sell such shares under Rule 144(k) without regard to any of the volume limitations or other requirements described above.

                             PLAN OF DISTRIBUTION

  The Securities are being registered to permit public secondary trading of the 205,000 shares of Common Stock by the holders thereof from time to time after the date of this Prospectus. The Company has agreed, among other things, to bear all expenses other than underwriting discounts and selling commissions and fees in connection with the registration and sale of the Securities covered by this Prospectus.

  The Company will not receive any of the proceeds from this Secondary Offering by the Selling Securityholders. The Company has been advised by the Selling Securityholders that the Selling Securityholders may sell all or a portion of the Securities beneficially owned by them and offered hereby from time to time on the Nasdaq SmallCap Market, the NASD OTC Bulletin Board or any exchange on which the Securities may trade on terms to be determined at the times of such sales. The Selling Securityholders may also make sales of the Securities directly or through a broker or brokers. Alternatively, any of the Selling Securityholders may from time to time offer any of the Securities beneficially owned by them through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, commissions or concessions from the Selling Securityholders and from the purchasers of the Securities for whom they may act as agent. Any sales pursuant to this Prospectus by holders of any of the Securities offered hereby will require the delivery of a current Prospectus to the purchaser.

  The Securities may be sold from time to time in one or more transactions at fixed offering prices, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. Such prices will be determined by the holders of such Securities or by agreement between such holders and underwriters or dealers who may receive fees or commissions in connection therewith. The aggregate proceeds to the Selling Securityholders from the sale of the Securities offered hereby will be the purchase price of such Securities less discounts and commissions, if any. No underwriting arrangements exist as of the date of this Prospectus for sales by any Selling Securityholders. Upon being advised of any underwriting arrangements, the Company will supplement this Prospectus to disclose such arrangements.

  The Company may suspend the use of this Prospectus at any time under certain circumstances relating to pending corporate developments, public filings with the Commission and similar events.

  In order to comply with the securities laws of certain states, if applicable, the Securities will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

  The Selling Securityholders and any broker-dealers, agents or underwriters that participate with the Selling Securityholders in the distribution of the Securities may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any commissions received by such broker-dealers, agents or underwriters and any profit on the resale of the Securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

                                 LEGAL MATTERS

  The legality of the Securities offered hereby will be passed upon for the Company by the firm of Reid & Priest LLP, New York, New York.

                                    EXPERTS

  The financial statements of the Company as at January 31, 1996 and for each of the years in the two-year period then ended, appearing in the Prospectus, have been audited by Richard A. Eisner & Company, LLP, independent auditors, to the extent and for the years indicated in their report appearing elsewhere herein and in the Registration Statement. Such financial statements have been included in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

  The financial statements of Lehi Independent Power Associates, L.C. as of December 31, 1995 and 1994 for the year then ended and the period January 24, 1994 (date of inception) through December 31, 1994, appearing in this Prospectus, have been audited by Traveller Winn & Mower, PC, independent auditors, to the extent and for the years indicated in their report appearing elsewhere herein and in the Registration Statement. Such financial statements have been included in reliance upon such report and upon the authority of that firm as experts in accounting and auditing.

  The financial statements of Far West Electric Energy Fund, L.P. as of December 31, 1994 and 1995 and for the years then ended, appearing in this Prospectus, have been audited by Robison, Hill & Co., PC, independent auditors, to the extent and for the years indicated in their report appearing elsewhere herein and in the Registration Statement. Such financial statements have been included in reliance upon such report and upon the authority of that firm as experts in accounting and auditing.

  The financial statements of 1-A Enterprises as of December 31, 1994 and 1995 and for the two-year period then ended, appearing in this Prospectus, have been audited by Robison, Hill & Co., PC, independent auditors, to the extent and for the years indicated in their report appearing elsewhere herein and in the Registration Statement. Such financial statements have been included in reliance upon such report and upon the authority of that firm as experts in accounting and auditing.

  The financial statements of Plymouth Cogeneration Limited Partnership as of December 31, 1994 and 1995 and for the year ended December 31, 1995, appearing in this Prospectus, have been so included in the reliance on the report on Price Waterhouse LLP, independent accountants given on the authority of said firm as experts in auditing and accounting.

                   U.S. ENERGY SYSTEMS, INC. AND SUBSIDIARIES
                      (FORMERLY U.S. ENVIROSYSTEMS, INC.)

                         INDEX TO FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----
U.S. ENERGY SYSTEMS, INC.
Report of Independent Auditor.............................................   F-2
Consolidated Balance Sheet as at January 31, 1996 and July 31, 1996 (Unau-
 dited)...................................................................   F-3
Consolidated Statements of Operations for the years ended January 31, 1996 and January 31, 1995
 and for the Six Months ended July 31, 1996 and July 31, 1995 (Unaudited).   F-4
Consolidated Statements of Changes in Capital Deficiency for the years ended January 31, 1996
 and January 31, 1995 and for the Six Months ended July 31, 1996 and July
 31, 1995 (Unaudited).....................................................   F-5
Consolidated Statements of Cash Flows for the years ended January 31, 1996 and January 31, 1995
 and for the Six Months ended July 31, 1996 and July 31, 1995 (Unaudited).   F-6
Notes to Financial Statements.............................................   F-7
FAR WEST ELECTRIC ENERGY FUND, L.P.
Independent Auditor's Report..............................................  F-16
Balance Sheets, December 31, 1995 and 1994 and September 30, 1996.........  F-17
Statements of Income, for the years ended December 31, 1995, 1994, and
 1993
 and the Nine Months ended September 30, 1996.............................  F-18
Statements of Partners' Capital, for the years ended December 31, 1995, and 1994, and 1993
 and the Nine Months ended September 30, 1996.............................  F-19
Statements of Cash Flows, for the years ended December 31, 1995, 1994 and
 1993
 and the Nine Months ended September 30, 1996.............................  F-20
Notes to Financial Statements.............................................  F-21
1-A ENTERPRISES
Independent Auditor's Report..............................................  F-29
Balance Sheet, December 31, 1995 and 1994 and September 30, 1996..........  F-30
Statements of Income, for the years ended December 31, 1995 and 1994 and the Nine Months ended September 30, 1996.................................  F-31
Statements of Partners' Capital, for the years ended December 31, 1995 and
 1994
 and the Nine Months ended September 30, 1996.............................  F-32
Statements of Cash Flows, for the years ended December 31, 1995 and 1994 and the Nine Months ended September 30, 1996.............................  F-33
Notes to Financial Statements December 31, 1995 and 1994 and the Nine
 Months ended
 September 30, 1996.......................................................  F-34
LEHI INDEPENDENT POWER ASSOCIATES, L.C.
Report of Independent Auditors............................................  F-38
Balance Sheets, December 31, 1995 and 1994 and June 30, 1996..............  F-39
Statements of Operations for the year ended December 31, 1995, the Period ended December 31, 1994 and the Six Months ended June 30, 1996...........  F-40
Statement of Changes in Members' Equity for the year ended December 31,
 1995,
 the Period ended December 31, 1994 and the Six Months ended June 30,
 1996.....................................................................  F-41
Statements of Cash Flows for the year ended December 31, 1995, the Period ended December 31, 1994 and the Six Months ended June 30, 1996...........  F-42
Notes to Financial Statements.............................................  F-43
PLYMOUTH COGENERATION LIMITED PARTNERSHIP
Report of Independent Accountants.........................................  F-45
Balance Sheets, December 31, 1995 and 1994 and June 30, 1996..............  F-46
Statement of Operations for the year ended December 31, 1995 and the Six Months ended June 30, 1996...................................  F-47
Statement of Changes in Partners' Capital for the year ended December 31,
 1995
 and the Six Months ended June 30, 1996...................................  F-48
Statement of Cash Flows for the year ended December 31, 1995 and the Six Months ended June 30, 1996...................................  F-49
Notes to Financial Statements.............................................  F-50

                        REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
 U.S. Energy Systems, Inc.
 (formerly U.S. Envirosystems, Inc.)

  We have audited the accompanying consolidated balance sheet of U.S. Energy Systems, Inc. (formerly U.S. Envirosystems, Inc.) and subsidiaries as at January 31, 1996 and the related consolidated statements of operations, changes in capital deficiency and cash flows for each of the years in the two-year period then ended. These statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements enumerated above present fairly, in all material respects, the financial position of U.S. Energy Systems, Inc. and subsidiaries at January 31, 1996, and the results of its operations and its cash flows for each of the years in the two-year period then ended in accordance with generally accepted accounting principles.

  The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has incurred significant losses and as at January 31, 1996, has a working capital deficiency of approximately $1,910,000 and a capital deficiency of $2,729,000 which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Richard A. Eisner & Company, LLP

New York, New York
March 1, 1996

With respect to Note J[4]
May 6, 1996

With respect to Note A (change of name to U.S. Energy Systems, Inc.)
May 17, 1996

                   U.S. ENERGY SYSTEMS, INC. AND SUBSIDIARIES
                      (FORMERLY U.S. ENVIROSYSTEMS, INC.)

                          CONSOLIDATED BALANCE SHEETS

                                                         JANUARY 31,   JULY 31,
                        ASSETS                              1996         1996
                       (NOTE G)                          -----------  -----------
                                                                      (UNAUDITED)
Current assets:
 Cash..................................................  $    2,000   $    1,000
 Other current assets..................................      16,000       20,000
                                                         ----------   ----------
  Total current assets.................................      18,000       21,000
Investments in Joint Ventures--at equity:
 Lehi Independent Power Associates, L.C. (Note C[1])...   1,170,000    1,112,000
 Plymouth Cogeneration Limited Partnership (Note C[2]).     703,000      669,000
Other assets...........................................     103,000      274,000
                                                         ----------   ----------
  TOTAL................................................  $1,994,000   $2,076,000
                                                         ==========   ==========
                      LIABILITIES
Current liabilities:
 Accrued expenses and other current liabilities (in-
  cluding due to related parties of $467,000 and
  $707,000, respectively) (Notes D and L)..............  $  990,000   $1,663,000
 Pre-reorganization income taxes payable and accrued
  interest--
  current (Note E).....................................     172,000      192,000
 Loans payable (Note G)................................     766,000      960,000
                                                         ----------   ----------
  Total current liabilities............................   1,928,000    2,815,000
Convertible subordinated secured debentures (including
 due to related parties of $325,000) (Notes H and L)...   1,525,000    1,525,000
Notes payable (including due to related parties of
 $775,000) (Notes I and L).............................     965,000      975,000
Deferred interest (including due to related parties of
 $12,000) (Notes H and L)..............................     114,000      114,000
Pre-reorganization income taxes payable and accrued in-
 terest (Note E).......................................     176,000      180,000
Advances from Joint Ventures (Note C[2])...............      15,000       24,000
                                                         ----------   ----------
  Total liabilities....................................   4,723,000    5,633,000
                                                         ----------   ----------
Commitments and contingencies (Note K)
                  CAPITAL DEFICIENCY
                    (NOTES A AND J)
Preferred stock, $.01 par value, authorized
 5,000,000 shares; issued and outstanding 57,500
 (liquidating preference $575,000).....................       1,000        1,000
Common stock, $.01 par value, authorized
 35,000,000 shares; issued and outstanding 439,650.....       4,000        4,000
Additional paid-in capital.............................     112,000      112,000
Accumulated deficit....................................  (2,846,000)  (3,674,000)
                                                         ----------   ----------
  Total capital deficiency.............................  (2,729,000)  (3,557,000)
                                                         ----------   ----------
  TOTAL................................................  $1,994,000   $2,076,000
                                                         ==========   ==========

  The accompanying notes to financial statements are an integral part hereof.

                   U.S. ENERGY SYSTEMS, INC. AND SUBSIDIARIES
                      (FORMERLY U.S. ENVIROSYSTEMS, INC.)

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                            SIX MONTHS ENDED
                               YEAR ENDED JANUARY 31,           JULY 31,
                               ------------------------  -----------------------
                                  1996         1995         1996        1995
                               -----------  -----------  ----------- -----------
                                                         (UNAUDITED) (UNAUDITED)
Cost and expenses:
 Operating expenses..........  $    27,000  $   109,000   $           $  26,000
 Administrative expenses.....      826,000      897,000     408,000     395,000
 Interest expense............      604,000      319,000     328,000     223,000
 Loss from Joint Ventures....       17,000       76,000      92,000      62,000
                               -----------  -----------   ---------   ---------
  Total cost and expenses....    1,474,000    1,401,000     828,000     706,000
                               -----------  -----------   ---------   ---------
 (Loss) before extraordinary
  item.......................   (1,474,000)  (1,401,000)   (828,000)   (706,000)
Extraordinary gain from re-
 structuring of liabilities..       83,000       85,000                  83,000
                               -----------  -----------   ---------   ---------
Net (Loss)...................   (1,391,000) $(1,316,000)   (828,000)  $(623,000)
                                            ===========               =========
Dividends on preferred stock.      (21,000)                 (29,000)
                               -----------                ---------
(Loss) applicable to common
 stock.......................  $(1,412,000)               $(857,000)
                               ===========                =========
(Loss) per share before ex-
 traordinary item............  $     (3.41) $     (3.38)  $   (1.95)  $   (1.61)
                               ===========  ===========   =========   =========
Net (loss) per share.........  $     (3.22) $     (3.17)  $   (1.95)  $   (1.42)
                               ===========  ===========   =========   =========
Weighted average shares out-
 standing....................      438,773      415,022     439,650     438,296
                               ===========  ===========   =========   =========



  The accompanying notes to financial statements are an integral part hereof.

                   U.S. ENERGY SYSTEMS, INC. AND SUBSIDIARIES
                      (FORMERLY U.S. ENVIROSYSTEMS, INC.)

            CONSOLIDATED STATEMENTS OF CHANGES IN CAPITAL DEFICIENCY
                                (NOTES A AND J)

                          PREFERRED STOCK       COMMON STOCK
                          --------------- -------------------------
                          NUMBER          NUMBER         ADDITIONAL
                            OF              OF            PAID-IN    ACCUMULATED
                          SHARES  AMOUNT  SHARES  AMOUNT  CAPITAL      DEFICIT       TOTAL
                          ------- ------- ------- ------ ----------  -----------  -----------
Balance--January 31,
 1994...................                  391,250 $4,000 $(306,000)  $  (139,000) $  (441,000)
Sale of common stock....                   32,000          139,000                    139,000
Compensation
 attributable to options
 and warrants...........                                    48,000                     48,000
Shares issued for inter-
 est in Joint Ventures..                   11,400          114,000                    114,000
Value assigned to
 warrants issued in
 connection with notes
 payable................                                    46,000                     46,000
Net (loss) for the year
 ended
 January 31, 1995.......                                              (1,316,000)  (1,316,000)
                          ------- ------- ------- ------ ---------   -----------  -----------
Balance--January 31,
 1995...................                  434,650  4,000    41,000    (1,455,000)  (1,410,000)
Sale of common stock....                    5,000           34,000                     34,000
Value assigned to
 preferred stock issued
 in connection with
 loans payable..........   57,500 $ 1,000                   28,000                     29,000
Value assigned to
 additional warrants
 issued in connection
 with notes payable.....                                     9,000                      9,000
Net (loss) for the year
 ended
 January 31, 1996.......                                              (1,391,000)  (1,391,000)
                          ------- ------- ------- ------ ---------   -----------  -----------
Balance--January 31,
 1996...................   57,500   1,000 439,650  4,000   112,000    (2,846,000)  (2,729,000)
Net (loss) for the six
 months ended
 July 31, 1996..........                                                (828,000)    (828,000)
                          ------- ------- ------- ------ ---------   -----------  -----------
Balance--July 31, 1996
 (Unaudited)............   57,500 $ 1,000 439,650 $4,000 $ 112,000   $(3,674,000) $(3,557,000)
                          ======= ======= ======= ====== =========   ===========  ===========



  The accompanying notes to financial statements are an integral part hereof.

                   U.S. ENERGY SYSTEMS, INC. AND SUBSIDIARIES
                      (FORMERLY U.S. ENVIROSYSTEMS, INC.)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                            SIX MONTHS ENDED
                               YEAR ENDED JANUARY 31,           JULY 31,
                               ------------------------  -----------------------
                                  1996         1995         1996        1995
                               -----------  -----------  ----------- -----------
                                                         (UNAUDITED) (UNAUDITED)
Cash flows from operating ac-
 tivities:
 Net (loss)..................  $(1,391,000) $(1,316,000)  $(828,000)  $(623,000)
 Adjustments to reconcile net
  (loss) to net cash (used
  in) operating activities:
 Amortization of debt dis-
  count......................       42,000        3,000      10,000       7,000
 Amortization of purchase
  price in excess of equity
  in Joint Ventures..........       59,000       55,000      26,000      28,000
 Amortization of deferred fi-
  nancing and registration
  costs......................       72,000                   39,000      14,000
 Value assigned to options
  and warrants...............                    48,000
 Gain from restructuring of
  liabilities................      (83,000)     (85,000)                (83,000)
 Equity in (income)/loss of
  Joint Ventures, net of dis-
  tributions.................      (13,000)      21,000      66,000      34,000
 Loss from legal proceedings.                   102,000
 Deferred interest...........                   114,000                  61,000
 Accrued interest on pre-re-
  organization income taxes
  payable....................                    39,000      24,000
 Changes in operating assets
  and liabilities:
  (Increase) decrease in
   other assets..............        2,000       (1,000)    (19,000)    (11,000)
  Increase in accounts pay-
   able and accrued expenses.      671,000      146,000     673,000     134,000
                               -----------  -----------   ---------   ---------
  Net cash (used in) operat-
   ing activities............     (641,000)    (874,000)     (9,000)   (439,000)
                               -----------  -----------   ---------   ---------
Cash flows from investing ac-
 tivities:
 Security deposit on proposed
  acquisition................      (50,000)
 Cost incurred in connection
  with the Proposed Acquisi-
  tions......................       (3,000)
 Investment in Joint Ven-
  tures......................                  (636,000)
 Advances to Joint Ventures..       (9,000)     (11,000)
 Loans (to) from officers....                   (47,000)
 Collections of loans receiv-
  able--officer..............       33,000                               59,000
                               -----------  -----------   ---------   ---------
  Net cash provided by (used
   in) investing activities..      (29,000)    (694,000)                 59,000
                               -----------  -----------   ---------   ---------
Cash flows from financing ac-
 tivities:
 Proceeds from issuance of
  convertible subordinated
  debt.......................                   400,000                  25,000
 Proceeds from issuance of
  common stock...............       34,000      139,000                  63,000
 Proceeds from issuance of
  notes payable..............       25,000      975,000
 Proceeds from loans payable
  and preferred stocks.......      785,000                  175,000     570,000
 Payment of deferred financ-
  ing costs..................     (102,000)                             (85,000)
 Payment of pre-reorganiza-
  tion payroll taxes payable.      (34,000)    (105,000)               (109,000)
 Payment of pre-reorganiza-
  tion income taxes payable..       (9,000)     (13,000)                (11,000)
 Advances from Joint Ven-
  tures......................       15,000                    9,000       3,000
 Deferred registration costs.      (50,000)                (176,000)
                               -----------  -----------   ---------   ---------
  Net cash provided by fi-
   nancing activities........      664,000    1,396,000       8,000     456,000
                               -----------  -----------   ---------   ---------
NET INCREASE (DECREASE) IN
 CASH........................       (6,000)    (172,000)     (1,000)     76,000
Cash--beginning of the peri-
 od..........................        8,000      180,000       2,000       8,000
                               -----------  -----------   ---------   ---------
CASH--END OF THE PERIOD......  $     2,000  $     8,000   $   1,000   $  84,000
                               ===========  ===========   =========   =========
Supplemental disclosure of
 cash flow information:
 Cash paid for interest......  $    93,000  $   163,000   $ 154,000   $  60,000
Supplemental schedule of
 noncash investing activity:
 Fair market value of common
  stock issued and contrib-
  uted to investment in Joint
  Ventures...................               $   114,000
Supplemental schedule of
 noncash financing activity:
 Valuation of preferred stock
  in connection with bridge
  loan.......................                                         $  29,000

  The accompanying notes to financial statements are an integral part hereof.

                  U.S. ENERGY SYSTEMS, INC. AND SUBSIDIARIES
                      (FORMERLY U.S. ENVIROSYSTEMS, INC.)

                         NOTES TO FINANCIAL STATEMENTS
          (UNAUDITED WITH RESPECT TO JULY 31, 1996 AND JULY 31, 1995)

(NOTE A)--THE COMPANY:

  U.S. Energy Systems, Inc. ("USE") and subsidiaries (collectively, the "Company") are the successors to Cogenic Energy Systems, Inc. ("Cogenic"). Cogenic emerged from Chapter 11 Bankruptcy Proceedings on March 22, 1993. The Plan of Reorganization, as amended, provided that Cogenic merge with Utilities Systems Florida, Inc. ("USF") and change the name of the reorganized Cogenic to U.S. Envirosystems, Inc.

  On May 17, 1996, the Company amended its Certificate of Incorporation to change the name of the Company to U.S. Energy Systems, Inc.

  The Company is in the business of owning, developing and operating cogeneration and independent power plants through Joint Ventures.

  The Company has incurred significant losses since its reorganization in 1993 and, as at January 31, 1996 has a working capital deficiency of approximately $1,910,000 and a capital deficiency of approximately $2,729,000. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans for which it has letters of intent or agreements include the following:

  a) Obtain net proceeds of approximately $10,662,000 through the sale of 3,100,000 shares of common stock and warrants in a public offering (the "Proposed Public Offering").

  b) Convert the existing preferred stock into 205,000 shares of common stock.

  c) Convert $500,000 of the existing Debentures into 125,000 shares of common stock and warrants.

  d) Acquire an interest in two operating geothermal power plants ("Steamboat 1 and 1A") for an aggregate of $5,400,000 in cash consideration (the "Proposed Acquisitions").

  e) Repay notes payable and other liabilities of approximately $2,139,000.

  All of the above are dependent upon the successful completion of the proposed public offering referred to in (b) above and to certain other conditions including the completion of all of the above. There is no assurance that the above plans can be accomplished. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

  The financial information presented as of July 31, 1996 and for the six-month periods ended July 31, 1996 and July 31, 1995 is unaudited, but in the opinion of management contains all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation of such financial information. Results of operations for interim periods are not necessarily indicative of those to be achieved for full fiscal years.

(NOTE B)--SIGNIFICANT ACCOUNTING POLICIES:

Significant accounting policies followed in the preparation of the financial statements are as follows:

  [1]Consolidation:

  The consolidated financial statements of the Company include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in the consolidated balance sheet.

                  U.S. ENERGY SYSTEMS, INC. AND SUBSIDIARIES
                      (FORMERLY U.S. ENVIROSYSTEMS, INC.)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
          (UNAUDITED WITH RESPECT TO JULY 31, 1996 AND JULY 31, 1995)

  [2]Investments in Joint Ventures:

  Investments in Joint Ventures are accounted for under the equity method. LIPA and Plymouth each have a fiscal year end December 31 which differs to the fiscal year end of the Company. No material adjustment is necessary to reconcile the December 31 year end to the Company's January 31 year end.

  [3]Net (loss) per share:

  Net (loss) per share is computed using the weighted average number of common shares outstanding during the period and, when dilutive, common stock equivalents.

  [4]Recent pronouncements:

  The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). The Company will adopt the disclosure requirements of SFAS 123 during the Company's fiscal year ending January 31, 1997 but will continue to account for its stock option plans under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" as permitted under FAS 123.

  In addition, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121 ("SFAS 121"), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of". SFAS 121 is also effective for the Company's fiscal year ending January 31, 1997. The Company believes adoption of SFAS No. 121 will not have a material impact on its financial statements.

  [5]Use of estimates:

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(NOTE C)--INVESTMENT IN JOINT VENTURES:

  [1]Lehi Independent Power Associates, L.C.:

  In January 1994, Lehi Envirosystems, Inc. ("LEHI"), a subsidiary of the Company, purchased a 50% equity interest in a limited liability company called Lehi Independent Power Associates, L.C. ("LIPA"), which wholly owns a cogeneration project (the "Project") located in Lehi, Utah.

  The operating agreement of LIPA provides for, among other matters, the allocation of the net profits and net losses to the owners in proportion to their ownership interest. The agreement also provides for additional contributions totalling $875,000 to be shared by the owners in the event that any modification, as defined, is required to bring the Project back to full operational condition. LIPA terminates in January 2024, unless sooner dissolved by certain conditions as set forth in the operating agreement.

  During the two-year period ended January 31, 1996 and the six-month period ended July 31, 1996, the Project was not in operation.

  In the Proposed Acquisitions, Far West Capital Inc., the other 50% owner of LIPA, will own an interest in Steamboats in the event the Proposed Acquisitions are consummated.

                  U.S. ENERGY SYSTEMS, INC. AND SUBSIDIARIES
                      (FORMERLY U.S. ENVIROSYSTEMS, INC.)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
          (UNAUDITED WITH RESPECT TO JULY 31, 1996 AND JULY 31, 1995)

  [2]Plymouth Cogeneration Limited Partnership ("PCLP"):

  In November 1994, Plymouth Envirosystems, Inc. ("Plymouth"), a subsidiary of the Company, acquired a 5% general partner interest and a 35% limited partner interest in PCLP for cash contributions of $636,000.

  The amended and restated agreement of limited partnership (the "Agreement") provides for, among other matters, the allocation of net profits and net losses in accordance with the respective ownership interests of the partners. The terms, conditions and provisions of the Agreement expire in November 2024 or until its termination or dissolution in accordance with the provisions of the Agreement.

  The partnership is engaged in the business of owning and operating a cogeneration facility designed, developed, and constructed for the production of electricity and steam (the "Plymouth Project"). The management, supervision and control of, and the determination of all matters relating to the ownership and operation of the Plymouth Project and the operations of PCLP are delegated to PSC, the managing partner.

  In December 1994, Plymouth acquired a 36.4% limited partner ownership interest in PSC, the managing partner of PCLP, for a contribution of 11,400 shares of the Company's common stock with a fair market value of approximately $114,000. With this transaction, the Company's combined ownership interest in PCLP is effectively 50%.

  In November 1994, the Company entered into an agreement with IEC, a general partner of PSC. The agreement provides for advances by IEC to the Company equal to 50% of the development commissions, as defined, received by IEC from PSC for a period of five years commencing in 1995. During the fiscal year ended January 31, 1996, the Company received advances from IEC of $15,000. The advances will be repaid by the Company from the proceeds of capital distributions received from PSC. The Company is required to repay the advances in five equal annual installments commencing July 1, 2004.

  [3]At acquisition, LEHI's equity in the net assets of LIPA was approximately $146,000 and Plymouth's equity in the net assets of PCLP was approximately $668,000. The excess of purchase price over the underlying equities of LEHI and Plymouth have been allocated to the plants of LIPA and PCLP, respectively, and is being amortized over the remaining life of such assets. At January 31, 1996, the estimated remaining life of the plants is as follows:

           LIPA--Buildings..........................  28 years
              Machinery and equipment...............   6 years
           Plymouth--Plant..........................  19 years

                   U.S. ENERGY SYSTEMS, INC. AND SUBSIDIARIES
                      (FORMERLY U.S. ENVIROSYSTEMS, INC.)

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
          (UNAUDITED WITH RESPECT TO JULY 31, 1996 AND JULY 31, 1995)

  [4]The following is summarized financial information of LIPA and PCLP:

                                  DECEMBER 31, 1995         JUNE 30, 1996
                                ----------------------  ----------------------
                                   LIPA        PCLP        LIPA        PCLP
                                ----------  ----------  ----------  ----------
Current Assets................. $  158,000  $  158,000  $  122,000  $  188,000
Property, plant and equipment
 at cost (net).................    257,000   5,593,000     251,000   5,450,000
Other assets...................                828,000                 876,000
                                ----------  ----------  ----------  ----------
  Total assets.................    415,000   6,579,000     373,000   6,514,000
Current liabilities............     (9,000)   (343,000)    (35,000)   (339,000)
Long-term debt.................             (4,987,000)             (4,990,000)
                                ----------  ----------  ----------  ----------
Equity......................... $  406,000  $1,249,000  $  338,000  $1,185,000
                                ==========  ==========  ==========  ==========
Equity in Joint Ventures....... $  203,000  $  625,000  $  169,000  $  593,000
Investments in Joint Ventures
 in excess of equity...........    967,000      78,000     943,000      76,000
                                ----------  ----------  ----------  ----------
  Total investments in Joint
   Ventures.................... $1,170,000  $  703,000  $1,112,000  $  669,000
                                ==========  ==========  ==========  ==========

                            YEAR ENDED DECEMBER 31,            SIX MONTHS ENDED JUNE 30,
                          ------------------------------  --------------------------------------
                                LIPA             PCLP           LIPA                PCLP
                          ------------------  ----------  ------------------  ------------------
                            1995      1994       1995       1996      1995      1996      1995
                          --------  --------  ----------  --------  --------  --------  --------
Revenue.................                      $1,150,000                      $596,000  $570,000
                                              ==========                      ========  ========
Gain on sale of fixed
 assets.................  $236,000
                          ========
Net income (loss).......  $172,000  $(41,000) $  (87,000) $(68,000) $(24,000) $(64,000) $(44,000)
                          ========  ========  ==========  ========  ========  ========  ========
Equity in net income
 (loss).................  $ 86,000  $(21,000) $  (44,000) $(34,000) $(12,000) $(32,000) $(22,000)
Amortization of purchase
 price over equity......   (55,000)  (55,000)     (4,000)  (24,000)  (28,000)   (2,000)
                          --------  --------  ----------  --------  --------  --------  --------
Net income (loss) from
 Joint Ventures.........  $ 31,000  $(76,000) $  (48,000) $(58,000) $(40,000) $(34,000) $(22,000)
                          ========  ========  ==========  ========  ========  ========  ========

  Plymouth Project commenced operations on January 1, 1995.

(NOTE D)--ACCOUNTS PAYABLE AND ACCRUED EXPENSES:

  Accrued expenses and other current liabilities are comprised of the following:

                                                         JANUARY 31,  JULY 31,
                                                            1996        1996
                                                         ----------- ----------
   Professional fees....................................  $293,000   $  501,000
   Accrued interest.....................................   417,000      591,000
   Accrued payroll and related taxes....................   238,000      411,000
   Other................................................    42,000      160,000
                                                          --------   ----------
     Total..............................................  $990,000   $1,663,000
                                                          ========   ==========

                  U.S. ENERGY SYSTEMS, INC. AND SUBSIDIARIES
                      (FORMERLY U.S. ENVIROSYSTEMS, INC.)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
          (UNAUDITED WITH RESPECT TO JULY 31, 1996 AND JULY 31, 1995) (NOTE E)--PRE-REORGANIZATION INCOME TAXES PAYABLE:

  Pursuant to the Plan of Reorganization of Cogenic, the pre-reorganization income taxes payable were to be paid in full, plus interest at the rate set by applicable statute, by making a payment of $110,000 upon the merger with USF and by making equal monthly installments, commencing one year after the merger, over a period not exceeding six years after the date of assessment of such pre-reorganization income taxes payable. The $110,000 payment has not been made since the effective date of the merger.

  The remaining payments of pre-reorganization income taxes and accrued interest are as follows:

                                                            JANUARY 31, JULY 31,
                                                               1996       1996
                                                            ----------- --------
   1997....................................................  $172,000   $192,000
   1998....................................................    41,000     46,000
   1999....................................................    43,000     44,000
   2000....................................................    46,000     47,000
   2001....................................................    46,000     43,000
                                                             --------   --------
     Total.................................................  $348,000   $372,000
                                                             ========   ========

  During the two-year period ended January 31, 1996, the Company reached settlements with the tax authorities resulting in extraordinary gains from restructuring of liabilities of $83,000 and $85,000 during the years ended January 31, 1996 and January 31, 1995, respectively.

(NOTE F)--INCOME TAXES:

  The deferred tax asset is as follows:

                                                         JANUARY 31,  JULY 31,
                                                            1996        1996
                                                         ----------- ----------
   Benefit of post-reorganization operating loss
    carryforward.......................................   $801,000   $1,022,000
   Expenses for financial reporting, not yet deductible
    for taxes..........................................    132,000      110,000
   Valuation allowance.................................   (933,000)  (1,132,000)
                                                          --------   ----------
                                                          $-- 0 --   $  -- 0 --
                                                          ========   ==========

  The Company has fully reserved against the deferred tax asset since the likelihood of realization cannot be determined.

  During the years ended January 31, 1996 and 1995, and the six-month period ended July 31, 1996, the difference between the statutory tax rate of 34% and the Company's effective tax rate of 0% is due to an increase in the valuation allowance of $410,000, $503,000 and $199,000, respectively.

  Prior to the reorganization, Cogenic had available a net operating loss carryforward, which expires through 2008, of approximately $19,000,000 for tax purposes and tax credit carryforwards of $216,000 expiring from 1997 to 2000. Utilization of the acquired net operating loss and tax credit carryforwards may be subject to limitations as a result of the reorganization, or in the event of other significant changes in ownership. Accordingly, the Company has not recognized the deferred tax asset attributable to the acquired net operating loss and tax credit carryforwards.

                  U.S. ENERGY SYSTEMS, INC. AND SUBSIDIARIES
                      (FORMERLY U.S. ENVIROSYSTEMS, INC.)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
          (UNAUDITED WITH RESPECT TO JULY 31, 1996 AND JULY 31, 1995)

(NOTE G)--LOANS PAYABLE (THE "LOANS"):

  Loans payable consist of the following:

                                                            JANUARY 31, JULY 31,
                                                               1996       1996
                                                            ----------- --------
   18% loan, payable on the earlier of May 31, 1996 or
    closing of the proposed
    public offering, net of debt discount of $19,000 at
    January 31, 1996
    (effective rate 39.68%) (a)...........................   $616,000   $660,000
   10% loan, payable on the earlier of May 31, 1996 or
    closing of the
    proposed public offering (b)..........................    100,000    250,000
   18% unsecured loan payable upon closing of the proposed
    public offering.......................................     50,000     50,000
                                                             --------   --------
                                                             $766,000   $960,000
                                                             ========   ========

  (a) Collateralized by first lien on all the assets of the Company and by 97,250 shares of the Company's common stock owned by officers.

  (b) Collateralized by the Company's interest in LIPA and PCLP Joint Ventures, subject to prior lien.

(NOTE H)--CONVERTIBLE SUBORDINATED SECURED DEBENTURES:

  The Company's Convertible Subordinated Debentures (the "Debentures") bear interest at 18% and are due on January 25, 2004. In addition to the interest payments, the Debenture holders are entitled to 50% of the Company's share of net profits (net of provision for the 18% interest on the Debentures) of LIPA ("Supplemental Participation"). The Debentures are collateralized by a security interest in the outstanding shares of Lehi and are subject to subordination to senior indebtedness. Commencing January 25, 1998, the Company has the option to redeem the Debentures at 102, plus unpaid and accrued interest and Supplemental Participation. Commencing January 25, 1996, each Debenture may be converted at any time, at the option of the Debenture holders, into the Company's common stock. Subject to certain adjustments, each $1,000 principal amount of Debentures is initially convertible into 62 shares of the Company's common stock. Commencing January 25, 1997, the Company will have the right to convert all the then outstanding Debentures into common stock at the then current conversion number if the market price, as defined, of the common stock equals or exceeds $40.00 for more than twenty (20) consecutive days prior to the date fixed for conversion by the Company.

  In December 1994, the Company requested from its Debenture holders that one-half of the 18% interest be deferred commencing with the December 25, 1994 interest payment until the earlier to occur of completion of new financing or commencement of cash flow from LIPA (see Note C[1]). In the event of default, the Debenture holders have the right to demand immediate payment of all or any portion of the outstanding principal amount and any unpaid interest, if the default is not remedied within 120 days after it has occurred. As of May 15, 1995, the Debenture holders have agreed to the terms of the partial deferment. In connection with the 9% deferment, the Company increased the number of shares that each Debenture can be converted into from 62 shares for each $1,000 principal amount to 66 shares for each $1,000 principal amount.

  At January 31, 1996 and July 31, 1996, the 9% interest deferred, included in accrued expenses and other current liabilities, was $160,000 and $229,000, respectively.

                  U.S. ENERGY SYSTEMS, INC. AND SUBSIDIARIES
                      (FORMERLY U.S. ENVIROSYSTEMS, INC.)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
          (UNAUDITED WITH RESPECT TO JULY 31, 1996 AND JULY 31, 1995)

(NOTE I)--NOTES PAYABLE:

  In connection with the acquisition of PCLP (see Note C[2]), the Company borrowed $1,000,000 from a group comprised principally of officers, directors and affiliates of the Company. The interest on the Secured Promissory Notes (the "Notes") is the prime rate plus 2.5% (11% at January 31, 1996 and 10.75% at July 31, 1996) adjusted quarterly during the term of the Notes. The interest on the Notes is payable quarterly but only to the extent that the net after tax cash flow of Plymouth is sufficient to make such interest payment. The Company has not paid interest on these Notes since the inception of the Notes. At January 31, 1996 and July 31, 1996, the unpaid interest on these Notes was $141,000 and $209,000, respectively, included in accrued expenses and other current liabilities. The Notes are collateralized by the shares of common stock of Plymouth. The Notes and unpaid interest, are to be paid on the earlier of: (1) USE's receipt of not less than $1,000,000 in net proceeds from the Company's next public offering of equity securities, or (2) USE's receipt of an aggregate of not less than $4,000,000 in net proceeds from a private debt financing of USE, or (3) October 31, 1997.

  In conjunction with the issuance of these Notes, the Company granted to the investors warrants to purchase 95,000 shares of the Company's common stock at $16.00 per share before October 31, 1999. The Company, based on an independent appraisal, valued the warrants issued at $46,000, which is being accounted for as debt discount. In connection with the Company's Loans (Note G), the Company was required to grant certain security interests in the Company's assets including its ownership interest in Plymouth. In June 1995, in return for granting the security interests, the Company granted the noteholders additional warrants to purchase 19,000 shares of the Company's common stock (the "Additional Warrants"). The Additional Warrants have the same terms as those warrants initially granted to the noteholders. The Company, based on the appraisal referred to above, valued the Additional Warrants issued at $9,500, which is being accounted for as additional debt discount. In March 1996, as a result of continuing negotiations between the parties that commenced when the additional warrants were issued, the Company reduced the exercise price of the warrants, including the additional warrants, from $16.00 per share to $5.00 per share. At that time, the market price of the Common Stock was $2.50 per share. The effective interest rates at January 31, 1996 and January 31, 1995 are 13.60% and 10.72%, respectively.

(NOTE J)--STOCKHOLDERS' EQUITY:

  [1]Preferred stock:

  In June 1995, the Board of Directors designated 100,000 shares of preferred stock as Series One Exchangeable and Convertible Preferred Stock ("Series One Preferred Stock"). The holders of Series One Preferred Stock are entitled to
(i) convert to common stock equal to $10.00 per share of Series One Preferred Stock divided by the conversion price, as defined, and subject to adjustments for changes in capital stock, (ii) no voting rights except for certain corporate actions, (iii) receive cumulative dividends equal to $1.00 per share, (iv) liquidation preference of $10.00 per share plus any dividends accrued and unpaid.

  The Series One Preferred Stock is redeemable at the option of the Company at a price of $10.00 per share, plus accrued and unpaid dividends, under certain conditions, commencing the earlier of: (i) 3 years after the effective date of the Proposed Public Offering or (ii) January 1, 1999. The Series One Preferred Stock rank senior to all other equity securities of the Company including any other series or classes of preferred stock with respect to dividend rights and rights upon liquidation, winding up and dissolution.

  In connection with the Company's Loans, the Company issued 57,500 shares of Series One Preferred Stock which are convertible into 205,000 shares of common stock. The Company estimated the fair value of these shares of Series One Preferred Stock at approximately $29,000 and this amount is treated as a loan discount which is being amortized over the life of the loan.

                  U.S. ENERGY SYSTEMS, INC. AND SUBSIDIARIES
                      (FORMERLY U.S. ENVIROSYSTEMS, INC.)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
          (UNAUDITED WITH RESPECT TO JULY 31, 1996 AND JULY 31, 1995)

  In calculating the net income per share, the net income (loss) available for common stockholders during the period the 57,500 shares of Series One Preferred Stock are converted into 205,000 shares of common stock will be reduced by a nonrecurring amount of approximately $791,000 which represents the excess of the fair value of the common stock transferred to the holders of the preferred stock over the carrying amount of the preferred stock.

  [2]Stock options:

  Stock option activity is summarized as follows:

                                          SHARES   OPTION PRICE  EXPIRATION DATE
                                          ------- -------------- ---------------
                                                   (PER SHARE)
   Granted--year ended January 31, 1995.   20,100 $4.00 - $10.00   April 1999 -
                                                                   January 2000
   Granted--year ended January 31, 1996.  154,000 $4.00 - $ 8.00 January 2000 -
                                          -------                 December 2000
   Balance at January 31, 1996 and July
    31, 1996
    (174,100 exercisable at option
    prices $4.00 to $10.00).............  174,100

  During the year ended January 31, 1995 the Company recorded a compensation charge of $46,000 in connection with the issuance of certain options in that year.

  [3]Common stock reserved:

  The Company has reserved shares of common stock for issuance upon conversion of the Debentures and exercise of warrants and options as follows:

  (i) Convertible subordinated secured debentures (Note H)............ 100,000

  (ii) Warrants issued in conjunction with notes payable (Note I)..... 114,000

  (iii) Warrants issued in connection with consulting services.
        Exercisable at $16.00 per share, expires October 31, 1999. In connection therewith, the Company recorded a noncash charge
    of $2,000, in 1995..............................................   3,750

  (iv) Stock options outstanding (Note J[2]).......................... 174,100

  (v) Series One Preferred Stock (Note J[1]).......................... 205,000

  In connection with the proposed transactions referred to in Note A, the Company anticipates issuing warrants to purchase approximately 2,125,000 shares of common stock.

  [4]Reorganization:

  In February 1996, the shareholders approved a 1 for 40 reverse stock split, effective May 6, 1996, which has been given retroactive effect in the accompanying financial statements. All reference to shares and per share amounts in the notes to financial statements have been adjusted to reflect the reverse split.

(NOTE K)--COMMITMENTS AND CONTINGENCIES:

  [1]The Company has employment agreements which expire through November 30, 1998 with two of its officers. The agreements provide for minimum annual payments of $210,000 subject to upward adjustment at the discretion of the Board of Directors.

                  U.S. ENERGY SYSTEMS, INC. AND SUBSIDIARIES
                      (FORMERLY U.S. ENVIROSYSTEMS, INC.)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
          (UNAUDITED WITH RESPECT TO JULY 31, 1996 AND JULY 31, 1995)
  [2]In October 1995, the Company entered into a consulting agreement with one of the members of its Board of Directors for an unspecified period. The consulting agreement provides for a $5,000 monthly consulting fee. The term of the consulting agreement is subject to the approval of the Board of Directors.

  [3]USE International, L.L.C. ("USE International"):

  In May 1995, the Company entered into a Joint Venture agreement to form a limited liability company, USE International, L.L.C. ("USE International"). USE International is owned 50% by the Company and 50% by Indus, LLC ("Indus"). USE International is managed by Indus. In connection with the agreement, the Company sold 2,500 shares of its common stock, at market price, to Indus and issued options to purchase 16,250 shares of the Company's common stock with an exercise price of $8.00 per share and expiring five years after date of issuance. The agreement also provides for the issuance of options to purchase up to an additional 25,000 shares of the Company's common stock at a price per share of $8.00. These options will be granted to Indus upon the signing of an initial transaction, as defined, by USE International.

  The Company has agreed to pay Indus a consulting fee of $6,000 per month. The consulting arrangement has an initial term of one year and expires in May 1996. The Company has also agreed to indemnify, defend and hold Indus harmless from all claims, losses, causes of action, liabilities, costs and expenses (including attorney's fees) which may arise in connection with the business of USE International.

  The Company accounts for the investment in USE International under the equity method. USE International was inactive during the year ended January 31, 1996 and the six-month period ended July 31, 1996.

(NOTE L)--RELATED PARTY TRANSACTIONS:

  The Company borrowed from officers and an affiliate of a director (collectively, the "Related Parties") $325,000 under the Debentures and $775,000 under the Notes. In connection with the Notes, an affiliate of a director was granted warrants to purchase 78,000 shares of the Company's common stock at $16.00 per share before October 31, 1999. Included in deferred interest at January 31, 1996 and July 31, 1996 is $12,000 due to the Related Parties. In addition, at January 31, 1996 and July 31, 1996, $467,000 and $707,000, respectively, of accrued expenses and other current liabilities is due to the Related Parties.

  During the year ended January 31, 1996 and 1995 and the six months ended July 31, 1996 and 1995, the Company paid interest of $15,000, $22,000, $13,000 and $17,000, respectively, to the Related Parties.

                         INDEPENDENT AUDITOR'S REPORT

General Partner
 Far West Electric Energy Fund, L.P.
 Salt Lake City, Utah

  We have audited the balance sheet of Far West Electric Energy Fund, L.P. as of December 31, 1995 and 1994, and the related statements of income, partners' capital and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Far West Electric Energy Fund, L.P. as of December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                           Respectfully submitted,

                                           /s/ ROBISON, HILL & CO.
                                           ----------------------------------
                                           Certified Public Accountants

Salt Lake City, Utah
February 29, 1996

                      FAR WEST ELECTRIC ENERGY FUND, L.P.
                         A DELAWARE LIMITED PARTNERSHIP

                                 BALANCE SHEETS

                                              DECEMBER 31,
                                         ------------------------
                                                                   SEPTEMBER 30,
                                            1995         1994          1996
                                         -----------  -----------  -------------
                                                                    (UNAUDITED)
ASSETS
Utility Plant:
 Plant in Service......................  $15,999,000  $18,716,000   $15,999,000
 Equipment.............................      588,000      335,000       629,000
 Construction in Progress..............      118,000      118,000       118,000
 Accumulated Depreciation..............   (5,377,000)  (6,010,000)   (5,859,000)
                                         -----------  -----------   -----------
  Net Utility Plant....................   11,328,000   13,159,000    10,887,000
Restricted Cash........................    1,026,000    1,145,000     1,067,000
Other Assets...........................      106,000      124,000        93,000
Current Assets:
 Cash and Cash Equivalents.............      263,000      278,000       207,000
 Receivables--Trade....................      399,000      437,000       271,000
 Receivables--Other....................        6,000        6,000             0
 Receivable--Related Party.............      238,000      159,000             0
 Prepaid Expenses......................        4,000       12,000        16,000
                                         -----------  -----------   -----------
  Total Current Assets.................      910,000      892,000       494,000
                                         -----------  -----------   -----------
  Total Assets.........................  $13,370,000  $15,320,000   $12,541,000
                                         ===========  ===========   ===========
PARTNERS' CAPITAL AND LIABILITIES
Partners' Capital:
 Limited Partners--10,306 units........  $ 5,148,000  $ 4,868,000   $ 5,340,000
 General Partner--1 Percent............       (8,000)     (11,000)       (6,000)
                                         -----------  -----------   -----------
  Total Partners' Capital..............    5,140,000    4,857,000   $ 5,334,000
Other Liabilities......................           --      150,000
Long-term Debt:
 Notes Payable--Related Party..........      188,000      230,000       152,000
 Notes Payable.........................      537,000           --       537,000
                                         -----------  -----------   -----------
Partners' Capital and Long-Term Liabil-
 ities.................................    5,865,000    5,237,000     6,023,000
Current Liabilities:
 Current Portion--Long-term Debt.......    4,563,000    7,140,000     3,911,000
 Note Payable--Related Party...........    1,159,000    1,043,000     1,246,000
 Payable-Related Party.................      671,000      573,000       274,000
Accrued Liabilities
 Operations............................      402,000      495,000       295,000
 Royalties.............................       96,000      220,000        78,000
 Interest..............................      614,000      612,000       714,000
                                         -----------  -----------   -----------
  Total Current Liabilities............    7,505,000   10,083,000     6,518,000
                                         -----------  -----------   -----------
  Total Partners' Capital and Liabili-
   ties................................  $13,370,000  $15,320,000   $12,541,000
                                         ===========  ===========   ===========

              See accompanying notes to the financial statements.

                      FAR WEST ELECTRIC ENERGY FUND, L.P.
                         A DELAWARE LIMITED PARTNERSHIP

                              STATEMENTS OF INCOME

                                                                NINE MONTHS ENDED
                             YEARS ENDED DECEMBER 31,             SEPTEMBER 30,
                         ----------------------------------  ------------------------
                            1995        1994        1993        1996         1995
                         ----------  ----------  ----------  -----------  -----------
                                                             (UNAUDITED)  (UNAUDITED)
Revenues:
 Electric Power Reve-
  nues.................. $2,529,000  $2,728,000  $3,162,000  $2,043,000   $1,794,000
 Other Revenues.........    145,000     151,000     622,000     111,000      110,000
                         ----------  ----------  ----------  ----------   ----------
   Total Revenues.......  2,674,000   2,879,000   3,784,000   2,154,000    1,904,000
                         ----------  ----------  ----------  ----------   ----------
Expenses:
 Operations.............  1,755,000   1,779,000   2,163,000   1,281,000    1,271,000
 Bad Debt Expense.......         --          --      31,000          --           --
 General and Administra-
  tive:
  Professional Services.     55,000      54,000      72,000     100,000       42,000
  General Partners--Re-
   lated Party..........     98,000     123,000     223,000      78,000       95,000
                         ----------  ----------  ----------  ----------   ----------
   Total General and Ad-
    ministrative........    153,000     177,000     295,000     178,000      137,000
                         ----------  ----------  ----------  ----------   ----------
   Total Expenses.......  1,908,000   1,956,000   2,489,000   1,459,000    1,408,000
                         ----------  ----------  ----------  ----------   ----------
   Income From Opera-
    tions...............    766,000     923,000   1,295,000     695,000      496,000
Other Income (Expense):
 Interest Income........     73,000      52,000      38,000      43,000       50,000
 Interest Expense.......   (744,000)   (902,000)   (806,000)   (544,000)    (924,000)
 Loss on Sale of Proper-
  ty....................   (170,000)         --          --          --     (170,000)
                         ----------  ----------  ----------  ----------   ----------
   Net Other Expense....   (841,000)   (850,000)   (768,000)   (501,000)  (1,044,000)
                         ----------  ----------  ----------  ----------   ----------
   Net Income (Loss)
    Before Extraordinary
     Item...............    (75,000)     73,000     527,000     194,000     (548,000)
Extraordinary Item--
 Early Extinguishment
 of Debt................    358,000          --     175,000          --      358,000
                         ----------  ----------  ----------  ----------   ----------
   Net Income........... $  283,000  $   73,000  $  702,000  $  194,000   $ (190,000)
                         ==========  ==========  ==========  ==========   ==========
   Net Income Per Lim-
    ited Partnership
    Unit:
    Income Before Ex-
     traordinary Item... $    (7.28) $     7.08  $    51.14  $    18.82   $   (53.17)
    Extraordinary Item..      34.74          --       16.98          --        34.74
                         ----------  ----------  ----------  ----------   ----------
   Net Income........... $    27.46  $     7.08  $    68.12  $    18.82   $   (18.43)
                         ==========  ==========  ==========  ==========   ==========


              See accompanying notes to the financial statements.

                      FAR WEST ELECTRIC ENERGY FUND, L.P.
                         A DELAWARE LIMITED PARTNERSHIP

                         STATEMENT OF PARTNERS' CAPITAL
             FOR THE YEARS ENDED DECEMBER 31, 1995, 1994, AND 1993
            AND THE NINE MONTHS ENDED SEPTEMBER 30, 1996 (UNAUDITED)

                            GENERAL PARTNER     LIMITED PARTNERS
                          -------------------  -------------------
                           % INCOME             NUMBER               TOTAL
                          ALLOCATION  AMOUNT   OF UNITS   AMOUNT     AMOUNT
                          ---------- --------  -------- ---------- ----------
Balances at December 31,
 1992...................       1     $(18,573)  10,306  $4,100,573 $4,082,000
Net Income..............      --        7,020       --     694,980    702,000
                             ---     --------   ------  ---------- ----------
Balances at December 31,
 1993...................       1      (11,553)  10,306   4,795,553  4,784,000
Net Income..............      --          730       --      72,270     73,000
                             ---     --------   ------  ---------- ----------
Balances at December 31,
 1994...................       1     $(10,823)  10,306   4,867,823  4,857,000
Net Income..............      --        2,830       --     280,170    283,000
                             ---     --------   ------  ---------- ----------
Balances at December 31,
 1995...................       1     $ (7,993)  10,306  $5,147,993 $5,140,000
Net Income (Unaudited)..      --        1,940       --     192,060    194,000
                             ---     --------   ------  ---------- ----------
Balances at September
 30, 1996 (Unaudited)...       1     $ (6,053)  10,306  $5,340,053 $5,334,000
                             ===     ========   ======  ========== ==========






              See accompanying notes to the financial statements.

                      FAR WEST ELECTRIC ENERGY FUND, L.P.
                        A DELAWARE LIMITED PARTNERSHIP

                           STATEMENTS OF CASH FLOWS
               INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                                                             NINE MONTHS ENDED
                            YEARS ENDED DECEMBER 31,           SEPTEMBER 30,
                          ------------------------------  -----------------------
                            1995      1994       1993        1996        1995
                          --------  --------  ----------  ----------- -----------
                                                          (UNAUDITED) (UNAUDITED)
CASH FLOWS FROM OPERAT-
 ING ACTIVITIES:
 Net Income (Loss)......  $283,000  $ 73,000  $  702,000   $194,000    $(190,000)
Adjustments to Net In-
 come (Loss):
 Depreciation and Amor-
  tization..............   613,000   661,000     716,000    494,000      475,000
 Loss on Sale of Proper-
  ty....................   170,000        --          --         --      170,000
 Extraordinary Item--
  Early Extinguishment
  of Debt...............  (358,000)       --    (175,000)        --     (358,000)
 (Increase) Decrease in
  Receivables...........   (41,000) (124,000)    (59,000)   134,000      183,000
 (Increase) Decrease in
  Prepaid Insurance.....    (1,000)       --      (9,000)   (12,000)      (4,000)
 (Increase) Decrease in
  Other Assets..........    18,000    18,000      18,000     13,000       14,000
 Accrued Income Re-
  stricted Cash.........   (63,000)  (43,000)    (31,000)        --      (49,000)
 Increase (Decrease) in
  Accrued Liabilities...    41,000   120,000    (234,000)   (25,000)     (24,000)
 Increase (Decrease) in
  Amount Due to
  General Partner.......    98,000   100,000     214,000   (246,000)     369,000
                          --------  --------  ----------   --------    ---------
  Total Adjustments.....   477,000   732,000     440,000    359,000      776,000
                          --------  --------  ----------   --------    ---------
 Net Cash Provided by
  Operating Activities..   760,000   805,000   1,142,000    553,000      586,000
                          --------  --------  ----------   --------    ---------
CASH FLOWS FROM INVEST-
 ING ACTIVITIES:
 Cash Draws Restricted
  Cash..................   181,000        --     207,000    119,000      182,000
 Transfers to Restricted
  Cash..................        --        --    (205,000)        --           --
 Capital Expenditures...  (253,000) (139,000)   (222,000)   (41,000)    (253,000)
 Disposal of Plant and
  Equipment.............        --        --          --         --           --
                          --------  --------  ----------   --------    ---------
Net Cash Provided by
 (Used) in Investing Ac-
 tivities...............   (72,000) (139,000)   (220,000)    78,000      (71,000)
                          --------  --------  ----------   --------    ---------
CASH FLOWS FROM FINANC-
 ING ACTIVITIES:
 Principal Payments on
  Long-Term Debt........  (815,000) (751,000) (1,109,000)  (687,000)    (600,000)
 Proceeds From the Issu-
  ance of Debt..........   112,000    83,000     171,000         --           --
                          --------  --------  ----------   --------    ---------
 Net Cash Provided by
  (Used) in Financing
  Activities............  (703,000) (668,000)   (938,000)  (687,000)    (600,000)
                          --------  --------  ----------   --------    ---------
Increase (Decrease) in
 Cash and Cash Equiva-
 lents..................   (15,000)   (2,000)    (16,000)   (56,000)     (85,000)
Cash and Cash Equiva-
 lents at Beginning of
 Period.................   278,000   280,000     296,000    263,000      278,000
                          --------  --------  ----------   --------    ---------
Cash and Cash Equiva-
 lents at End of Period.  $263,000  $278,000  $  280,000   $207,000    $ 193,000
                          ========  ========  ==========   ========    =========
SUPPLEMENTAL DISCLOSURE
 OF CASH FLOW
 INFORMATION:
 Cash Paid During the
  Period for Interest...  $743,000  $727,000  $  755,000   $411,000    $ 205,000
                          ========  ========  ==========   ========    =========

NON-CASH ACTIVITIES:

  The Partnership reduced a contract payable for the year ended December 31, 1993 by $13,000, and recognized income relating to option payments not made.

  An extraordinary gain of $175,000 for the year ended December 31, 1993, was recognized relating to the extinguishment and restructuring of debt and accrued interest; see Note 4.

  Notes payable and accrued interest were reduced and other income recognized for the year ended December 31, 1993 in the amount of $424,000, relating to offsets allowed under the performance guaranty on the Steamboat Springs project; see Note 7.

  The Partnership sold the Crystal Springs Project for $1,100,000 which was paid directly to First Security Bank to pay down the note secured by the Crystal Springs Project in accordance with the sales agreement dated February 28, 1995. In addition, the note referred to above was restructured as described in Note 13. A net loss on the sale of $170,000 has been reported in net income for December 31, 1995 as other income, and gain on early extinguishment of debt of $358,000 has been reported as an extraordinary item for December 31, 1995.

              See accompanying notes to the financial statements.

                      FAR WEST ELECTRIC ENERGY FUND, L.P.
                        A DELAWARE LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  The following significant accounting policies are followed by Far West Electric Energy Fund, L.P. in preparing and presenting the financial statements, and are to assist the users in understanding the financial statements.

ORGANIZATION

  Far West electric Energy Fund L.P., a Delaware limited partnership (the "Partnership"), was originally organized in September 1984 under the Uniform Limited Partnership Act of Utah as Far West Hydroelectric Fund, Ltd. On December 20, 1988, the Partnership changed its name to Far West Electric Energy Fund, L.P. and changed its domicile to Delaware.

  The Partnership owns a geothermal power plant, (the "Steamboat Springs Plant") located in Nevada, and until March 16, 1995, owned a hydroelectric plant located in Idaho (the "Crystal Springs Plant") which was sold to Crystal Springs Hydroelectric, L.P., a Washington limited partnership pursuant to a Purchase and Sale Agreement dated February 28, 1995.

UTILITY PLANT AND EQUIPMENT

  Utility plants and equipment are carried at cost or adjusted cost (see Note
2). Fixed assets are depreciated over their estimated useful life (utility plants--thirty years, equipment--five to ten years).

CASH EQUIVALENTS

  For purposes of the statement of cash flows, the Partnership's policy is that all investments with maturities of three months or less are considered cash equivalents.

INCOME TAXES

  No provision for income taxes has been made since the Partnership files partnership return under provisions for federal and state tax laws. The assets and liabilities of the Partnership for tax purposes are lower than the financial statements for 1995 by $8,066,000 and $552,000; and for 1994 by $11,154,000 and $2,208,000, respectively.

INCOME PER LIMITED PARTNERSHIP UNIT

  The income per partnership unit on income before extraordinary item and on net income is calculated on the weighted average units outstanding during the year. The weighted average of units outstanding during 1995, 1994, and 1993 were 10,306.

RECLASSIFICATIONS

  Certain amounts in 1994 and 1993 have been reclassified to conform with financial statement presentations adopted in 1995.

UNAUDITED INTERIM PERIODS

  The financial information presented as of September 30, 1996 and for the nine-month periods ended September 30, 1996 and 1995 is unaudited, but in the opinion of Management contains all adjustments (consisting only of normal recurring adjustments) necessary for a fair representation of such financial information. Results of operations for interim periods are not necessarily indicative of those to be achieved for full fiscal years.

                      FAR WEST ELECTRIC ENERGY FUND, L.P.
                        A DELAWARE LIMITED PARTNERSHIP

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

NOTE 2--UTILITY PLANT

  Plant in service consists of the following at December 31, 1995 and 1994:

                                                                   ESTIMATED
                                            1995        1994      USEFUL LIVES
                                         ----------- -----------  ------------
   Steamboat Springs Thermal Hydroelec-
    tric Power Plant.................... $15,599,000 $15,599,000  30 Years
   Expansion Pipeline...................     400,000     400,000  5 to 7 Years
   Crystal Springs Hydroelectric Power
    Plant...............................          --   4,738,000  30 Years
   Valuation Allowance..................          --  (2,021,000)
                                         ----------- -----------
                                         $15,999,000 $18,716,000
                                         =========== ===========

  The valuation allowance relates to the Crystal Springs Hydroelectric Power Project. The valuation allowance is a result of the rights to a purchase option being waived and a decline in the value of the project.

NOTE 3--OTHER ASSETS

  Other assets consist of the following at December 31, 1995 and 1994:

                                                               1995      1994
                                                             --------  --------
   Loan Origination Fees.................................... $183,000  $183,000
   Organization Costs.......................................   65,000    65,000
   Other Assets.............................................   35,000    35,000
   Accumulated Amortization................................. (177,000) (159,000)
                                                             --------  --------
     Total Other Assets..................................... $106,000  $124,000
                                                             ========  ========

  The loan origination fees are being amortized on a straight-line basis over the respective lives of the loans. Organization costs are amortized over a five year period on a straight-line basis. Amortization was $18,000, $18,000, $18,000 for the years ended December 31, 1995, 1994, and 1993, respectively.

NOTE 4--LONG-TERM DEBT--NOTES PAYABLE

  Long-term debt as of December 31, 1995 and 1994 consists of the following:

                                                            1995       1994
                                                         ---------- ----------
   Note Payable to Westinghouse Credit Corp. is in
    default as of 10/23/92 and is immediately due and
    payable. Note is secured by the Steamboat Springs
    Project and all associated rights. Interest rate is
    11.5%............................................... $4,563,000 $5,340,000
   Note Payable to a bank was due and payable in full
    originally on December 1, 1993, extended to
    September 30, 1994 and has been modified due to the
    sale of the Crystal Springs Project. The principal
    amount owing after the modification is $537,000.
    Interest is due in semiannual installments. With all
    remaining principal and interest due 3/2/2000.
    Interest rate is prime which was 8.75% at year end
    (See Note 13--Sale of Crystal Springs Project)......    537,000  1,800,000
                                                         ---------- ----------
                                                          5,100,000  7,140,000
   Less Current Installments Due........................  4,563,000  7,140,000
                                                         ---------- ----------
                                                         $  537,000 $       --
                                                         ========== ==========

                      FAR WEST ELECTRIC ENERGY FUND, L.P.
                        A DELAWARE LIMITED PARTNERSHIP

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
  The aggregate maturities of long-term debt for each of the five years subsequent to December 31, 1995 are as follows:

                                                                     YEAR ENDING
                                                                      DECEMBER
                                                                         31,
                                                                     -----------
       1996......................................................... $ 4,563,000
       1997.........................................................          --
       1998.........................................................          --
       1999.........................................................          --
       2000.........................................................     537,000
       Thereafter...................................................          --
                                                                     -----------
                                                                     $ 5,100,000
                                                                     ===========

  A note payable to Ormat, Inc. was extinguished in the amount of $175,000 in December 1993. The extinguishment was a result of negotiations to settle litigation on the performance guaranty. The principal note amount and related accrued interest are shown as an extraordinary item in the statement of operations for the year ended December 31, 1993.

  During December 1992, a note payable to a bank was restructured resulting in a reduction of principal amount, accrued interest, and a renegotiation of terms. Interest payments relating to the reduced note were offset to accrued interest payable. The total amount offset against accrued interest payable in 1994 was $26,000.

NOTE 5--RESTRICTED CASH

  The Partnership is required to maintain an escrowed bank account as security under the terms of the note payable to Westinghouse Credit Corp. with the note payable balance as of December 31, 1995 of $4,563,000. The reserve account was drawn down to $1,026,000 due to insufficient operating funds needed for plant repairs of $188,000. The note is in default due to the reserve account being drawn below required amounts. The reserve includes the initial deposit of $1,000,000 and requires an additional $70,000 annually for the first seven years, interest income is also retained in the reserve account. Disbursements from the reserve account for principal and interest payments on the note are allowed to the extent that there are insufficient funds in the Partnership's operating accounts.

NOTE 6--NOTE PAYABLE-RELATED PARTY

  The Partnership had notes payable to related parties for the years ended December 31, 1995, and 1994 as follows:


                                                              1995       1994
                                                           ---------- ----------
   Notes Payable to General Partner payable on demand,
    unsecured. Interest rate is 13%......................  $1,117,000 $1,005,000
   Note Payable to 1-A Enterprises, a partnership, due in
    quarterly installments, including interest;
    commencing April 16, 1990, remaining principal due
    January 16, 2000; unsecured. Interest rate is 11%....     230,000    268,000
                                                           ---------- ----------
                                                            1,347,000  1,273,000
   Less Current Installments Due.........................   1,159,000  1,043,000
                                                           ---------- ----------
                                                           $  188,000 $  230,000
                                                           ========== ==========

                      FAR WEST ELECTRIC ENERGY FUND, L.P.
                        A DELAWARE LIMITED PARTNERSHIP

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
NOTE 7--PURCHASE AND OPERATING AGREEMENTS

  Steamboat Springs Thermal Hydroelectric Power Plant (Steamboat Springs)

  Under the terms of the Steamboat Springs purchase agreement (the Agreement), the Partnership is required to pay royalties to non-affiliated parties aggregating 14.05 percent of annual gross revenues for the life of the project plus an annual lump sum of $50,000 for the first ten years. As of December 31, 1995 all royalty obligations were current. For the years ended December 31, 1995, 1994, and 1993, royalty expense related to these commitments is as follows:

                                                        1995     1994     1993
                                                      -------- -------- --------
   Sierra Pacific Power Company (10%)................ $253,000 $257,000 $263,000
   Benson Schwarzhoff & Helzel (3.888%)..............   98,000   99,000  102,000
   Geothermal Development Associates ($50,000).......   50,000   50,000   50,000
   G. Martin Booth (.081%)...........................    2,000    2,000    2,000
   Richard W. Harris (.081%).........................    2,000    2,000    2,000
                                                      -------- -------- --------
    Total............................................ $405,000 $410,000 $419,000
                                                      ======== ======== ========

  As part of the Agreement, the original developer of Steamboat Springs (the Developer) guaranteed annual net operating revenues, as defined (Net Operating Revenues) of $2,000,000 for a period of ten years following the date of commissioning, March 31, 1987 (the Guarantee). In 1993, the debt and related performance guarantee with the original developer was extinguished. Pursuant to the Guarantee and included in other revenues in the statements of income for the years ended December 31, 1993, and 1992 are $424,000, and $387,000, respectively. Pursuant to the contract and in accordance with FIN-39, amounts due to the Partnership under the Guarantee are offset annually against a note payable to the Developer, and the Bonneville corporation which subsequently sold the project to the Partnership. The note payable to the developer and Bonneville have been fully offset as of December 31, 1993. The following Table summarizes these transactions:

                                                                        1993
                                                                     ----------
       Guaranteed Net Operating Revenues............................ $2,000,000
       Net Operating Revenues.......................................  1,288,000
                                                                     ----------
       Offset Available.............................................    712,000
       Gross Debt Subject to Offset.................................    424,000
                                                                     ----------
       Debt to be Offset in Future.................................. $       --
                                                                     ==========

  The Partnership is also required to pay the Developer annual royalties equal to 50 percent of the first $100,000 over the guaranteed Net Operating Revenues and 75 percent of amounts in excess of the $100,000 each year for the first ten years following the date of commissioning. For years 11 through 20 after commissioning, the royalty equals 30 percent of Net Operating Revenues; principal debt service payments incurred to finance construction or operations are not deducted in determining the revised net operating revenues (Revised Net Operating Revenues). For years 21 inclusive and thereafter, the royalty is equal to 50 percent of Revised Net Operating Revenues. As revenues have not exceeded the guaranteed net operating revenues, no royalties have been earned and no royalties have been paid pursuant with this commitment.

NOTE 8--RELATED PARTY TRANSACTIONS

  Under the terms of the Partnership agreement, the general partner (Far West Capital, Inc.) is allowed various fees and reimbursements of expenses incurred to manage the Partnership. For each of the years in the three-year

                      FAR WEST ELECTRIC ENERGY FUND, L.P.
                        A DELAWARE LIMITED PARTNERSHIP

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED) period ended December 31, 1995, the Partnership expensed the following amounts as cost reimbursements to the general partner:

                                                       1995     1994     1993
                                                      ------- -------- --------
   General and Administrative Expenses............... $98,000 $123,000 $223,000

  In addition, during the year ended December 31, 1993, the Partnership paid $3,300 to a Utah partnership for private air transportation, in the ordinary course of business, in lieu of commercial airfare. The general partners are partners of the Utah Partnership.

  As a term of the amended and restated Partnership agreement, the General Partner is entitled to 5 percent of the limited partnership units (Units) as compensation. Limited Partnership units for each of the three-year period ended December 31, 1995 are as follows:

                                                             1995   1994   1993
                                                            ------ ------ ------
   General Partner.........................................    530    530    530
   Limited Partners........................................  9,776  9,776  9,776
                                                            ------ ------ ------
     Total................................................. 10,306 10,306 10,306
                                                            ====== ====== ======

  During 1988, the Partnership assigned its rights to build an expansion unit to Steamboat Springs to a Nevada general partnership owned mostly by Alan O. Melchior and Thomas A. Quinn, officers and owners of the General Partner of the Partnership. As consideration for the rights, the Nevada general partnership deeded the Partnership rights and title to piping and valves installed from Steamboat Springs to the expansion unit and agreed to pay the Partnership royalties equaling 10 percent of net operating income from the expansion for the years ended December 31, 1988 through 1992, 15 percent for 1993 through 1998, 40 percent for 1999 through 2010, 45 percent thereafter, and an annual pumping charge. Included in other revenues in the statement of operations for the years ended December 31, 1995, 1994 and 1993, are $145,000, $144,000 and $135,000, respectively related to this agreement. As of December 31, 1994 and 1993, two of the general partners held a 75 percent ownership in the Nevada general partnership.

  During 1991, the Partnership assigned its 77% ownership in SB Geo, Inc. a Utah Corporation, to Alan O. Melchior and Thomas A. Quinn, two of the officers and owners of the General Partner of the Partnership. SB Geo, Inc. operates the Partnership's Steamboat Springs Thermal Hydroelectric Power Plant and a related expansion unit. At the time of the transfer, SB Geo, Inc. had no assets and operated on a cost reimbursement basis. No gain or loss was recognized as a result of the assignment.

NOTE 9--MAJOR CUSTOMER

  The Partnership has contracted with Sierra Pacific Power Company to sell electric energy from Steamboat Springs for a term of 20 years. The contract entitles the Partnership to a rate of 71.7 mills per kilowatt hour for the first 10 years and a variable amount related to the short-term cost of power to Sierra Pacific Power Company for the second 10 years. Sales to Sierra Pacific Power Company account for 100 percent of electric power sales. The Partnership is dependent upon this customer for the purchase of all electricity generated from this power plant.

                      FAR WEST ELECTRIC ENERGY FUND, L.P.
                        A DELAWARE LIMITED PARTNERSHIP

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

NOTE 10--LITIGATION

ORMAT ARBITRATION

  The arbitrators during 1993 made their award regarding the lawsuit against Ormat alleging breach of contract on the Steamboat Springs project and Ormat's counter-suit regarding the cancellation of the operating agreement. The Partnership was awarded $188,000 in damages including a portion of previously restricted cash. Ormat was awarded $255,000 for past fixed operating fees of which the majority had been held in an escrow account.

  Subsequent to the arbitrators award the Partnership and Ormat reached an additional agreement which cancels the note payable to Ormat which was previously offset by the performance guaranty.

BONNEVILLE PACIFIC CORPORATION BANKRUPTCY

  The Partnership has filed a claim in the Chapter 11 filing of Bonneville Pacific Corporation. The claim relates to fraud claims and other transactions on the Crystal Springs project.

  This claim is a general unsecured claim; it is unliquidated and contingent, meaning that the amount of the claim has yet to be fixed in the bankruptcy forum. It is estimated that the claim is no more than $100,000.00. There is no economy for the partnership in attempting to resolve the amount of the claim at this juncture, without certainty that Bonneville Pacific Corporation will succeed in confirming a plan of reorganization, since general unsecured claims cannot receive payment absent confirmation of a plan of reorganization. If and when a plan of reorganization is confirmed, it is expected that, post-confirmation, there will be a claims liquidation and resolution process, during which the claim of the partnership will be fixed by the bankruptcy court. The Chapter 11 reorganization proceeding of the Bonneville Pacific Corporation has been ongoing for some years. It is a large and complex proceeding. The success of the reorganization effort will turn in major part upon complex litigation which the trustee in the case, Roger Segal, has commenced against various parties in interest. Counsel for Mr. Segal, Vernon Hopkinson, estimates at the present time that this litigation may be concluded and a plan of reorganization proposed no earlier than year-end, 1997. As noted above, payment on account of general unsecured claims cannot occur unless and until a plan of reorganization is confirmed by the bankruptcy court. Mr. Hopkinson estimates at the present time that the size of the dividend to general unsecured creditors could be anywhere from 20 percent to payment in full, depending upon the outcome of the aforementioned litigation.

NEVADA DEPARTMENT OF TRANSPORTATION

  The Department of Transportation of the State of Nevada ("NDOT") commenced action on 12/10/93 in the Second Judicial District Court of the State of nevada in and for the County of Washoe against the Partnership and others to obtain, for highway purposes, ownership of approximately 2.79 acres of the property owned by Sierra Pacific Power Company ("SPPC") at the extreme north of the land upon which the Steamboat Springs Plant is located pursuant to the SPPC lease. The Court entered an Order for occupancy of the condemned property on 12/29/93. The NDOT deposited the sum of $273,500 on 12/29/93; which remains on deposit as of 12/31/95. The Partnership is defending the action insofar as is necessary to protect a stand-by injection well located on the lease in the proximity of the land being taken and a monitoring well in an adjacent area which is being taken. It is presently negotiating a settlement which will leave the stand-by injection well and the Partnership's rights in and use thereof intact and available. The Partnership has constructed a new monitoring well and is attempting to recover the cost thereof from the State. The Partnership has an agreement in principle with the State relative to this reimbursement, the cost of which is approximately $5,000. That sum will likely be disbursed in May or June of 1996. The Partnership is also attempting to obtain a portion of the $273,500

                      FAR WEST ELECTRIC ENERGY FUND, L.P.
                        A DELAWARE LIMITED PARTNERSHIP

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED) offered and deposited into Court by NDOT on 12/29/93 as compensation for the taking. SPPC is claiming all of such funds as the owner of the land. The Court has granted NDOT the right to possess and occupy the property while the amount of compensation to be finally awarded is being contested. WCC, the Partnership's principal creditor, has claimed that under the financing agreements with respect to the Steamboat Springs and 1-A Plants, all funds recovered from NDOT must be applied to reduce the principal balance of the loans outstanding. The funds will not likely be disbursed until the fourth quarter of 1996 or the first quarter of 1997, unless the Partnership, SPPC, and WCC reach some settlement before that time.

NOTE 11--NOTE DEFAULTS

  Due to insufficient funds being in restricted cash, the Partnership received a notice of default as of 10/23/92 on a note to Westinghouse Credit Corp. The balance as of December 31, 1995 and 1994 was $4,563,000 and $5,340,000,
respectively. Under the terms of the note all principal and interest is immediately due and payable. The note is secured by the Steamboat Springs project and related revenues and other assets.

  The Partnership was in default on a note payable to a bank as of 9/30/94. The balance as of December 31, 1994 and 1993 was $1,800,000. Due to the sale of the Crystal Springs Project subsequent to December 31, 1994, this note has been reduced to $537,000 (see Note 13) and is no longer in default.

NOTE 12--LIQUIDITY

  As shown in the accompanying financial statements for the year ended December 31, 1995, current liabilities exceeded current assets by $6,595,000. Of this amount $4,563,000 relates to the note defaults described in Note 11.

NOTE 13--SALE OF CRYSTAL SPRINGS PROJECT

  The Partnership signed an agreement dated February 28, 1995 to sell the Crystal Springs project. The sale included all the assets and liabilities associated with the Crystal Springs Project except the note payable to First Security Bank which has been modified as follows:

  Upon receipt of First Security (Lender) of a principal payment on the loan in the amount of $1,100,000, the note was modified to provide that the remaining principal balance owed shall be $537,000 and interest and costs on the loan shall be deemed current.

  If the note is paid in full within two years after the payment of $1,100,000, the Lender will discount the principal amount owing by $100,000 (requiring a principal payment of only $437,000), and if paid within three years, the Lender will discount the amount of the principal due by $50,000 (requiring a principal payment of only $487,000). There will be no discount if paid after the third anniversary.

  The modification has resulted in a gain on early extinguishment of debt of $358,000.

  The net loss on sale of the Crystal Springs Project of $170,000 has been reported on the Statement of Income for the year ended December 31, 1995 as Other Income.

  At February 28, 1995, no amount was due on the $50,000 line of credit acquired in 1992 for use in repair of certain items of equipment for the Crystal springs Plant for start up operations in 1993.

                      FAR WEST ELECTRIC ENERGY FUND, L.P.
                        A DELAWARE LIMITED PARTNERSHIP

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

  The following pro forma statement of operations give effect to the above events as if they had occurred on January 1, 1995:

PRO FORMA STATEMENT OF OPERATIONS

                                                       PRO FORMA
                                       AS REPORTED IN ADJUSTMENTS    PRO FORMA
                                        ACCOMPANYING      FOR        STATEMENT
                                         FINANCIAL    SUBSEQUENT         OF
                                         STATEMENTS     EVENTS       OPERATIONS
                                       -------------- -----------    ----------
REVENUES
 Electric Power Sales.................   $2,529,000     $    --      $2,529,000
 Other Revenues.......................      145,000          --         145,000
                                         ----------     -------      ----------
  Total Revenues......................    2,674,000          --       2,674,000
                                         ----------     -------      ----------
EXPENSES
 Interest, Net........................      671,000     (16,000) (A)    655,000
 Depreciation.........................      613,000          --         613,000
 Royalty..............................      405,000          --         405,000
 Professional Services................       54,000      (4,000) (A)     50,000
 Administrative Services--General
  Partner.............................       98,000     (38,000) (A)     60,000
 Amortization.........................       18,000          --          18,000
 Insurance............................       47,000          --          47,000
 Maintenance..........................      583,000      (5,000) (A)    578,000
 Taxes................................       31,000          --          31,000
 Other................................       59,000      (1,000) (A)     58,000
                                         ----------     -------      ----------
  Total Expenses......................    2,579,000     (64,000)      2,515,000
                                         ----------     -------      ----------
  Net Income (Loss)...................   $   95,000     $64,000      $  159,000
                                         ----------     -------      ----------
  Net Income (Loss) Per Limited Part-
   nership Unit.......................   $     9.22     $  6.21      $    15.43
                                         ==========     =======      ==========

A--Operating expenses attributable to Crystal Springs Project.

B--Accrued interest and expenses from January 1, 1995 through date of sale of Crystal Springs Project.

NONRECURRING TRANSACTIONS

  The same of the Crystal Springs Project has resulted in a loss of $170,000 and a gain on early extinguishment of debt of $358,000. These amounts are reported in the statement of Income for December 31, 1995.

NOTE 14--SUBSEQUENT EVENTS

STEAMBOAT SPRINGS PROJECT

  The Fund has received a cash offer to sell substantially all of the assets of the Fund to U.S. Envirosystems, Inc. for $1,250,000. The sale would result in the termination of the Fund and distribution of the proceeds to limited partners of approximately $33 per limited partnership unit.

                         INDEPENDENT AUDITOR'S REPORT

Partners
 1-A Enterprises
 Salt Lake City, Utah

  We have audited the balance sheet of 1-A Enterprises as of December 31, 1995 and 1994, and the related statements of income, partners' capital and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 1-A Enterprises as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          Respectfully submitted,

                                          /s/   ROBISON, HILL & CO.
                                         ----------------------------------
                                           Certified Public Accountants

Salt Lake City, Utah
March 5, 1996

                                1-A ENTERPRISES
                          A NEVADA GENERAL PARTNERSHIP

                                 BALANCE SHEETS

                                              DECEMBER 31,
                                          ----------------------
                                                                  SEPTEMBER 30,
                                             1995        1994         1996
                                          ----------  ----------  -------------
                                                                   (UNAUDITED)
ASSETS
Utility Plant:
 Plant................................... $2,431,222  $2,431,222   $2,431,222
 Development Costs.......................    450,000     450,000      450,000
 Accumulated Depreciation................   (676,289)   (580,248)    (748,320)
                                          ----------  ----------   ----------
   Net Utility Plant.....................  2,204,933   2,300,974    2,132,902
Restricted Assets:
 Cash....................................     80,626      76,157       82,367
 Certificate of Deposit..................     73,189      70,000       77,644
                                          ----------  ----------   ----------
   Total Restricted Assets...............    153,815     146,157      160,011
Other Assets:............................     32,145      40,181       26,118
Current Assets:
 Cash and Cash Equivalents...............     80,428      98,642       83,063
 Receivables--Trade......................     98,539      98,600      145,215
 Receivables--Other......................      7,139       6,358        4,714
 Receivable--Related Party...............    229,810     267,705      198,498
 Prepaid Expenses........................      1,679       1,348        4,164
                                          ----------  ----------   ----------
   Total Current Assets..................    417,595     472,653      435,654
                                          ----------  ----------   ----------
   Total Assets.......................... $2,808,488  $2,959,965   $2,754,685
                                          ==========  ==========   ==========
PARTNERS' CAPITAL AND LIABILITIES
Partners' Capital........................ $ (293,083) $ (464,613)  $  127,407
Current Liabilities:
 Note Payable--See Note 4................  1,670,995   1,960,732    1,431,593
 Note Payable--Related Party.............    728,970     728,970      503,970
 Payable--Related Party..................    358,574     435,193      319,932
 Accrued Liabilities:
  Operations.............................      3,120       5,767        4,820
  Royalties..............................    302,315     249,799      335,453
  Interest...............................     37,597      44,117       31,510
                                          ----------  ----------   ----------
   Total Current Liabilities.............  3,101,571   3,424,578    2,627,278
                                          ----------  ----------   ----------
   Total Partners' Capital and Liabili-
    ties................................. $2,808,488  $2,959,965   $2,754,685
                                          ==========  ==========   ==========

   The accompanying notes are an integral part of these financial statements.

                                1-A ENTERPRISES
                          A NEVADA GENERAL PARTNERSHIP

                              STATEMENTS OF INCOME

                                        YEARS ENDED           NINE MONTHS,
                                       DECEMBER 31,       ENDED SEPTEMBER  30,
                                     ------------------  -----------------------
                                       1995      1994       1996        1995
                                     --------  --------  ----------- -----------
                                                         (UNAUDITED) (UNAUDITED)
REVENUES:
 Electric Power Revenues............ $875,356  $798,722   $711,178    $688,890
                                     --------  --------   --------    --------
EXPENSES:
 Operations.........................  536,756   545,336    409,075     454,914
 General and Administrative:
  Professional Services.............       --     1,481      3,057       8,232
  Related party.....................   14,500    14,500         --          --
                                     --------  --------   --------    --------
   Total Expenses...................  551,256   561,317    412,132     463,146
                                     --------  --------   --------    --------
   Income From Operations...........  324,100   237,405    299,046     225,744
                                     --------  --------   --------    --------
OTHER INCOME (EXPENSE):
 Interest Income....................   41,037    38,315     24,874      25,226
 Interest Expense................... (202,477) (233,513)  (128,606)   (115,755)
                                     --------  --------   --------    --------
  Net other Expense................. (161,440) (195,198)  (103,732)    (90,529)
                                     --------  --------   --------    --------
  Net Income........................ $162,660  $ 42,207   $195,314    $135,215
                                     ========  ========   ========    ========



   The accompanying notes are an integral part of these financial statements.

                                1-A ENTERPRISES
                          A NEVADA GENERAL PARTNERSHIP

                         STATEMENT OF PARTNERS' CAPITAL
                FOR THE YEARS ENDED DECEMBER 31, 1995, AND 1994
            AND THE NINE MONTHS ENDED SEPTEMBER 30, 1996 (UNAUDITED)

Balances at December 31, 1993....................................... $(510,835)
Contributions.......................................................     4,015
Net Income..........................................................    42,207
                                                                     ---------
Balances at December 31, 1994.......................................  (464,613)
Contributions.......................................................     8,870
Net Income..........................................................   162,660
                                                                     ---------
Balances at December 31, 1995.......................................  (293,083)
Contributions (Unaudited)...........................................   225,176
Net Income (Unaudited)..............................................   195,314
                                                                     ---------
Balances at September 30, 1996 (Unaudited).......................... $ 127,407
                                                                     =========



   The accompanying notes are an integral part of these financial statements.

                                1-A ENTERPRISES
                          A NEVADA GENERAL PARTNERSHIP

                            STATEMENTS OF CASH FLOWS
                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                                        YEARS ENDED            NINE MONTHS
                                       DECEMBER 31,        ENDED SEPTEMBER 30,
                                     ------------------  -----------------------
                                       1995      1994       1996        1995
                                     --------  --------  ----------- -----------
                                                         (UNAUDITED) (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVI-
 TIES:
Net Income (Loss)..................  $162,660  $ 42,207   $195,314    $135,215
                                     --------  --------   --------    --------
Adjustments to Net Income (Loss):
 Depreciation and Amortization.....   104,078   104,078     78,058      78,058
 (Increase) Decrease in Receiv-
  ables............................      (721)  (18,339)   (44,254)    (34,567)
 (Increase) Decrease in Prepaid In-
  surance..........................      (331)     (678)    (2,484)     (2,850)
 Accrued Interest Income Restricted
  Assets...........................    (7,658)   (2,859)    (6,196)     (6,528)
 Increase (Decrease) in Accrued Li-
  abilities........................    43,349    48,764     28,752     (32,968)
 Increase (Decrease) in Amount Due
  to Related Party.................   (76,619)  147,519   (263,641)     26,376
                                     --------  --------   --------    --------
  Total Adjustments................    62,098   278,486   (209,765)     27,521
                                     --------  --------   --------    --------
 Net Cash Provided by Operating Ac-
  tivities.........................   224,758   320,693    (14,451)    162,736
                                     --------  --------   --------    --------
CASH FLOWS FROM INVESTING ACTIVI-
 TIES:
 Principle Payments From Note Re-
  ceivable Related Party...........    37,895    33,916     31,312      28,024
 Investment in Certificate of De-
  posit--Restricted................        --   (70,000)       --          --
                                     --------  --------   --------    --------
 Net Cash Provided by (Used) in In-
  vesting Activities...............    37,895   (36,084)    31,312      28,024
                                     --------  --------   --------    --------
CASH FLOWS FROM FINANCING ACTIVI-
 TIES:
Principal payments on Long-term
 Debt..............................  (289,737) (259,310)  (239,402)   (214,262)
Proceeds from Partner Contribu-
 tions.............................     8,870     4,015    225,176       7,941
                                     --------  --------   --------    --------
Net Cash Provided by (Used) in Fi-
 nancing Activities................  (280,867) (255,295)   (14,226)   (206,321)
                                     --------  --------   --------    --------
Increase (Decrease) in Cash and
 Cash Equivalents..................   (18,214)   29,314      2,635     (15,561)
Cash and Cash Equivalents at Begin-
 ning of Year......................    98,642    69,328     80,428      98,642
                                     --------  --------   --------    --------
Cash and Cash Equivalents at End of
 Year..............................  $ 80,428  $ 98,642   $ 83,063    $ 83,081
                                     ========  ========   ========    ========
SUPPLEMENTAL DISCLOSURE OF CASH
 FLOW INFORMATION:
Cash Paid During the Year for In-
 terest............................  $208,997  $239,346   $ 97,096    $115,755
                                     ========  ========   ========    ========

        The accompanying notes are an integral part of these statements.

                                1-A ENTERPRISES
                         A NEVADA GENERAL PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 1995 AND 1994

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  The following significant accounting policies are followed by 1-A Enterprises in preparing and presenting the financial statements, and are to assist the users in understanding the financial statements.

ORGANIZATION

  1-A Enterprises, a Nevada General partnership (the Partnership) was organized in 1988 to acquire and operate electric generating plants.

UTILITY PLANT AND DEVELOPMENT COSTS

  Utility plant and Development costs are carried at cost. Fixed assets are depreciated over their estimated useful life (thirty years).

CASH EQUIVALENTS

  For purposes of the statement of cash flows, the Partnership's policy is that all investments with maturities of three months or less are considered cash equivalents.

INCOME TAXES

  No provision for income taxes has been made since the Partnership files partnership return under provisions for federal and state tax laws. The assets of the Partnership for tax purposes are lower than the financial statements for 1995 and 1994 by $2,204,933 and $2,300,974 respectively.

UNAUDITED INTERIM PERIODS

  The financial information presented as of September 30, 1996 and for the nine-month periods ended September 30, 1996 and 1995 is unaudited, but in the opinion of Management contains all adjustments (consisting only of normal recurring adjustments) necessary for a fair representation of such financial information. Results of operations for interim periods are not necessarily indicative of those to be achieved for full fiscal years.

NOTE 2--RECEIVABLE RELATED PARTY

  The Partnership had a note receivable from a related party for the year ended December 31, 1995 and 1994 as follows:

                                                                1995     1994
                                                              -------- --------
   Note Receivable From Far West Electric Energy Fund, L.P.,
    a Delaware Limited partnership, due in quarterly
    installments, including interest; commencing April 16,
    1990, remaining principle due January 16, 2000;
    unsecured. Interest rate is 11%.........................  $229,810 $267,705
                                                              ======== ========

NOTE 3--OTHER ASSETS

  Other assets consist of the following at December 31, 1995 and 1994:

                                                               1995      1994
                                                             --------  --------
   Loan Origination Fees.................................... $ 80,363  $ 80,363
   Accumulated Amortization.................................  (48,218)  (40,182)
                                                             --------  --------
   Total Other Assets....................................... $ 32,145  $ 40,181
                                                             ========  ========

  The loan origination fees are being amortized on a straight-line basis over the life of the loan (ten years). Amortization was $8,036 and $8,036 for the years ended December 31, 1995 and 1994, respectively.

                                1-A ENTERPRISES
                         A NEVADA GENERAL PARTNERSHIP

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                          DECEMBER 31, 1995 AND 1994

NOTE 4--LONG-TERM DEBT

  Long-term debt as of December 31, 1995 and 1994 consists of the following:

                                                           1995       1994
                                                        ---------- ----------
   Note Payable to a corporation is payable in quar-
    terly installments, including interest, beginning
    January 20, 1990. Note is secured by the Steamboat
    1-A Project and all associated rights. Interest
    rate is 11.25%..................................... $1,670,995 $1,960,732
   Less Current Installments Due.......................  1,670,995  1,960,732
                                                        ---------- ----------
                                                        $       -- $       --
                                                        ========== ==========

  The aggregate maturities of long-term debt for each of the five years subsequent to December 31, 1995 are as follows:

       YEAR ENDING DECEMBER 31,
       ------------------------
       1996........................................................ $1,670,995
       1997........................................................         --
       1998........................................................         --
       1999........................................................         --
       2000........................................................         --
       Thereafter..................................................         --
                                                                    ----------
                                                                    $1,670,995
                                                                    ==========

NOTE 5--NOTE PAYABLE-RELATED PARTY

  The Partnership had notes payable to related parties for the years ended December 31, 1995 and 1994, as follows:

                                                                1995     1994
                                                              -------- --------
   Notes Payable to Far West Capital* payable on demand,
    unsecured.
    No interest accrued to date.............................. $728,970 $728,970
   Less Current Installments Due.............................  728,970  728,970
                                                              -------- --------
                                                              $     -- $     --
                                                              ======== ========

  *Two of the general partners of the Company are majority owners of Far West Capital, Inc.

                                1-A ENTERPRISES
                         A NEVADA GENERAL PARTNERSHIP

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                          DECEMBER 31, 1995 AND 1994

NOTE 6--PURCHASE AND OPERATING AGREEMENTS

  Under the terms of the amended purchase agreement (the Agreement), the Partnership is required to pay royalties aggregating 29.05 percent of annual gross revenues. For the years ended December 31, 1995, and 1994, royalty expense related to these commitments is as follows:

                                                                1995     1994
                                                              -------- --------
   Sierra Pacific Power Company (10%)........................ $ 87,536 $ 79,872
   Benson Schwarzhoff & Helzel (3.888%)......................   34,034   31,054
   Far West Electrical Energy Fund, L.P.(15%)................   86,904   86,654
   G. Martin Booth (.081%)...................................      709      647
   Richard W. Harris (.081%).................................      709      647
                                                              -------- --------
    Total.................................................... $209,892 $198,874
                                                              ======== ========

NOTE 7--RESTRICTED ASSETS

  The Partnership is required to maintain an escrowed bank account as security under the terms of the note payable to a corporation with the notepayable balance as of December 31, 1995 and 1994 of $1,670,995 and $1,960,732
respectively. The reserve required an initial deposit of $150,000 plus interest income to be maintained in the account. The reserve was drawn down due to insufficient operating funds to meet obligations. The balance in the reserve as of December 31, 1995 and 1994 is $80,626 and $76,157 respectively. Disbursements from the reserve account for obligations are allowed to the extent that there are insufficient funds in the Partnership's operating accounts. Funds are to be deposited into the reserve account as necessary to replenish any disbursements for obligations as provided above. The note is in default due to the reserve account being drawn down below required amounts.

  The Company is required to pay a 10% royalty to Sierra Pacific Power Company
(SPPC). Under the agreement with SPPC, 4% is paid and 6% is accrued during the first 6 years of operation. The date of initial operation was 10/29/88. During the seventh and eighth years, the amount paid increases to 6% and 8% while the amount accrued decreases to 4% and 2%, respectively. Beginning in years nine through thirty, the full 10% is paid with no accrual. The accumulation of accrued royalties pursuant to this agreement shall be paid in the eleventh year of operation plus interest accrued monthly at an annual rate of 11.9%. The Partnership is required to maintain an irrevocable letter of credit for the benefit of SPPC in the amount of $70,000. The provisions of the letter of credit provide that in the event of default by the Company, SPPC shall have the right to draw upon the letter of credit to satisfy any amounts or portions os such amounts owed to SPPC for the eleventh year payment amount and interest accrued as of the date of default. The $70,000 has been invested by the company in a certificate of deposit which had a balance of $73,189 and $70,000 as of December 31, 1995 and 1994, respectively.

NOTE 8--RELATED PARTY TRANSACTIONS

  Amounts have been accrued for various fees and reimbursements of expenses incurred by an affiliated company to manage the Partnership. For each of the years in the two-year period ended December 31, 1995, the Partnership expensed the following amounts as cost reimbursements to the affiliated company:

                                                                 1995    1994
                                                                ------- -------
   General and Administrative Expenses......................... $14,500 $14,500

                                1-A ENTERPRISES
                         A NEVADA GENERAL PARTNERSHIP

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                          DECEMBER 31, 1995 AND 1994

  During 1988, Far West Electric Energy Fund, L.P. assigned their rights to build an expansion unit to Steamboat Springs to 1-A Enterprises. As consideration for the rights, 1-A Enterprises deeded Far West Electric Energy Fund, L.P., rights and title to piping and valves installed from Steamboat Springs to the expansion unit and agreed to pay Far West Electric EnergyFund, L.P. royalties equaling 10 percent of net operating income from the expansion for the years ended December 31, 1988 through 1992, 15 percent for 1993 through 1998, 40 percent for 1999 through 2010, 45 percent thereafter, and an annual pumping charge. Included in Operations Expense in the statement of operations for the years ended December 31, 1995 and 1994, are $145,096, and $144,000, respectively related to this agreement. As of December 31, 1995 and 1994, two of the general partners of Far West Electric Energy Fund, L.P. held a 74 percent (1995) and 75 percent (1994) ownership in 1-A Enterprises.

  The Partnership has entered into an Operating and Maintenance Agreement with a related corporation to act as the operator of the project. This agreement provides for operator to perform the duties of the operator including operating and regular maintenance of the plant for a monthly fee and additional fees for variable maintenance. The Partnership paid $142,745 for the year ended December 31, 1995 and $169,120 for the year ended December 31, 1994.

NOTE 9--MAJOR CUSTOMER

  The Partnership has contracted with Sierra Pacific Power Company to sell electric energy from Steamboat Springs for a term of 20 years. The contract entitles the Partnership to a rate of 71.7 mills per kilowatt hour for the first 10 years and a variable amount related to the short-term cost of power to Sierra Pacific Power Company for the second 10 years. Sales to Sierra Pacific Power Company account for 100 percent of electric power sales. The Partnership is dependent upon this customer for the purchase of all electricity generated from this power plant.

NOTE 10--NOTE DEFAULTS

  The Partnership is in default on a note payable to a corporation as of October 1990 for reasons described in Note 4. The balance as of December 31, 1995 and 1994 is $1,670,995 and $1,960,732 respectively. Under the terms of the note all principal and interest is immediately due and payable upon request of the Lender. The note is secured by the 1-A project and related revenued and other assets.

NOTE 11--LIQUIDITY

  As shown in the accompanying financial statements for the year ended December 31, 1995, current liabilities exceeded current assets by $2,683,976. Of this amount $1,670,995 relates to the note defaults described in Note 9.

                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors
 Lehi Independent Power Associates, L.C.

  We have audited the accompanying balance sheets of Lehi Independent Power Associates, L.C. as of December 31, 1995 and 1994 and the related statements of operations, changes in members' equity and cash flows for the year ended December 31, 1995 and the period January 24, 1994 (date of inception) through December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We have conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lehi Independent Power Associates, L.C., as of December 31, 1995 and 1994, and the results of its operations and its cash flows for year ended December 31, 1995 and the period January 24, 1994 (date of inception) through December 31, 1994 in conformity with generally accepted accounting principles.

March 19, 1996                                 /s/ Traveller Winn & Mower, P.C.
Salt Lake City, Utah

                    LEHI INDEPENDENT POWER ASSOCIATES, L.C.

                                 BALANCE SHEETS

                                                    DECEMBER 31,
                                                  -----------------
                                                                      JUNE 30,
                                                    1995     1994       1996
                                                  -------- --------  -----------
                                                                     (UNAUDITED)
ASSETS
Current assets:
 Cash and cash equivalents....................... $ 41,460 $  2,113   $  7,305
 Due from member.................................       --    3,335         --
 Note receivable.................................  115,750       --    113,750
 Prepaid insurance...............................      853       --      1,117
                                                  -------- --------   --------
  Total current assets...........................  158,063    5,448    122,172
Property, plant and equipment, net...............  257,125  278,921    250,464
                                                  -------- --------   --------
  Total assets................................... $415,188 $284,369   $372,636
                                                  ======== ========   ========
LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
 Accounts payable................................ $  4,873 $    951   $ 34,329
 Accrued expenses................................    4,373       --        373
 Related party note payable......................       --    3,440         --
                                                  -------- --------   --------
  Total current liabilities......................    9,246    4,391     34,702
Members' equity:
 Member contributions............................  292,662  292,662    292,662
 Additional capital contributions................   42,104   28,149     42,105
 Retained earnings (deficit).....................   71,176  (40,833)     3,167
                                                  -------- --------   --------
  Total members' equity..........................  405,942  279,978    337,934
                                                  -------- --------   --------
Total liabilities and members' equity............ $415,188 $284,369   $372,636
                                                  ======== ========   ========




                See accompanying notes to financial statements.

                    LEHI INDEPENDENT POWER ASSOCIATES, L.C.

                            STATEMENTS OF OPERATIONS

                                      FOR THE PERIOD
                           FOR THE      JANUARY 24     FOR THE SIX MONTHS
                          YEAR ENDED     THROUGH          ENDED JUNE 30
                         DECEMBER 31,  DECEMBER 31,  -----------------------
                             1995          1994         1996        1995
                         ------------ -------------- ----------- -----------
                                                     (UNAUDITED) (UNAUDITED)
INCOME:
 Gain on sale of fixed
  asset.................   $236,194      $     --     $     --    $     --
EXPENSES:
 General and administra-
  tive..................     49,195        27,092       61,347      16,925
 Write-down of property,
  plant and equipment...     14,990        13,741        6,661       7,495
                           --------      --------     --------    --------
  Total expenses........     64,185        40,833       68,008      24,420
                           --------      --------     --------    --------
Net income (loss).......   $172,009      $(40,833)    $(68,008)   $(24,420)
                           ========      ========     ========    ========



                See accompanying notes to financial statements.

                    LEHI INDEPENDENT POWER ASSOCIATES, L.C.

                    STATEMENT OF CHANGES IN MEMBERS' EQUITY
              FOR THE YEAR ENDED DECEMBER 31, 1995 AND THE PERIOD
         JANUARY 24, 1994 (DATE OF INCEPTION) THROUGH DECEMBER 31, 1994

                                                ADDITIONAL   RETAINED   TOTAL
                                    MEMBER        CAPITAL    EARNINGS  MEMBERS'
                                 CONTRIBUTIONS CONTRIBUTIONS (DEFICIT)  EQUITY
                                 ------------- ------------- --------- --------
Balance January 24, 1995.......    $     --       $    --     $    --  $     --
Members contributions..........     292,662        28,149          --   320,811
Net loss.......................          --            --     (40,833)  (40,833)
                                   --------       -------     -------  --------
Balance December 31, 1994......     292,662        28,149     (40,833)  279,978
Members contributions--Suma,
 Corp..........................          --         3,489          --     3,489
Members contributions--Far West
 Capital, Inc..................          --         3,489          --     3,489
Members contributions--Lehi
 Envirosystems, Inc............          --         6,977          --     6,977
Members distribution--Suma
 Corp..........................          --            --     (15,000)  (15,000)
Members distribution--Far West
 Capital, Inc..................          --            --     (15,000)  (15,000)
Members distribution--Lehi
 Envirosystems, Inc............          --            --     (30,000)  (30,000)
Net income.....................          --            --     172,009   172,009
                                   --------       -------     -------  --------
Balance December 31, 1995......     292,662        42,104      71,176   405,942
                                   --------       -------
Net (Loss) (Unaudited).........                               (68,008)  (68,008)
                                                              -------  --------
Balance June 30, 1996 (Unau-
 dited)........................    $292,662       $42,104     $ 3,168  $337,934
                                   ========       =======     =======  ========


                See accompanying notes to financial statements.

                    LEHI INDEPENDENT POWER ASSOCIATES, L.C.

                           STATEMENTS OF CASH FLOWS

                            FOR THE YEAR FOR THE PERIOD   FOR THE SIX MONTHS
                               ENDED         ENDED          ENDED JUNE 30,
                            DECEMBER 31,  DECEMBER 31,  -----------------------
                                1995          1994         1996        1995
                            ------------ -------------- ----------- -----------
                                                        (UNAUDITED) (UNAUDITED)
CASH FLOWS FROM OPERATING
 ACTIVITIES:
Net income (loss).........    $172,009      $(40,833)    $(68,008)   $(24,240)
Adjustment to reconcile
 net income to net cash
 provided by operating
 activities:
Write-down of property,
 plant and equipment......      14,990        13,741        6,661       7,495
Gain on sale of equipment.    (236,194)           --           --         --
Changes in assets and lia-
 bilities.................          --            --           --         --
Prepaid insurance.........        (853)           --         (264)      1,036
Note Receivable...........          --            --        2,000          --
Accounts payable..........       3,922           951       29,456       9,943
Accrued expenses..........       4,373            --       (4,000)         --
                              --------      --------     --------    --------
Net cash (used) by operat-
 ing activities...........     (41,753)      (26,141)     (34,155)     (8,018)
Cash flows from investing
 activities:
Proceeds from sale of
 equipment................     127,250            --           --          --
Cash flows from financing
 activities:
 Net payment and proceeds
  from collection of due
  from member.............       3,335        (3,335)          --       1,245
 Net payment and proceeds
  of related party note
  payable.................      (3,440)        3,440           --      (3,440)
 Additional capital con-
  tributions..............      13,955        28,149           --      10,705
 Members' distribution....     (60,000)           --           --          --
                              --------      --------     --------    --------
Net cash provided (used)
 by financing activities..     (46,150)       28,254           --       8,510
                              --------      --------     --------    --------
Net increase in cash and
 cash equivalents.........      39,347         2,113      (34,155)        492
Cash and cash equivalents
 at beginning of period...       2,113            --       41,460       2,113
                              --------      --------     --------    --------
Cash and cash equivalents
 at end of period.........    $ 41,460      $  2,113     $  7,305    $  2,605
                              ========      ========     ========    ========

SUPPLEMENTAL CASH FLOW INFORMATION

  Interest paid by the Company during 1995 was $415.

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

  During the period ended December 31, 1994, the members of the Company contributed property and equipment with a cost of $292,662.

  During the year ended December 31, 1995, the Company sold equipment for $243,000. The Company received $127,250 in proceeds and a note receivable for $115,750.

                See accompanying notes to financial statements.

                    LEHI INDEPENDENT POWER ASSOCIATES, L.C.

                         NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 1995 AND 1994

NOTE 1--ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

  Lehi Independent Power Associates, L.C.(the Company) is a Utah based company organized on January 24, 1994. The Company's principal business is to purchase, develop, own, operate and/or sell all or a portion of a power generation facility which produces electrical energy located in Lehi, Utah. The members and their respective ownership percentages are as follows: Lehi Envirosystems, Inc., 50 %; Far West Capital, Inc., 25%; and Suma Corp., 25%. All revenues and expenses are shared in the same proportion as each members' ownership percentage.

CASH AND CASH EQUIVALENTS

  The Company considers all cash on deposit and short-term liquid investments with original maturities of three months or less to be cash equivalents.

PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment consists of land, a power generation plant and plant equipment and is recorded at cost. The plant is currently not in operation. The plant and plant equipment are depreciated on the straight-line method over useful lives of 29 and 6 years, respectively.

INCOME TAXES

  No provision for federal income tax is made since the Company is treated as a partnership for tax purposes and as such is not a taxable entity under the federal income tax provisions. The individual members are taxed on their proportionate share of members' income or loss.

NOTE 2--DUE FROM MEMBER

  At December 31, 1994, the Company had capital contributions receivable from Lehi Envirosystems, Inc., for $3,335. This represents required contributions to maintain the proportionate sharing of expenses as stipulated in the operating agreement. This amount was received in 1995.

NOTE 3--PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment is stated at cost and consisted of the following at December 31:

                                                               1995      1994
                                                             --------  --------
   Land..................................................... $ 13,000  $ 13,000
   Building.................................................  239,216   239,216
   Plant equipment..........................................   30,446    40,446
                                                             --------  --------
                                                              282,662   292,662
    Write-down of property, plant and equipment.............  (25,537)  (13,741)
                                                             --------  --------
                                                             $257,125  $278,921
                                                             ========  ========

                    LEHI INDEPENDENT POWER ASSOCIATES, L.C.

                          DECEMBER 31, 1995 AND 1994

  During the periods in which the property, plant and equipment is not in operation, management has reviewed the assets to determine their realization. Based on this review, management has written-down the property, plant and equipment for the year and period ended December 31, 1995 and 1994, $14,990 and $13,741, respectively.

NOTE 4--RELATED PARTY TRANSACTIONS

  The Company receives accounting services from a related company's accounting department. The services provided are billed at $40 an hour and average approximately $160 a month.

  The related party note payable is due on demand and carries no interest rate.

NOTE 5--COMMITMENTS AND CONTINGENCIES

  The Company is in communication with the Utah State Department of Water Quality with respect to traces of petroleum products found in a ground water discharge ditch which exits the plant property. Based on those communications, the State is reviewing what, if any, additional action may be required. Also, the United States Environmental Protection Agency (EPA) has reviewed the data on the discharge and has concluded that no violation of EPA Rules and Laws have occurred. In Management's opinion, the potential impact to the financial statements would not exceed $45,000.

NOTE 6--GOING CONCERN

  The Company's primary asset consists of a power generation facility that is currently idle. Consistent with its preference to operate the facility, the Company has thus far declined to accept several offers to liquidate the facility for amounts significantly in excess of the facility's recorded net book value. The Company continues to pursue a financially feasible power purchase contract which when executed would result in the commencement of operations.

  The members of the Company have committed to continue to fund necessary costs associated with holding and maintaining the power plant through December 31, 1996 in the event that the power plant does not begin operations or is otherwise unable to generate revenues sufficient to fund operating and holding costs.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners of Plymouth Cogeneration Limited Partnership

  In our opinion, the accompanying balance sheets and the related statements of operations, changes in partners' capital and cash flows present fairly, in all material respects, the financial position of Plymouth Cogeneration Limited Partnership at December 31, 1995 and 1994, and the results of their operations and their cash flows for the year ended December 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ Price Waterhouse LLP

February 27, 1996
Hartford, Connecticut

                   PLYMOUTH COGENERATION LIMITED PARTNERSHIP

                                 BALANCE SHEETS

                                                  DECEMBER 31,
                                              ---------------------
                                                                     JUNE 30,
                                                 1995       1994       1996
                                              ---------- ---------- -----------
                                                                    (UNAUDITED)
ASSETS
Current assets:
 Cash and cash equivalents................... $   15,944 $    8,233 $   65,481
 Accounts receivable.........................     90,865     76,881     89,394
 Prepaid expenses............................     18,087     14,198         47
 Restricted cash.............................     33,773    619,820     33,707
                                              ---------- ---------- ----------
  Total current assets.......................    158,669    719,132    188,629
                                              ---------- ---------- ----------
Plant, at cost...............................  5,888,172  5,882,464  5,893,333
Less: accumulated depreciation...............    295,411         --    443,289
                                              ---------- ---------- ----------
                                               5,592,761  5,882,464  5,450,044
                                              ---------- ---------- ----------
Debt service reserve.........................    497,085    500,020    496,717
Deferred financing costs, less accumulated
 amortization of
 $8,141 in 1995..............................    154,683    162,824    150,613
Rent receivable..............................    176,184         --    228,468
                                              ---------- ---------- ----------
  Total assets............................... $6,579,382 $7,264,440 $6,514,471
                                              ========== ========== ==========
LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
 Note payable--general contractor (Note 2)... $       -- $  586,000 $       --
 Accounts payable and accrued expenses.......    262,013    286,917    257,600
 Deferred revenue............................     81,127     74,806     81,127
                                              ---------- ---------- ----------
  Total current liabilities..................    343,140    947,723    338,727
                                              ---------- ---------- ----------
Long-term debt, net of discount (Note 3).....  4,987,181  4,980,717  4,990,413
                                              ---------- ---------- ----------
Partners capital:
 General partners............................    180,599    193,639    171,039
 Limited partners............................  1,068,462  1,142,361  1,014,292
                                              ---------- ---------- ----------
  Total partners' capital....................  1,249,061  1,336,000  1,185,331
                                              ---------- ---------- ----------
  Total liabilities and partners' capital.... $6,579,382 $7,264,440 $6,514,471
                                              ========== ========== ==========

   The accompanying notes are an integral part of these financial statements.

                   PLYMOUTH COGENERATION LIMITED PARTNERSHIP

                            STATEMENT OF OPERATIONS

                                                          FOR THE SIX MONTHS
                                           FOR THE YEAR          ENDED
                                              ENDED            JUNE 30,
                                           DECEMBER 31, -----------------------
                                               1995        1996        1995
                                           ------------ ----------- -----------
                                                        (UNAUDITED) (UNAUDITED)
REVENUES
Facility lease............................  $  598,968   $ 299,484   $ 299,484
Management services.......................     551,461     278,642     270,979
                                            ----------   ---------   ---------
  Total revenues..........................   1,150,429     578,126     570,463
                                            ----------   ---------   ---------
OPERATING EXPENSES
Operating and maintenance.................     426,948     222,310     212,298
Depreciation and amortization.............     303,552     151,948     152,575
General and administrative................     149,830      85,111      75,045
                                            ----------   ---------   ---------
  Total operating expenses................     880,330     459,369     439,918
                                            ----------   ---------   ---------
  Income before interest income and ex-
   pense..................................     270,099     118,757     130,545
                                            ----------   ---------   ---------
INTEREST INCOME AND EXPENSE
Interest expense..........................    (403,736)   (201,919)   (201,110)
Interest income...........................      46,698      19,432      26,893
                                            ----------   ---------   ---------
                                             (357,038)    (182,487)   (174,217)
                                            ----------   ---------   ---------
  Net loss................................  $  (86,939)  $ (63,730)  $ (43,672)
                                            ==========   =========   =========



   The accompanying notes are an integral part of these financial statements.

                   PLYMOUTH COGENERATION LIMITED PARTNERSHIP

                   STATEMENT OF CHANGES IN PARTNERS' CAPITAL

                         PARTNERS' CAPITAL           PARTNERS' CAPITAL             PARTNERS' CAPITAL
                           DECEMBER 31,                DECEMBER 31,                    JUNE 30,
                               1994        NET LOSS        1995         NET LOSS         1996
                         ----------------- --------  ----------------- ----------- -----------------
                                                                       (UNAUDITED)    (UNAUDITED)
General Partners........    $  193,639     $(13,040)    $  180,599      $ (9,560)     $  171,039
Limited Partners........     1,142,361      (73,899)     1,068,462       (54,170)      1,014,292
                            ----------     --------     ----------      --------      ----------
                            $1,336,000     $(86,939)    $1,249,061      $(63,730)     $1,185,331
                            ==========     ========     ==========      ========      ==========



   The accompanying notes are an integral part of these financial statements.

                   PLYMOUTH COGENERATION LIMITED PARTNERSHIP

                            STATEMENT OF CASH FLOWS

                                                               FOR THE
                                           FOR THE YEAR      SIX MONTHS
                                              ENDED        ENDED JUNE 30,
                                           DECEMBER 31, ----------------------
                                               1995        1996        1995
                                           ------------ ----------  ----------
                                                        (UNAUDITED) (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
 Net loss.................................   $(86,939)   $(63,730)  $ (43,672)
 Adjustments to reconcile net loss to net
  cash from operating activities:
  Depreciation and amortization...........    303,552     151,948     152,575
  Bond discount amortization..............      6,464       3,232       3,232
 Changes in assets and liabilities:
  Accounts receivable.....................    (13,984)      1,471      (6,909)
  Prepaid expenses........................     (3,889)     18,040       1,458
  Transfer from restricted cash...........         47          66          --
  Rent receivable.........................   (176,184)    (52,284)    (88,092)
  Accounts payable and accrued expenses...    (24,904)     (4,413)    (19,983)
  Deferred revenue........................      6,321          --          --
                                             --------    --------   ---------
   Net cash provided (used) by operating
    activities............................     10,484      54,330      (1,391)
                                             --------    --------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES
 Expenditures for plant...................     (5,708)     (5,161)         --
 Use of restricted cash...................    586,000          --     226,241
                                             --------    --------   ---------
 Net cash provided (used) by investing ac-
  tivities................................    580,292      (5,161)    226,241
                                             --------    --------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES
 Payment out of debt service reserve......      2,935         368          10
 Payment of note payable..................   (586,000)         --    (230,959)
                                             --------    --------   ---------
   Net cash (used) provided by financing
    activities............................   (583,065)        368    (230,949)
                                             --------    --------   ---------
   Net increase (decrease) in cash and
    cash equivalents......................      7,711      49,537      (6,099)
Cash and cash equivalents, beginning......      8,233      15,944       8,233
                                             --------    --------   ---------
Cash and cash equivalents, ending.........   $ 15,944    $ 65,481   $   2,134
                                             ========    ========   =========
SUPPLEMENTAL DISCLOSURES
 Interest paid............................   $421,305    $198,012   $ 198,013
                                             ========    ========   =========



   The accompanying notes are an integral part of these financial statements.

                   PLYMOUTH COGENERATION LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

  On June 25, 1992, IEC Plymouth, Inc. ("IEC" or "General Partner"), a Connecticut Corporation, and Central Hudson Cogeneration Incorporated, a New York Corporation ("Cencogen"), a wholly-owned subsidiary of Central Hudson Gas & Electric Corporation, a New York Corporation, formed a limited partnership under the State of New Hampshire Statutes, Plymouth Cogeneration Limited Partnership (the "Partnership"), to construct, own and operate a 1.25 MW cogeneration facility (the "Facility") and provide electricity and steam to Plymouth State College (the "Site") in Plymouth, New Hampshire. On May 11, 1993, IEC and Cencogen agreed to admit PSC Cogeneration Limited Partnership ("PSC" or "General Partner"), a Connecticut limited partnership and IEC affiliate, replacing IEC. On November 1, 1994, PSC and Cencogen agreed to admit Plymouth Envirosystems, Inc. ("Envirosystems" or "General Partner"), a Delaware corporation, a wholly-owned subsidiary of U.S. Envirosystems, Inc., a Delaware corporation. The Limited Partnership Agreement, as amended, expires November 2024.

  The Limited Partnership Agreement provides that profits, losses and distributable cash for financial reporting and income tax purposes are allocated in accordance with the ownership interests of the partners.
At December 31, 1995 and 1994, PSC's ownership consisted of a 10% managing general partner and 17.5% limited partner interest, Cencogen's ownership consisted of a 32.5% limited partner interest and Envirosystems ownership consisted of a 5% general partner and 35% limited partner interest.

  On June 1, 1993, the Partnership entered into an Agreement of Site Lease ("Site Lease") with the University System of New Hampshire (the "University System"). The Site Lease provides that the University System will lease to the Partnership a parcel of land at the Site on which to construct the Facility. The Site Lease expires upon expiration of the Management Services Agreement
(2015).

REVENUES

  On June 1, 1993, the Partnership entered into an Agreement of Facility Lease ("Facility Lease") with the University System. The Facility Lease provides that the Partnership will lease the Facility to the University System for the supply of thermal and electric energy to the Site for a defined rental stream which escalates over the life of the lease, or 20 years. Upon expiration of the Facility Lease (2015), the Partnership must convey title and all personal property at the Facility to the University System, free and clear of encumbrances. The Facility Lease includes an escape clause which provides for the University System to terminate the agreement without penalty in the event that the State of New Hampshire does not appropriate funds for the payment of the Facility Lease.

  On June 1, 1993, the Partnership entered into a Management Services Agreement ("MSA") with the University System. The MSA provides that the Partnership will operate and maintain the Facility for the benefit of the University System during the term of the MSA for a defined monthly management service fee, and a 1.1 cent per kwh operation and maintenance fee over the life of the MSA (20 years). The MSA commenced on the in-service date of the Facility and expires in the year 2015. The Facility was deemed in-service January 1, 1995.

  Under the terms of Facility Lease and MSA, the Partnership is required to provide significant services through-out the life of the agreements. As a result, the Facility Lease is being accounted for as an operating lease. Lease revenues are recognized in accordance with Financial Accounting Standards Board Technical Bulletin No. 85-3, which requires that operating lease revenues be recognized on the straight-line basis over the life of the lease. Accordingly, while annual rent receipts escalate each year, approximately 598,968 of facility

                   PLYMOUTH COGENERATION LIMITED PARTNERSHIP lease revenue will be recognized by the Partnership annually. Management service fees and operation and maintenance fees are recognized as earned over the life of the MSA.

  Since Facility Lease revenues are being recognized on a straight-line basis, the Partnership has recognized as a long-term asset, Rent receivable, at December 31, 1995, which represents the excess of revenues recognized over cash payments received.

  At December 31, 1995 and 1994, the Partnership had deferred revenues of $81,127 and $74,806 which represents management service fees and lease revenues billed in advance.

RESULTS OF OPERATIONS AND MANAGEMENT PLANS

  While the Partnership incurred a net loss in 1995, management believes that its cash flows, including scheduled escalating rent receipts under the Facility Lease, will be sufficient to meet both its future operating expenses and debt service requirements, including sinking fund installments.

PLANT

  Plant represents cost of the Facility which is being leased to the University System under the Facility Lease. The Partnership placed the Facility in-service January 1, 1995. During 1994, the University System's operating permits necessary to operate its existing boilerhouse expired, at which time the Partnership agreed to operate the Facility, while still under construction. As of December 31, 1994, lease revenues of $210,636, management service fees of $217,939, and operation and maintenance fees of $40,945 were earned during the construction period; as a result of Facility start-up prior to substantial completion and in-service date. The above revenues earned during construction and related operating and start-up expenses ($417,743) were netted against Plant ($51,777). In accordance with the facility lease, the Partnership is responsible for all maintenance and equipment repair.

DEPRECIATION

  Depreciation is provided on a straight-line basis. The useful life of the plant is estimated to be twenty years.

INCOME TAXES

  The Partnership is not subject to federal or state income taxes. Each partner is required to report on its federal and, as required, state income tax return its distributive share of the Partnership's income, gains, losses, deductions and credits for the taxable year of the Partnership ending within or with its taxable year. Accordingly, there is no provision for income taxes in the accompanying financial statements.

FAIR VALUE OF FINANCIAL INSTRUMENTS

  The carrying amounts reflected in the balance sheet for cash and cash equivalents, accounts receivable, restricted cash, debt service reserve, accounts payable and accrued expenses approximate their respective fair values because of the short maturity of these items.

  It was not practicable to estimate the fair value of the $5.11 million, 7.75% State of New Hampshire Electric Facility Revenue Bonds without the Partnership incurring excessive costs. The note is secured by a first mortgage in the Facility with a maturity date of June 1, 2014.

                   PLYMOUTH COGENERATION LIMITED PARTNERSHIP

STATEMENT OF CASH FLOWS

  For purposes of the Statement of Cash Flows, the Partnership considers highly liquid investments with an original maturity of three months or less to be cash equivalents.

  Restricted cash consists of cash held in trust for payment of semi-annual long-term interest payments of the Partnership. Debt service reserve consists of cash held in trust until maturity of the Partnership's long-term debt.

USE OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

UNAUDITED INTERIM FINANCIAL INFORMATION

  The financial information presented as of June 30, 1996 and for the six month periods ended June 30, 1996 and June 30, 1995 is unaudited, but in the opinion of management contains all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation of such financial information. Results of operation for interim periods are not necessarily indicative of those to be achieved for full fiscal years.

NOTE 2--NOTE PAYABLE--GENERAL CONTRACTOR

  During May 1994, the Partnership entered into an amendment to the Turnkey Construction Contract ("Construction Contract") with the general contractor of the Facility. The amendment provided for an additional payment in the amount of $636,000 from the Partnership to the general contractor for additional construction costs. In connection with the amendment, the Partnership executed a $636,000 promissory note for payment of these costs. The note bears interest at Citibank's prime lending rate plus 2%. Interest and principal were payable on maturity of the note in November 1994. During November 1994, the Partnership funded an escrow, the funds of which were available under the terms of the escrow agreement to settle the Partnership's obligations to the general contractor. At December 31, 1994, the balance due to the general contractor on the note and the funds escrowed for payment amounted to $586,000. Accrued interest on the note at December 31, 1994 amounted to $25,142. The escrowed funds were included in restricted cash. During 1995, the Partnership settled all obligations with the general contractor.

NOTE 3--LONG-TERM DEBT

  On June 30, 1993, the Partnership obtained $5,110,000 of financing from the Business Finance Authority of the State of New Hampshire to construct the Facility. The financing was obtained through issuance of 7.75% State of New Hampshire Electric Facility Revenue Bonds (the "Bonds"), a tax-exempt financing, which matures on June 1, 2014. The Bonds were issued at a discount of $129,283, which is being amortized over the life of the bonds using the bonds outstanding method. This Leasehold Mortgage and Trust Agreement
(the "Agreement") contains certain business covenants including, among other items, that the Partnership provides timely financial and business information.

  In connection with the financing, the Partnership paid $162,824 of financing related costs. These deferred financing costs will be amortized on the bonds outstanding method over the life of the bonds.

                   PLYMOUTH COGENERATION LIMITED PARTNERSHIP

The Bondholder has a first mortgage security interest in the Facility, pledge of the Partnership interests, and a collateral assignment of all facility operating agreements. Interest is payable semi-annually on June 1 and December
1. The Bonds are subject to redemption from sinking fund installments, without premium, plus accrued interest on June 1, 1997 and each June 1 thereafter at their principal amounts, through maturity of June 1, 2014. The Bonds are also subject to redemption at the option of the Partnership on or after: June 1, 2003 at 102%; June 1, 2004 at 101%; and June 1, 2005 at 100%. Aggregate annual sinking fund installments for the next five years and thereafter are as follows:


             1996.......................... $       --
             1997..........................     70,000
             1998..........................    100,000
             1999..........................    125,000
             2000..........................    175,000
             Thereafter....................  4,640,000
                                            ----------
                                            $5,110,000
                                            ==========

NOTE 4--RELATED PARTY TRANSACTIONS

DEVELOPMENT EXPENSES

  The managing general partner and affiliates were reimbursed for development expenses during the development and construction phases. In 1994, total reimbursements of $275,000 were incurred and capitalized to Plant during the development and construction phases.

ADMINISTRATION SERVICE FEES

  On January 13, 1994, the Partnership entered into and Administrative Services Agreement with an affiliate of PSC. The agreement provides that commencing on January 1, 1995, the Partnership will pay a fee in the amount of $40,000, annually, adjusted for CPI, for administrative services to be provided by the affiliate on behalf of the Partnership. The Partnership incurred an administrative fee of $42,000 during 1995, which is included in general and administrative expenses.

DEVELOPMENT COMMISSIONS

  Development Commissions are payable to PSC and Cencogen commencing on the in-service date of the Facility (January 1, 1995). Development commissions are fixed annual amounts, payable quarterly which escalate over the life of the agreement, or 20 years, and are subordinate to the payment of debt service and general partners fees. The Partnership incurred development commissions of $44,388 during 1995, which are included in general and administrative expenses.

GENERAL PARTNER'S FEE

  General Partner's Fee is payable to PSC commencing on the in-service date of the Facility (January 1, 1995). The general partner's fee is a fixed annual amount payable quarterly which escalates over the life of the agreement, or 20 years, and is subordinate to the payment of debt service. The Partnership incurred $14,796 during 1995, which is included in general and administrative expenses.

                   PLYMOUTH COGENERATION LIMITED PARTNERSHIP

OTHER

  The Partnership incurred the following expenses with affiliates of the General Partner for the years ended December 31, 1995 and 1994. The 1994 costs were capitalized into Plant during the development and construction phases.

                                                                  1995   1994
                                                                 ------ -------
   Employee group health insurance and office related........... $   -- $37,703
   Interest expense on advances.................................  1,108      --

  Amounts due to affiliates of the General Partner included in accounts payable and accrued expenses of the Partnership at December 31, 1995 and 1994:

                                                                     1995   1994
                                                                    ------- ----
   Interest bearing advances at prime.............................. $28,520 $--
   Accrued interest on advances....................................   1,108  --

  The Partnership has elected for its employees to participate in a 401(k) plan sponsored by an affiliate of the General Partner. The 401(k) plan calls for employee only contributions.

NOTE 5--SUBSEQUENT EVENT (UNAUDITED)

  In 1996, three of the Partnership's operating permits expired. The Partnership filed for renewal of these permits prior to their expiration but has yet to receive approval from the State of New Hampshire. Management anticipates the permits to be approved.

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 NO DEALER, SALES REPRESENTATIVE OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO
GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AU-THORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO, OR A SOLICITATION OF, ANY PER-SON IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UN-DER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CON-TAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                               ----------------

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
AVAILABLE INFORMATION.....................................................   2
PROSPECTUS SUMMARY........................................................   3
RISK FACTORS..............................................................   9
USE OF PROCEEDS...........................................................  17
PRICE RANGE OF COMMON STOCK...............................................  17
DIVIDEND POLICY ..........................................................  17
CAPITALIZATION ...........................................................  18
PRO FORMA FINANCIAL INFORMATION...........................................  19
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND PLAN OF
 OPERATION ...............................................................  25
BUSINESS .................................................................  30
MANAGEMENT ...............................................................  43
CERTAIN TRANSACTIONS .....................................................  46
PRINCIPAL AND SELLING SECURITYHOLDERS ....................................  48
DESCRIPTION OF SECURITIES ................................................  50
SHARES ELIGIBLE FOR FUTURE SALE ..........................................  54
PLAN OF DISTRIBUTION .....................................................  55
LEGAL MATTERS ............................................................  55
EXPERTS ..................................................................  56
FINANCIAL STATEMENTS...................................................... F-1

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                           U.S. ENERGY SYSTEMS, INC.

                        205,000 SHARES OF COMMON STOCK


                               ----------------

                                  PROSPECTUS

                               ----------------

                               DECEMBER 2, 1996

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